UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☒	Definitive Proxy Statement
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LINCOLN ELECTRIC HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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LINCOLN ELECTRIC HOLDINGS, INC. | 22801 ST. CLAIR AVENUE | CLEVELAND, OHIO 44117

LINCOLN ELECTRIC

Notice of Annual Meeting of Shareholders

Proposals to be Voted on

1	To elect 10 Director Nominees named in this Proxy Statement to our Board of Directors to serve until the 2027 Annual Meeting or until their successors are duly elected and qualified
2	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2026
3	To approve, on an advisory basis, the compensation of our named executive officers (NEOs)

By Order of the Board of Directors,

Shareholders of record at the close of business on February 27, 2026, the record date, are entitled to vote at the Annual Meeting.

Your vote is very important! Please vote your shares promptly. We appreciate your continued confidence in Lincoln Electric!

Steven B. Hedlund	Jennifer I. Ansberry

Chairman and Chief Executive Officer	Executive Vice President, General Counsel and Secretary

Annual Meeting Details

DATE & TIME

Friday, April 17, 2026
11:00 AM ET

PLACE

Online at www.virtualshareholder meeting.com/LECO2026

ACCESS & PARTICIPATION

Online at www.virtual shareholdermeeting.com/LECO2026. You must have your 16-digit control number which is printed on your proxy card.

Submit pre-meeting questions online by visiting www.proxyvote.com before Friday, April 10, 2026 at 5:00 pm ET.

Important

We will begin mailing this proxy statement on or about March 19, 2026.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on April 17, 2026:

This Proxy Statement and the related form of proxy, along with our 2025 Annual Report on Form 10-K, are available free of charge at www.lincolnelectric.com/proxymaterials.

Table of Contents

NOTICE OF ANNUAL MEETING

Proxy Summary

This section provides an overview of important information related to this Proxy Statement and the 2026 Annual Meeting. We encourage you to read the entire Proxy Statement for more information before voting.

Annual Meeting Details

DATE	TIME
Friday, April 17, 2026	11:00 AM ET

PLACE	RECORD DATE
Online at www.virtualshareholdermeeting.com/LECO2026	Shareholders of record at the close of business on February 27, 2026 are entitled to vote at the 2026 Annual Meeting

How to Cast Your Vote

BY PHONE	BY TABLET OR SMARTPHONE
Call 1-800-690-6903 by April 16, 2026	Scan the QR code on your proxy card or voting instruction form to vote with your mobile device by April 16, 2026

BY MAIL	BY INTERNET
Sign, date and return your proxy card or voting instruction form by April 16, 2026	Visit www.proxyvote.com until April 16, 2026 or vote online on April 17, 2026 during the Annual Meeting at: www.virtualshareholdermeeting.com/LECO2026

Voting Recommendation

Proposals		Board Recommendation	Page
1	To elect 10 Director Nominees named in this Proxy Statement to our Board of Directors to serve until the 2027 Annual Meeting or until their successors are duly elected and qualified	FOR each Director Nominee	18
2	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2026	FOR	96
3	To approve, on an advisory basis, the compensation of our named executive officers (NEOs)	FOR	98

References to our website or other publications are provided for convenience only. The information contained on our website or other publications, including our Sustainability Report, is not a part of this Proxy Statement or any of our other filings with the Securities and Exchange Commission (SEC).

LINCOLN ELECTRIC | 2026 PROXY STATEMENT       3

Proxy Summary

Business Overview

Our Mission:

BE THE ESSENTIAL LINC TO HELP CUSTOMERS BUILD BETTER

Lincoln Electric is a high-performance industrial machinery and technology leader who helps customers manufacture and maintain vital equipment and infrastructure. Our innovative solutions enable higher quality and productivity across a variety of processes including welding, cutting, brazing, machining, process automation, and field repair.

We leverage proprietary technologies and expertise in materials science, power electronics, automation, and intelligent software to help customers build better and achieve greater resilience in their operations.

Our expertise, combined with our global footprint and a broad distribution network, allows us to solve more problems for more customers across various end markets. Key end markets include general metal fabrication, energy, structural steel for non-residential construction, heavy industries (agricultural, mining, construction, rail equipment, and shipbuilding), as well as transportation (primarily automotive).

Headquartered in Cleveland, Ohio, U.S.A., we operate 71 manufacturing and automation facilities across 20 countries and serve customers in over 160 countries. In 2025, we generated $4.2 billion in sales.

Revenue Mix

4       LINCOLN ELECTRIC | 2026 PROXY STATEMENT

PROXY SUMMARY

Business Overview (Continued)

Our Anchoring Principle: The Golden Rule

WE LIVE AND LEAD BY THE GOLDEN RULE, WHICH COMES TO LIFE THROUGH OUR VALUES

The Golden Rule: Treating others how you would like to be treated. For over a century, the Golden Rule has been our anchoring principle – guiding how we work and lead. It’s the foundation of our culture and the standard that connects us across generations, roles, and borders.

Our values are the practices that bring our Golden Rule to life. They are the non-negotiables that define how we treat people, serve customers, and help communities. They nurture a place of belonging, purpose and progress where our leaders listen, inspire and foster a culture of curiosity, candor and collaboration. The impact is tangible and is part of a legacy that is building a future of success for Lincoln Electric and for all our stakeholders.

We are the LINC in providing:

•	Customers with market-leading solutions that are manufactured responsibly, in facilities that operate safely and efficiently, and are supported by our superior technical application capabilities and incorporate lifecycle principles to help them achieve their goals;
•	Employees with an incentive and results-driven culture where engagement and professional growth and development is a priority;
•	Suppliers with a shared commitment to responsible operations that are safe, compliant and efficient;
•	Communities with a responsible and engaged partner who is focused on helping industry and neighbors thrive; and
•	Shareholders with above-market returns.

LINCOLN ELECTRIC | 2026 PROXY STATEMENT       5

Proxy Summary

Business Overview (Continued)

Our RISE Strategy & 2030 Targets

We are pursuing accelerated growth, higher profit performance, cash generation, earnings, and shareholder returns in our new RISE Strategy. Our strategy is comprised of four components that will focus on:

•	Reimagining how work gets done to generate higher efficiency, safety and value creation from our work,
•	Innovating to further differentiate our value proposition and extend our leadership position,
•	Serving customers better and exceeding expectations and industry standards to grow faster, and
•	Elevating the impact of our employees and cross functional teams worldwide through development and engagement.

I

We will be reimagining how we work through enterprise initiatives that focus on evolving the business from a regionally managed structure to a center-led enterprise. This will allow us to capitalize on our scale and improve operational efficiency as we harmonize work with standard tools, data management, and processes. New investments will accelerate digitization and automation to support engagement, innovation, productivity, safety and environmental performance in our operations. In addition, our new “Spotlight” process will leverage the benefits of standardization to improve supply, effectiveness and customer service levels to exceed customer expectations. These initiatives will reinforce our unique value proposition as the essential ‘Linc’ to help customers build better.

Our strategy will continue to prioritize innovation (internal and via acquisitions), enhanced human resource programming to ensure we attract and retain industry’s best talent and nurture an engaged workforce. We will achieve this while pursuing a disciplined financial approach with top quartile returns on invested capital and working capital management to increase cash flow generation, while maintaining a balanced capital allocation approach.

As customers pivot to growth, we are well-positioned to capture both secular and cyclical tailwinds through the strategy period. Our enterprise initiatives, diversified portfolio of solutions, an accelerated innovation engine, leadership position in automation, and diverse end market mix supports the following 2030 target framework.

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PROXY SUMMARY

Business Overview (Continued)

2030 Financial and Non-Financial Goals

Our financial targets are integrated into the Company’s key short-term and long-term compensation metrics and are incorporated into the individual annual compensation goals of the Chief Executive Officer (CEO) and executive leadership team and are further cascaded through the organization.

2030 Key Financial Metrics	2030 Goal (2025 Baseline)	Short-Term Compensation Metrics[1]	Long-Term Compensation Metrics[1]
Sales Compound Annual Growth Rate (CAGR) (Volume, Price & Acquisitions)	High single-digit to Low double-digit percent
Average Adjusted Operating Income Margin	19% (+/- 150 bps) At a high-20% incremental margin	(Representative of Earnings before interest, taxes and bonus (EBITB))
Adjusted Earnings per share CAGR	Mid-teens %		(Three-Year Cumulative Growth of Adjusted Net Income for Compensation Purposes- utilized in the 2023-2025 and 2024-2026 plan designs)
Average Operating Working Capital Ratio	16% to 17% (Top decile performance vs. proxy peers)
Average Adjusted Return on Invested Capital	18% to 20% (Top quartile performance vs. proxy peers)
Non-financial Metrics (components weighted equally)	Safety, Growth, Productivity, Teamwork and Talent-related annual metrics

1	Performance measures used in the design of the executive compensation program are defined in Appendix A. See the CD&A for more information regarding our executive compensation program.

Our 2030 metrics include sustainability initiatives that are integrated within our compensation structure and are represented within our Non-financial metrics to ensure alignment across the business. Our Non-financial metrics focus on initiatives to improve safety performance, drive growth in targeted areas of the business, increase productivity, which includes environmental performance, and enhance employee engagement and career development outcomes.

2030 Sustainability Goals

We have established 2030 sustainability metrics and goals to amplify achievements and learnings from our prior strategy cycle and position the Company’s performance in aggregate within the top-quartile of our proxy peers. Certain metrics, such as safety and water conservation, were refined to enhance the positive impact we make for our employees and communities. Our goals to further reduce our greenhouse gas emissions and source 20% of our energy from renewable energy sources reflect long-term investments and operational enhancements to reduce our carbon footprint. In addition, we are targeting the completion of lifecycle analyses (LCAs) for ten large product families by 2030. LCAs will not only differentiate our value proposition, but also help customers evaluate our product’s environmental and operational impact, support their sustainability goals and ensure regulatory compliance. We believe our targets are appropriately challenging and align with our RISE Strategy investment roadmap.

LINCOLN ELECTRIC | 2026 PROXY STATEMENT       7

Proxy Summary

Business Overview (Continued)

Goals reflect targeted 2030 performance versus our 2024 baseline:

1	Water Intensity of sites located in areas of high or very high levels of water scarcity per WRI Aqueduct Tool. Measured as water used per dollars of product manufactured.

2025 Performance & Financial Highlights

The business continued to set new records in 2025 as we successfully navigated dynamic operating conditions and soft demand in many of our end markets and geographies from lower industrial activity and capital spending. Net sales increased approximately 6% to a record $4.2 billion primarily from a 2.5% increase in organic sales and 2.7% sales growth from acquisitions. Despite an approximate 4% decline in volumes, we maintained a record adjusted operating income margin of 17.6% (17% reported operating income margin) with an adjusted 17% incremental margin. Diligent cost management, combined with focused execution of our long-term strategic initiatives and permanent savings actions, offset inflation and lower operating leverage. These actions resulted in record adjusted earnings per share performance of $9.87 (reported $9.32), a near-record $661 million in cash flow from operations and a 97% cash conversion ratio of adjusted net income.

In 2025, we integrated the use of five Non-financial metrics to further align our organization on short-term priorities that support our long-term strategic goals. In 2025, our Non-financial metrics included improved safety performance, growth in standard equipment sales, a net cost reduction in purchasing spend, higher employee engagement, and an increase in talent mobility among our top 100 high potential leaders. While we advanced across all categories in 2025, we successfully achieved our talent mobility target and will continue to drive improvements in these priority areas through 2026 and beyond.

During the year, our capital allocation strategy remained reasonably balanced with over $500 million returned to shareholders and $350 million invested in long-term, strategic growth initiatives across capital expenditures, R&D and acquisitions. This yielded top-quartile adjusted return on invested capital at 21.3% and a 30% total shareholder return.

Ultimately, 2025 demonstrated the resilience and focus of our team, the agility of our operations, and our commitment to serving customers with innovative solutions that drive productivity, quality and safety in their operations. This success demonstrates the effectiveness of our strategic initiatives and our strong aligned global team who can achieve improved long-term competitive positioning, compound earnings, and generate superior shareholder returns through the cycle.

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PROXY SUMMARY

Business Overview (Continued)

NET SALES

$4.2B
(Record)

Reported: +6% vs. 2024

Organic Sales: +2.5% vs. 2024

OPERATING INCOME MARGIN

Reported: 17.0%
+110 bps vs. 2024

Adjusted: 17.6%
Steady vs. 2024
(Record)

DILUTED EPS

Reported: $9.32
+14% vs. 2024

Adjusted: $9.87
+6% vs. 2024
(Record)

CASH FLOW FROM OPERATIONS

$661M

+10% vs. 2024

AVERAGE OPERATING WORKING CAPITAL TO NET SALES RATIO

17.9 %
-100 bps vs. 2024

RETURN ON INVESTED CAPITAL

Reported: 20.2%

Adjusted: 21.3%

30th CONSECUTIVE DIVIDEND INCREASE

> +5.3%

RETURNED TO SHAREHOLDERS

$507M
($168M dividends + $338M share repurchases)

TOTAL SHAREHOLDER RETURN

+30%
1-Year

+73%
3-Year

+122%
5-Year

See Appendix A for definitions and/or reconciliation of these metrics to results reported in accordance with GAAP. Performance measures used in the design of the executive compensation program are presented within the Compensation Discussion and Analysis section.

Strong Achievement of our Higher Standard 2025 Strategy Targets

2025 marked the completion of our Higher Standard 2025 Strategy (2020-2025) with substantially all financial targets achieved and strong progress made across our safety and environmental goals. This reflects strong execution of our initiatives, targeted investments, and the organization’s agility in managing dynamic operating conditions that included a pandemic, supply chain challenges, inflation, and trade policy uncertainty over the strategy period. Our Higher Standard Strategy achievements position the Company to outperform in the next growth cycle and achieve our 2030 targets and superior value creation.

Key Financial Metrics	2025 Goal (vs. 2020 Baseline)	2020 to 2025 Achievement
Sales CAGR (Volume, Price & Acquisitions)	High single-digit to Low double-digit percent	11%
Average Adjusted Operating Income Margin	16% (+/- 150 bps)	16%
Adjusted Earnings per share CAGR	High-teens to Low-20%	19%
Average Operating Working Capital Ratio	15% in 2025	17.9% in 2025
Average Adjusted Return on Invested Capital	18% to 20% (Top quartile performance vs. proxy peers)	21.9%

LINCOLN ELECTRIC | 2026 PROXY STATEMENT       9

Proxy Summary

Business Overview (Continued)

Key Safety & Environmental Sustainability Metrics	2025 Goal (vs. 2018 Baseline)	2025 Performance (vs. 2018 Baseline)
Safety (TRCR)	52% Reduction	43% Reduction
Greenhouse Gas Emissions (Absolute)	10% Reduction	19% Reduction
Energy Intensity (Gigajoules used/Hours worked)	16% Reduction	4% Reduction
Recycling (All Waste)	80% Rate	79% Rate (560bps improvement)
Water Use (Absolute)	14% Reduction	39% Reduction

In 2025, our ethical, environmental, social and governance practices were recognized as best-in-class across several media rankings, reinforcing the positive impact our initiatives are making in our industry and communities.

RECOGNIZED FOR OUR LEADERSHIP

NEWSWEEK

World’s Most Trustworthy Companies 2025

America’s Most Responsible Companies 2025

America’s Greatest Companies 2025

America’s Greatest Workplaces for Manufacturing 2025

America’s Greatest Workplaces for Culture, Belonging
& Community 2025

America’s Greenest Companies 2025

ETHISPHERE®

One of the World’s Most Ethical Companies (7x Honoree)

............................................................................................................

USA TODAY®

America’s Climate Leaders 2025

...........................................................................................................

TIME

America’s Best Mid-Size Company 2025

...........................................................................................................

FORBES

America’s Best Mid-Size Employers 2025

America’s Best Employers for Company Culture 2025

10       LINCOLN ELECTRIC | 2026 PROXY STATEMENT

PROXY SUMMARY

Corporate Governance Highlights

Lincoln Electric has a solid track record of integrity and corporate governance practices that promote thoughtful management by its officers and Board of Directors, which we believe facilitates profitable growth while strategically balancing risk to maximize shareholder value. The tables below summarize select Board and corporate governance information and highlight certain information about the ten Director Nominees that shareholders are being asked to elect to our Board at the 2026 Annual Meeting.

BOARD COMPOSITION AND PRACTICES
Number of Director Nominees	10	Independent Directors meet without management	✔
Number of independent Directors	9	Director attendance at Board and committee meetings	>75%
Average age of Director Nominees	60	Mandatory retirement age (75)	✔
Ethnic Director Nominees	2	Stock ownership guidelines for Directors	✔
Number of Female Director Nominees	3	Annual Board and committee self-evaluations	✔
Board meetings held in 2025	5	Code of Conduct for Directors, officers & employees	✔
New Directors in the last 5 years	5	Succession planning and implementation process	✔
Average tenure (years) of Director Nominees	8	Strategy, sustainability and risk management oversight	✔
Annual election of Directors	✔	Culture & engagement oversight	✔
Majority voting policy for Directors	✔
Lead Independent Director	✔
Number of fully independent Board committees	4

SHAREHOLDER PROTECTIONS		COMPENSATION PRACTICES
One share, One vote standard	✔	Pay for Performance	✔
Dual-class common stock or Poison pill	✘	Annual Say-on-Pay Advisory Vote	✔
Cumulative voting	✘	Compensation aligned with strategic goals and individual performance	✔
Vote standard for Code of Regulations amendment	67%	Incentive plans do not encourage excessive risk taking	✔
Shareholder right to call a special meeting	✔*	No excessive perquisites	✔
Annual election of Directors	✔	Robust stock ownership guidelines for NEOs	✔
Majority voting policy for Directors	✔	Clawback policy	✔
Lead Independent Director	✔	Double-trigger change-in-control policy	✔
Executive sessions without management present	✔	Anti-hedging/pledging policy	✔

*	Special meetings can be called by shareholders holding at least 25% of all the shares outstanding and entitled to vote at that meeting.

LINCOLN ELECTRIC | 2026 PROXY STATEMENT       11

Proxy Summary

Corporate Governance Highlights (Continued)

SUSTAINABILITY POLICIES AND ENVIRONMENTAL GOALS
Board oversight of sustainability matters	✔
Compensation and Executive Development Committee oversight of human capital policies and practices, including culture and engagement	✔
Audit Committee oversight of environmental, health & safety matters	✔
Audit Committee oversight of information security and cybersecurity matters	✔
Sustainability performance incorporated into CEO’s annual performance goals and compensation metrics (and other executives)	✔
Global Code of Conduct	✔
Human Rights Policy	✔
No-Harassment Policy	✔
Anti-Corruption Policy	✔
Supplier and Channel Partner Codes of Conduct	✔
Environmental, Health, Safety & Quality Policy	✔
Environment management system	✔
Long-term safety and environmental goals	✔
Aligned with select UN Sustainable Development Goals (SDGs)	✔
Sustainability Accounting Standards Board (SASB) Index	✔
Task Force on Climate-related Financial Disclosures (TCFD) Index	✔
Carbon Disclosure Project (CDP) Submission	✔
Sustainability Report	✔
EEO-1 Disclosure	✔

12       LINCOLN ELECTRIC | 2026 PROXY STATEMENT

PROXY SUMMARY

Director Nominees and Board Summary

PROPOSAL 1 | ELECTION OF 10 DIRECTOR NOMINEES TO OUR BOARD OF DIRECTORS TO SERVE UNTIL THE 2027 ANNUAL MEETING OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED

THE BOARD RECOMMENDS A VOTE “FOR” ALL DIRECTOR NOMINEES. OUR NOMINATING AND CORPORATE GOVERNANCE COMMITTEE AND OUR BOARD OF DIRECTORS HAVE DETERMINED THAT EACH OF THE DIRECTOR NOMINEES POSSESSES THE RIGHT SKILLS, QUALIFICATIONS AND EXPERIENCE TO EFFECTIVELY OVERSEE LINCOLN ELECTRIC’S LONG-TERM BUSINESS STRATEGY.

See “Proposal 1—Election of Director Nominees” beginning on page 18 of this Proxy Statement.

You are being asked to vote on the election of ten Director Nominees to our Board of Directors. Selected biographical information of each Director Nominee, as well as committee membership and committee chair information is listed below. Additional information about each of our Director Nominees can be found in the Director biographies under Proposal 1.

DIRECTOR NOMINEES

Name	Age	Director Since	Independent	Audit	Compensation & Executive Development	Nominating & Corporate Governance	Finance	Other Public Company Boards
Brian D. Chambers Chair, President and CEO, Owens Corning	59	2022	✔	•			•	1
Curtis E. Espeland (Lead Independent Director) Retired Executive Vice President and CFO, Eastman Chemical Company	61	2012	✔	•			•	1
N. Joy Falotico Former President, The Lincoln Motor Company	58	2025	✔	•		•		2
Bonnie J. Fetch Executive Vice President, President— Global Operations, Cummins Inc.	55	2023	✔		•		•	−
Patrick P. Goris Executive Vice President and Chief Financial & Strategy Officer, Carrier Global Corporation	54	2018	✔	•			•	−
Steven B. Hedlund (Chairman) CEO, Lincoln Electric Holdings, Inc.	59	2024						−
Michael F. Hilton Retired President and CEO, Nordson Corporation	71	2015	✔		•	•		3
Marc A. Howze Former Group President, Lifecycle Solutions and Chief Administrative Officer, Deere & Company	62	2023	✔		•	•		1
Kathryn Jo Lincoln Chair and Former CIO, Lincoln Institute of Land Policy	71	1995	✔		•	•		−
Ben P. Patel Former Chief Innovation and Science Officer, Smurfit Westrock	58	2018	✔	•		•		−

LINCOLN ELECTRIC | 2026 PROXY STATEMENT       13

Proxy Summary

RETIRING DIRECTOR

Name	Age	Director Since	Independent	Audit	Compensation & Executive Development	Nominating & Corporate Governance	Finance	Other Public Company Boards
Phillip J. Mason Retired President, EMEA Sector of Ecolab, Inc.	75	2013	✔		•		•	−

• Committee Member	• Committee Chair

Composition of Director Nominees

Ratification of the Appointment of the Independent Registered Public Accounting Firm Summary

PROPOSAL 2 | RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL. OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2026.

See “Proposal 2—Ratification of the Appointment of the Independent Registered Public Accounting Firm” beginning on page 96 of this Proxy Statement.

14       LINCOLN ELECTRIC | 2026 PROXY STATEMENT

PROXY SUMMARY

Executive Compensation Program Highlights

PROPOSAL 3 | APPROVAL, ON AN ADVISORY BASIS, OF NEO COMPENSATION

THE BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL. OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NEOS.

See “Proposal 3—Approval, on an advisory basis, of NEO compensation” beginning on page 98 of this Proxy Statement and “Compensation Discussion and Analysis” beginning on page 44 of this Proxy Statement.

We have a long history of driving an incentive management culture, emphasizing pay for performance to align compensation with the achievement of enterprise, segment and individual goals.

We believe our compensation program and practices provide an appropriate balance between profitability, cash flow and returns, on the one hand, and suitable levels of risk-taking, on the other. This balance, in turn, aligns compensation strategies with shareholder interests, as reflected by the consistently high level of shareholders voting for the compensation of our NEOs.

2025 NAMED EXECUTIVE OFFICERS

The Compensation Discussion and Analysis (CD&A) provides information regarding our executive compensation program for the following NEOs in 2025:

Steven B. Hedlund	Gabriel Bruno	Jennifer I. Ansberry	Michael J. Whitehead	Susan C. Edwards

Chairman and Chief Executive Officer	Executive Vice President, Chief Financial Officer and Treasurer	Executive Vice President, General Counsel and Secretary	Executive Vice President, President, Americas Welding	Executive Vice President, Chief Human Resources Officer

LINCOLN ELECTRIC | 2026 PROXY STATEMENT       15

Proxy Summary

2025 EXECUTIVE COMPENSATION PRACTICES

What We Do		What We Don’t Do
We have long-term compensation programs focused on revenue growth, margin expansion, ROIC and stock price	✔	We do not allow hedging or pledging of our shares	✘
We use targeted performance metrics to align pay with performance	✔	We do not reprice stock options and do not issue discounted stock options without shareholder approval	✘
We maintain stock ownership guidelines (5x base salary for CEO; 3x base salary for other NEOs)	✔	We do not provide excessive perquisites	✘
We have a shareholder-approved equity incentive plan	✔	We do not provide excise tax gross-ups or tax reimbursements
We have a compliant clawback policy	✔		✘
We have a double-trigger change in control policy	✔

2025 ELEMENTS OF EXECUTIVE COMPENSATION

Type	Component		Overview
Fixed Compensation	Base Pay	•	Reflects the scope of our NEO’s responsibilities, experience and performance.
Incentive-Based Compensation	Short-Term Incentive Compensation	•	Short-term annual cash incentive with payouts ranging from 0% to 200% based on the achievement of financial goals of the Company and team-oriented strategic performance goals tied into the Company long-term strategy.
	Long-Term Incentive Compensation	•	Consists of three components, (1) stock options (25% of intended grant value), (2) RSUs (25% of intended grant value) and (3) Performance Shares (50% of intended grant value).

We use the following key performance measures in our current short-term and long-term compensation programs.

Key Performance Metrics Tied to Executive Compensation
Metric	Short-Term Compensation (Annual Bonus)	Long-Term Incentive Compensation Program (3-yr Performance Cycle)
EBITB[1,2] (Adjusted earnings before interest, taxes and bonus)	✔
Average Operating Working Capital to Sales[1] ratio	✔
Non-financial metrics (includes sustainability-related metrics)[3]	✔
Individual Performance[4]	✔
Net Sales Growth		✔
Adjusted Operating Income Margin[1] Expansion		✔
Return on Invested Capital (ROIC)[1]		✔

1	Both consolidated and segment financial performance measures are used in the design of the executive compensation program and are defined in Appendix A. EBITB, Average Operating Working Capital to Sales for Compensation Purposes, Adjusted Operating Income Margin for Compensation Purposes and Return on Investment Capital for Compensation Purposes have discrete definitions relative to our executive compensation program.

16       LINCOLN ELECTRIC | 2026 PROXY STATEMENT

PROXY SUMMARY

2	EBITB is an internal measure that tracks our adjusted operating income.

3	Non-financial metrics are team-oriented strategic goals focused on achieving near-term milestones of our long-term priorities. For 2025, these objectives were tied to metric targets within Safety, Growth, Productivity, Teamwork and Talent strategic initiatives.

4	Individual performance goals are set annually and a significant portion of our executive officers’ individual performance goals are tied to one or more aspects of our 2025 Strategy including human capital and other sustainability related matters.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS:

This Proxy Statement contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 (Exchange Act), as amended, and Section 27A of the Securities Act of 1933, as amended, including statements regarding Lincoln Electric’s strategy and current expectations as well as sustainability and related strategies, commitments, targets and goals, within the meaning of applicable federal securities laws and regulations. These forward-looking statements reflect management’s current expectations and involve a number of risks, uncertainties and other factors, and actual results may differ materially from any results projected in these statements. Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance,” “goal,” “target” or words of similar meaning. Actual results (including the Company’s performance with respect to any sustainability or other related targets and goals) may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results and ability to achieve its targets and goals. The factors include, but are not limited to: general economic, financial and market conditions; the effectiveness of commercial and operating initiatives; the effectiveness of information systems and cybersecurity programs; presence of artificial intelligence technologies; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; our ability to complete acquisitions, including the Company’s ability to successfully integrate acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; the effects of changes in tax law; tariff rates in the countries where the Company conducts business; the Company’s ability to achieve its sustainability-related targets and goals for a variety of reasons, including, among others, (i) technical and operating factors, (ii) assumptions not being realized, (iii) the outcome of current and future scientific research efforts and technological developments, and (iv) evolving sustainability strategies and best practices, and the possible effects of events beyond our control, including but not limited to, the ongoing geopolitical conflicts, political unrest, acts of terror, natural disasters and pandemics, on the Company or its customers, suppliers and the economy in general. For additional discussion, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025. These forward-looking statements speak only as of the date on which such statements were made, and we undertake no obligation to update these statements except as required by federal securities law. Forward-looking and other statements in this Proxy Statement regarding our sustainability and other sustainability-related strategies, commitments, targets and goals are not an indication that these statements are necessarily material to investors or required to be disclosed in our filings with the SEC.

LINCOLN ELECTRIC | 2026 PROXY STATEMENT       17

Our shareholders are being asked to ELECT 10 DIRECTOR NOMINEES to serve until the 2027 Annual Meeting or until their successors are duly elected and qualified. All of the Director Nominees have been previously elected by our shareholders. Each of the Director Nominees has agreed to stand for re-election at the 2026 Annual Meeting.

If any Director Nominee is unable to stand for election, the Board may provide for a lesser number of nominees or designate a substitute. In the latter event, shares represented by proxies solicited by the Directors may be voted for the substitute. We have no reason to believe that any of the Nominees will be unable to stand for election.

Pursuant to the retirement policy contained in our Governance Guidelines, Mr. Mason is not being nominated for re-election and will retire as a Director effective as of the expiration of his term at the 2026 Annual Meeting. We thank Mr. Mason for his many years of service to the Company. Upon his retirement, the authorized number of Directors will be reduced from its current size of eleven and fixed at ten.

HOW WE SELECT DIRECTOR NOMINEES

In evaluating Director candidates, including persons nominated by shareholders, the Nominating and Corporate Governance Committee expects that any candidate must have these minimum qualifications:

•	Demonstrates character, integrity and judgment
•	High-level managerial experience or experience dealing with complex business matters
•	Ability to work effectively with others
•	Sufficient time to devote to the affairs of Lincoln Electric
•	Specialized experience and background that will add to the depth and breadth of the Board
•	Independence as defined by the Nasdaq listing standards (for non-employee Directors)
•	Financial literacy

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PROPOSAL ONE

We are also committed to having Director candidates that can provide perspective on the industry challenges that we face and our long-term commitment to a pay for performance culture. The Nominating and Corporate Governance Committee’s process for identifying and evaluating nominees for Director includes annually discussing prospective Director specifications, which serve as the baseline to evaluate candidates. When recruiting new Director candidates, we may involve a recognized search firm, and the CEO and/or a member of the Nominating and Corporate Governance Committee (usually, the Chair) will contact the prospective Director to assess interest and availability. The candidate will then meet with several members of the Board, including our Lead Independent Director. At the same time, references for the candidate will be contacted. A background check is completed before a final recommendation is made to the Board to elect a candidate to the Board.

Shareholders may nominate one or more persons for election as Director of Lincoln Electric. The process for nominating Director candidates is set forth in the FAQs section of this Proxy Statement. Director candidates recommended by our shareholders will be considered by the Nominating and Corporate Governance Committee in the same manner as other director candidates and in accordance with the criteria outlined above.

Board Composition

The Nominating and Corporate Governance Committee believes that having an inclusive Board enhances overall corporate governance. The Nominating and Corporate Governance Committee considers a variety of characteristics, as well as professional experience, industry knowledge, and geographic background. Any search firm engaged is instructed to include individuals reflecting a broad range of these attributes.

LINCOLN ELECTRIC | 2026 PROXY STATEMENT       19

PROPOSAL ONE

Director Nominees’ Skills, Experience and Background

Throughout 2025, the Nominating and Corporate Governance Committee reviewed the skills, qualifications and experience of each Director Nominee to ensure effective oversight of our long-term strategy. The Nominating and Corporate Governance Committee identified the skills, experience and background desired of our Director Nominees and thoughtfully defined them in a manner to identify Directors with more significant experience to help our stakeholders understand where the deeper experience lies. As shown below, our Director Nominees collectively have a balanced mix of strategic, operational, financial, industrial and governance experience that the Nominating and Corporate Governance Committee believes is well aligned with the Company’s long-term strategy and success.

THE BOARD RECOMMENDS A VOTE “FOR” EACH DIRECTOR NOMINEE.

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PROPOSAL ONE

Director Nominees

Brian D. Chambers Director since 2022 COMMITTEES: Audit Finance AGE: 59 OTHER PUBLIC COMPANY DIRECTORSHIPS: Owens Corning (NYSE: OC) since 2019

CAREER HIGHLIGHTS

Mr. Chambers serves as the Chair, President and Chief Executive Officer of Owens Corning, a global building and construction materials company, since 2020, and as President and Chief Executive Officer since 2019. During his over twenty-year tenure with Owens Corning, Mr. Chambers has served in various leadership positions including Chief Operating Officer from 2018 to 2019, and President of the Roofing Division from 2014 to 2018. Mr. Chambers has also held several commercial and operational roles at Saint-Gobain, Honeywell, and BOC Gases.

KEY QUALIFICATIONS, EXPERIENCE AND SKILLS

•    As a current CEO and Chair of a global, publicly traded company engaged in manufacturing operations, Mr. Chambers provides valuable insights across a range of matters, including risk oversight and management, business strategy development, and brings a global perspective, strategic and innovative mindset, and a focus on sustainability matters.

•   The Board has determined that Mr. Chambers’ extensive accounting and financial experience qualifies him as an “audit committee financial expert.”

•   Valuable knowledge of key governance matters, including sustainability matters, gained through executive leadership of various publicly traded companies and as a director of Owens Corning and Lincoln Electric.

Curtis E. Espeland Director since 2012 Lead Independent Director since 2018 COMMITTEES: Audit Finance AGE: 61 OTHER PUBLIC COMPANY DIRECTORSHIPS: Huntsman Corporation (NYSE: HUN) since 2022

CAREER HIGHLIGHTS

Mr. Espeland is the former Executive Vice President and Chief Financial Officer of Eastman Chemical Company, an advanced materials and specialty additives manufacturer, a position he held from 2014 until his retirement in 2020. Mr. Espeland joined Eastman Chemical Company in 1996 and, during his tenure, he also served as Vice President, Finance and Chief Accounting Officer from 2005 to 2008, and Senior Vice President and Chief Financial Officer from 2008 to 2014.

KEY QUALIFICATIONS, EXPERIENCE AND SKILLS

•    With broad-based finance, accounting, and executive level experience, primarily as the former Chief Financial Officer of a large publicly traded company, Mr. Espeland brings robust experience related to enterprise risk management, including information technology and cybersecurity, capital allocation, internal controls and financial reporting, and corporate strategy and M&A.

•    The Board has determined that Mr. Espeland’s extensive accounting and financial experience qualifies him as an “audit committee financial expert.”

•    Valuable knowledge of key governance matters gained through his various directorships, including as a director of Lincoln Electric.

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PROPOSAL ONE

N. Joy Falotico

Director since 2025

COMMITTEES:

Audit

Nominating and Corporate Governance

AGE: 58

OTHER PUBLIC COMPANY DIRECTORSHIPS:

Alliant Energy (NASDAQ: LNT) since 2021

Lineage Holdings (NASDAQ: LINE)
since 2022

CAREER HIGHLIGHTS

Ms. Falotico is the former President of The Lincoln Motor Company, an automobile manufacturer, a position she held from March 2018 to November 2022, and she led the brand’s global operations, including product development, marketing, sales, and service. Previously, Ms. Falotico served as Ford Motor Company’s Chief Marketing Officer from March 2018 until January 2021. Prior to that, Ms. Falotico served as Chief Executive Officer of Ford Motor Credit Company, the financial services arm of Ford Motor Company, from October 2016 to February 2018 and Chief Operating Officer prior to that period.

KEY QUALIFICATIONS, EXPERIENCE AND SKILLS

•    As a former President of The Lincoln Motor Company, Ms. Falotico has a wealth of experience in leading global operations and brand evolution. Overseeing both domestic and global business units, Ms. Falotico has wide-ranging experience in product development, marketing, sales and service.

•    The Board has determined that Ms. Falotico’s extensive accounting and financial experience qualifies her as an “audit committee financial expert.”

•    Valuable knowledge of key governance matters, including sustainability and strategic initiatives gained through executive leadership.

Bonnie J. Fetch Director since 2023 COMMITTEES: Compensation and Executive Development Finance AGE: 55 OTHER PUBLIC COMPANY DIRECTORSHIPS: None

CAREER HIGHLIGHTS

Ms. Fetch serves as Executive Vice President and President-Global Operations for Cummins Inc., a global power technology solutions leader, since March 2025. Prior to this, she served as Vice President and President-Distribution Business Unit, a position she held from January 2024 to March 2025. Ms. Fetch joined Cummins in 2018 and during her tenure she has served as Vice President, Global Supply Chain and Manufacturing from January 2022 to December 2023, Vice President-Global Distribution SC Services from January 2020 to January 2022, and Executive Director, Global Distribution Business Supply Chain from July 2018 to January 2020. Prior to joining Cummins, Ms. Fetch held numerous leadership roles during her 20 years at Caterpillar, Inc., including Human Resources Director and Chief Learning Officer and several General Manager roles.

KEY QUALIFICATIONS, EXPERIENCE AND SKILLS

•    As a current senior executive for a publicly traded company engaged in manufacturing operations, Ms. Fetch provides valuable insights relating to advancing operational excellence in global supply chain and operational initiatives in the industrials machinery sectors.

•    Running multibillion-dollar businesses has provided Ms. Fetch with a depth of experience related to strategic planning, logistics and manufacturing operations, business development, engineering, human resources, and advanced technology, including artificial intelligence and machine learning to advance supply chain strategies.

•    Valuable knowledge of key governance matters, including sustainability matters, gained through executive leadership of various publicly traded companies.

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PROPOSAL ONE

Patrick P. Goris Director since 2018 COMMITTEES: Audit (Chair) Finance AGE: 54 OTHER PUBLIC COMPANY DIRECTORSHIPS: None

CAREER HIGHLIGHTS

Mr. Goris serves as the Executive Vice President and Chief Financial & Strategy Officer of Carrier Global Corporation, the global leader in intelligent climate and energy solutions since February 2026, and prior to that served as Senior Vice President and Chief Financial Officer from November 2020 to February 2026. Prior to joining Carrier Global Corporation, he served as Senior Vice President and Chief Financial Officer of Rockwell Automation, a global industrial automation and information solutions provider, from February 2017 to November 2020.

KEY QUALIFICATIONS, EXPERIENCE AND SKILLS

•    As the current Chief Financial and Strategy Officer of a publicly traded multinational organization, Mr. Goris has extensive experience in accounting, financial planning and analysis, investor relations, M&A, corporate strategy, and government relations, and his experience with a global industrial automation and information solutions company provides him with broad exposure to digital operations and “smart” manufacturing solutions using data and analytics, which enhances operational intelligence, productivity and risk management in manufacturing processes.

•    The Board has determined that Mr. Goris’ extensive accounting and financial experience qualifies him as an “audit committee financial expert.”

•    Valuable knowledge of key governance matters gained as a director of Lincoln Electric.

Steven B. Hedlund Director since 2024 Chairman since 2025 COMMITTEES: None AGE: 59 OTHER PUBLIC COMPANY DIRECTORSHIPS: None

CAREER HIGHLIGHTS

Mr. Hedlund is the Chairman and Chief Executive Officer of Lincoln Electric. Mr. Hedlund has served as Chief Executive Officer and member of the Board since January 2024 and was appointed as Chairman of the Board effective January 1, 2025. In his over 15-year career with Lincoln Electric, Mr. Hedlund has served in a variety of operational leadership roles, including Chief Operating Officer from May 2022 to December 2023, President, Americas and International Welding from October 2020 to May 2022, President, International Welding from June 2017 to October 2020, President, Global Automation and Vice President, Strategy and Business Development. Prior to Lincoln Electric, Mr. Hedlund held various executive leadership roles at Fortune Brands, Inc. and served as principal with the management consulting firm Booz Allen & Hamilton.

KEY QUALIFICATIONS, EXPERIENCE AND SKILLS

•    Mr. Hedlund’s vast experience as an executive-level leader of Lincoln Electric brings to the Board knowledge and valuable insight as to our Company’s global operations and a thorough understanding of our people, products, markets, and strategic direction.

•    With his diverse experience within our organization, Mr. Hedlund has an extensive understanding of our strategic, operational, and organizational initiatives to accelerate growth, improve margins and enhance returns on investment.

•    Valuable knowledge of key governance matters gained through executive leadership at Lincoln Electric.

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PROPOSAL ONE

Michael F. Hilton

Director since 2015

COMMITTEES:

Compensation and Executive Development (Chair)
Nominating and Corporate Governance

AGE: 71

OTHER PUBLIC COMPANY DIRECTORSHIPS:

Ryder Systems, Inc. (NYSE: R) since 2012

Regal Rexnord Corporation (NYSE: RRX) since 2019

Jeld-Wen (NYSE: JELD) since August 2023

CAREER HIGHLIGHTS

Mr. Hilton is the former President and Chief Executive Officer of Nordson Corporation, a company that engineers, manufactures and markets differentiated products and systems used for precision dispensing of adhesives, coatings, sealants, biomaterials, polymers, plastics and other materials, fluid management, test inspection, UV curing and plasma surface treatment, a position he held from 2010 until his retirement in 2019. During his tenure at Nordson Corporation, Mr. Hilton also served as a director.

KEY QUALIFICATIONS, EXPERIENCE AND SKILLS

•    With over 30 years of global manufacturing experience, Mr. Hilton brings to the Board an intimate understanding of management leadership, and provides valuable insights relative to strategy development, product line management, new product technology, talent development, distribution and other sales channels, business processes and global markets expertise.

•    The Board has determined that Mr. Hilton’s extensive accounting and financial experience qualifies him as an “audit committee financial expert.”

•    Valuable knowledge of key governance matters gained through his various directorships, including as a director of Lincoln Electric.

Marc A. Howze

Director since 2023

COMMITTEES: Compensation and Executive Development Nominating and Corporate Governance (Chair)

AGE: 62

OTHER PUBLIC COMPANY DIRECTORSHIPS:

Dover Corporation (NYSE: DOV) since 2023

CAREER HIGHLIGHTS

Mr. Howze is the former Senior Advisor, Office of the Chairman, at Deere & Company, a global leader in the delivery of agricultural, turf, construction, and forestry equipment, a position he held from 2022 until his retirement in 2024. During his more than two-decade tenure at Deere & Company, Mr. Howze held numerous leadership roles, including Group President, Lifecycle Solutions and Chief Administrative Officer from 2020 to 2022 and Senior Vice President and Chief Administrative Officer from 2016 to 2020. Mr. Howze also served as Vice President of Global Human Resources and Employee Communication, as well as Associate General Counsel and Corporate Secretary at Deere & Company. Prior to joining Deere & Company, Mr. Howze served as an officer in the U.S. Army, attaining the rank of major. Mr. Howze also serves as a member of the board of directors of Nationwide Mutual Insurance Company since 2018.

KEY QUALIFICATIONS, EXPERIENCE AND SKILLS

•    As an accomplished, versatile, and highly collaborative former senior executive of a global, publicly traded company engaged in manufacturing operations, Mr. Howze provides valuable insights across a range of matters, including corporate governance, strategic planning, and risk management.

•    Through leading a variety of globally diverse businesses and cross-functional teams, Mr. Howze provides valuable insights on manufacturing, supply management and logistics, and human resources.

•    Valuable knowledge of key governance matters, gained through executive leadership at Deere & Company and through various directorships.

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PROPOSAL ONE

Kathryn Jo Lincoln Director since 1995 COMMITTEES: Compensation and Executive Development Nominating and Corporate Governance AGE: 71 OTHER PUBLIC COMPANY DIRECTORSHIPS: None

CAREER HIGHLIGHTS

Ms. Lincoln serves as the Board Chair of the Lincoln Institute of Land Policy, an independent, global foundation focused on addressing significant policy issues through innovative land use and taxation methods, since 1996. She formerly served as the Chief Investment Officer, stepping down from that role in 2024. In that capacity, Ms. Lincoln managed and directed all aspects of the Institute’s endowment, including strategic asset allocation and policy development, contributing to the development of its $800 million asset base. In her role as Chair, she plays a crucial role in strategic direction and planning, with ongoing involvement in the development of education programs, demonstration projects and impact measurement initiatives. Ms. Lincoln also serves on the boards of HonorHealth Network and Claremont Lincoln University, and is the Co-Chair of the International Center for Land Policy Studies and Training in Taiwan, and is a director for The Hope Effect, a non-profit entity.

KEY QUALIFICATIONS, EXPERIENCE AND SKILLS

•    With extensive leadership experience and a global mindset, Ms. Lincoln brings robust experience related to strategic planning, asset allocation matters and corporate governance, and as a Lincoln family member and long-standing director of the Company, Ms. Lincoln has a keen sense of knowledge about Lincoln Electric, its culture, and its founding principles.

•    Ms. Lincoln’s knowledge and experience in sustainability and environmental issues brings valuable insights to the Board, and she demonstrates a lasting commitment to board and corporate governance excellence, being named as a Board Leadership Fellow of the National Association of Corporate Directors and an influential corporate director by WomenInc.

•    Valuable knowledge of key governance matters gained through her various directorships, including as a director of Lincoln Electric.

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PROPOSAL ONE

Ben P. Patel Director since 2018 COMMITTEES: Audit Nominating and Corporate Governance AGE: 58 OTHER PUBLIC COMPANY DIRECTORSHIPS: None

CAREER HIGHLIGHTS

Dr. Patel served as the Chief Innovation and Science Officer at Smurfit Westrock, a global leader in sustainable paper and packaging, from April 2023 until December 2024. In this role, Dr. Patel led Smurfit Westrock’s research and development efforts, and helped drive innovation to enhance current products and develop new sustainable packaging solutions. Prior to joining Smurfit Westrock, he served as Senior Vice President, Chief Technology Officer of Cooper Tire & Rubber Company, a global manufacturer of specialized passenger car, light truck, medium truck, motorcycle, and racing tires from November 2019 until July 2021, and as Senior Vice President and Chief Technology Officer of Tenneco, Inc., a manufacturer of automotive emission control and ride control products and systems from 2011 until 2019. During his tenure at Tenneco, he led regional advanced technology development and establishing a global research and development organization. Prior to joining Tenneco, Inc., Dr. Patel held numerous positions with increasing responsibility, including senior scientist, at the General Electric Company during his thirteen-year tenure with the organization.

KEY QUALIFICATIONS, EXPERIENCE AND SKILLS

•    With over 20 years of experience serving with publicly traded, global products and technology companies, Dr. Patel brings to the Board broad expertise in material science, automation and “smart” systems, as well as extensive research and development experience and insights on sustainability matters.

•    Dr. Patel has been a leader in global innovation and research initiatives, which lends tremendous support to our focus on being an innovation leader in our industry and our advanced manufacturing growth strategy, which helps customers identify value and efficiencies in their welding and cutting operations.

•    Valuable knowledge of key governance matters gained as a director of Lincoln Electric.

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PROPOSAL ONE

Retiring Director

Phillip J. Mason

Director since 2013

COMMITTEES:

Compensation and Executive Development

Finance (Chair)

AGE: 75

OTHER PUBLIC COMPANY DIRECTORSHIPS:

GCP Applied Technologies (NYSE: GCP) from 2016 through May 2020

CAREER HIGHLIGHTS

Mr. Mason is the former President of the Europe, Middle East & Africa Sector (EMEA Sector) of Ecolab, Inc., a leading provider of food safety, public health and infection prevention products and services, a position he held from 2010 until his retirement in 2012. Prior to leading Ecolab, Inc.’s EMEA Sector, Mr. Mason had responsibility for Ecolab, Inc.’s Asia Pacific and Latin America businesses as President of Ecolab’s International Sector from 2005 to 2010 and as Senior Vice President, Strategic Planning in 2004.

KEY QUALIFICATIONS, EXPERIENCE AND SKILLS

•    With broad executive leadership experience in an international business unit for a large publicly traded company, Mr. Mason brings to the Board extensive insight on international business operations, business-to-business and industrial sector matters, strategic planning, and M&A and integration matters.

•    Leading international business units has provided Mr. Mason with a depth of experience starting, developing, and growing businesses abroad, in both mature and emerging markets.

•    Valuable knowledge of key governance matters gained through various directorships, including as a director of Lincoln Electric.

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Corporate Governance

Governance Framework

We are committed to effective corporate governance and high ethical standards. We adhere to our ethical commitments in every aspect of our business, including our commitments to each other, in the marketplace and in the global, governmental and political arenas. These commitments are spelled out in our Code of Conduct, which applies to all of our employees (including our CEO and our other NEOs) and Directors.

We encourage you to visit our website at www.lincolnelectric.com for detailed information about our corporate governance programs/policies including:

•	Code of Conduct
•	Governance Guidelines
•	Charters for our Board Committees
•	Director Independence Standards

Corporate Governance Highlights

BOARD OF DIRECTORS

•	Our Board held five meetings in 2025
•	During 2025, each of our Directors attended at least 75% of the total full Board meetings and meetings of committees on which he or she served during the time he or she served as a Director
•	Size of Board: 11 members in 2025
•	Plurality vote with director resignation policy for failure to receive a majority vote in uncontested director elections
•	Lead Independent Director
•	All Directors are expected to attend the Annual Meeting

BOARD COMPOSITION

•	Number of independent Directors Nominees: 9
•	Board includes a complementary mix of backgrounds, experiences and expertise, as well as balanced mix of ages, tenure of service and gender
•	Several current and former CEOs
•	Global experience
•	Audit Committee has multiple financial experts

BOARD PROCESSES

•	Independent Directors meet without management present, with Lead Independent Director presiding over such meetings
•	Annual Board and Committee self-evaluations
•	Board orientation program
•	Governance Guidelines approved by Board
•	Board has an active role in risk oversight
•	Full Board review of succession planning annually
•	Full Board oversight of sustainability matters

BOARD ALIGNMENT WITH SHAREHOLDERS

•	Annual equity grants align interests of Directors and officers with shareholders
•	Annual advisory approval of NEO compensation
•	No poison pill
•	Stock ownership guidelines for Directors and officers

COMPENSATION

•	No employment agreements
•	Executive compensation is tied to performance: 87% of CEO target pay and 73% of all of our other NEO target pay is performance-based (at risk)
•	Anti-hedging and anti-pledging policies for Directors and officers
•	Clawback policy

INTEGRITY AND COMPLIANCE

•	Code of Conduct for employees, officers and Directors
•	Environmental, health and safety guidelines and goals, including long-term sustainability goals
•	Annual compliance training relative to ethical behavior
•	Enterprise risk management program with Board oversight

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CORPORATE GOVERNANCE

OUR BOARD OF DIRECTORS

Our Board oversees management of the long-term interest of Lincoln Electric and our stakeholders. The Board’s primary responsibilities include:

•	Overseeing the conduct of our business
•	Reviewing and approving key financial objectives, strategic and operating plans and other significant actions
•	Evaluating CEO and senior management performance and determining executive compensation
•	Planning for CEO succession and monitoring management’s succession planning for other key executives
•	Establishing an appropriate governance structure, including appropriate Board composition and succession planning
•	Overseeing enterprise risk management and cybersecurity
•	Overseeing the ethics and compliance program
•	Overseeing sustainability and culture

DIRECTOR INDEPENDENCE

Each of our non-employee Directors, including Kellye Walker prior to her retirement from the Board on April 24, 2025, meets the independence standards set forth in the Nasdaq listing standards, which are reflected in our Director Independence Standards. To be considered independent, the Board must affirmatively determine that the Director has no material relationship with Lincoln Electric. In addition to outlining the independence standards set forth in the Nasdaq listing standards, the Director Independence Standards outline specific relationships that are deemed to be categorically immaterial for purposes of director independence. The Director Independence Standards are available on our website at www.lincolnelectric.com.

During 2025, the independent Directors met in regularly scheduled Executive Sessions in conjunction with each of the regular Board meetings. The Lead Independent Director presided over these sessions.

BOARD LEADERSHIP STRUCTURE

•	Chairman of the Board: Steven B. Hedlund
•	Lead Independent Director: Curtis E. Espeland
•	All four Board committees consist entirely of independent Directors
•	Independent Directors met in Executive Session at each of the regular 2025 Board meetings

CHAIRMAN OF THE BOARD

The Board periodically evaluates its leadership structure to ensure independent and effective oversight of management and our business. Mr. Hedlund, our CEO, serves as Chairman of the Board, in addition to his other responsibilities. The Board believes having one individual serve as Chairman and CEO is beneficial because the dual role enhances Mr. Hedlund’s ability to provide direction and insight on strategic initiatives impacting us and our shareholders. The Board also believes the dual role is consistent with good corporate governance practices because it is complemented by a Lead Independent Director. As Chairman, Mr. Hedlund is responsible for planning, formulating and coordinating the development and execution of our corporate strategy, policies, goals and objectives. He is accountable for Lincoln Electric’s performance and:

•	Works closely with our senior management to develop our strategic plan;
•	Works with our management on transactional matters by networking with strategic relationships;
•	Promotes and monitors the Board’s fulfillment of its oversight and governance responsibilities;
•	Encourages the Board to set and implement our goals and strategies;
•	Establishes procedures to govern our Board’s work;
•	Oversees the execution of the financial and other decisions of our Board;

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CORPORATE GOVERNANCE

•	Makes available to all members of our Board opportunities to acquire sufficient knowledge and understanding of our business to enable them to make informed judgments;
•	Provides input on the design of the Board, including Board and committee composition, size, membership, leadership, structure and oversight responsibilities, as part of the Board’s and the Nominating and Corporate Governance Committee’s periodic review of such matters;
•	Presides over meetings of our shareholders;
•	Represents the Board as appropriate in communications with shareholders and other stakeholders; and
•	Sets the agenda (in conjunction with the Lead Independent Director) and presides over Board meetings.

LEAD INDEPENDENT DIRECTOR

To complement our Chairman, the Board has a strong Lead Independent Director, which we believe appropriately addresses the need for independent leadership and an organizational structure for our independent Directors. Our Lead Independent Director focuses on overseeing the Board’s processes and prioritizing the right areas of focus. Our Lead Independent Director is appointed each year by the independent Directors and serves as a liaison between the Chairman of the Board and the independent Directors.

In addition to the duties of all Directors, the Lead Independent Director has the following duties, responsibilities, and expectations:

•	Collaborates with the Chairman, the Secretary and senior management on the format and adequacy of the information that Directors receive and on the effectiveness of the Board meeting process;
•	Acts independently of the Chairman to review and approve Board meeting agendas and schedules, including to ensure there is sufficient time for discussion of all agenda items;
•	Acts as a sounding board to the Chairman on key aspects of the business and assists in promoting sound corporate governance practices;
•	Calls meetings of the independent Directors as he sees fit, presiding over such meetings;
•	Coordinates, sets agendas and presides over executive sessions of the independent Directors;
•	Actively participates in the CEO evaluation process and in interviewing candidates for the Board;
•	Actively participates in the Board and committee evaluation process;
•	Speaks on behalf of Lincoln Electric, as the Board determines necessary;
•	Serves as a liaison between the Chairman and independent Directors when the Chairman is not present; and
•	Ensures availability for consultation and direct communication with shareholders, if requested.

The Board will continue to periodically review the Board leadership structure, taking into consideration evolving market practices, feedback from shareholders and the corporate governance community and, most importantly, what the Board believes is in the best interests of our Company and its shareholders.

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CORPORATE GOVERNANCE

Our Board Committees

We have separately designated standing Audit, Compensation and Executive Development, and Nominating and Corporate Governance Committees established in accordance with applicable provisions of the Exchange Act and SEC and Nasdaq rules. The Board also has designated a standing Finance Committee.

Each Committee has a charter, which details all of the Committee’s roles and responsibilities. The following summaries set forth the principal responsibilities of each of our Committees, as well as other information regarding their makeup and operations. A copy of each Committee’s charter may be found on our website at www.lincolnelectric.com.

6 meetings held in 2025

KEY RESPONSIBILITIES

•  Engages with independent auditor

•  Reviews financial statements and disclosures, interim financial reports and earnings press releases

•  Reviews significant litigation and legal matters

•  Reviews critical audit matters with independent auditor

•  Reviews enterprise risk management policies and process

•  Oversees ethics and compliance programs and risk assessment and mitigation processes for environmental, health and safety matters

•  Reviews effectiveness of information technology security environment and oversees risk assessment and mitigation process for cybersecurity

•  Reviews and evaluates the scope and performance of the internal audit function

•  Reviews internal control over financial reporting

Each member of our Audit Committee meets the independence standards set forth in the Nasdaq listing standards and has likewise been determined by the Board to have the financial competency required by the Nasdaq listing standards. In addition, because of the professional training and employment experience of Messrs. Chambers, Espeland and Goris and Ms. Falotico, the Board has determined that they are financially sophisticated Audit Committee members under the Nasdaq listing standards and qualify as “audit committee financial experts” in accordance with SEC rules. Shareholders should understand that the designation of Messrs. Chambers, Espeland and Goris and Ms. Falotico as “audit committee financial experts” is a disclosure requirement and that it does not impose upon them any duties, obligations or liabilities that are greater than those generally imposed on them as members of the Audit Committee and the Board.

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CORPORATE GOVERNANCE

5 meetings held in 2025

KEY RESPONSIBILITIES

•   Reviews and recommends to the Board total compensation of our CEO, and reviews and establishes total compensation of our other executive officers

•   Evaluates performance (along with the full Board) of our CEO and other executive officers

•   Monitors development, selection process and succession planning of key management

•   Oversees executive compensation policies, practices and programs, as further described in the CD&A

•   Reviews and recommends to the Board new or amended executive compensation plans for our executive officers

•   Oversees the implementation and effectiveness of the Company’s human capital management matters

•   Reviews initiatives and strategies related to employee recruitment, promotion, retention and attrition, talent development and progression, workplace culture, and employee engagement

Each member of our Compensation and Executive Development Committee meets the independence standards set forth in the Nasdaq listing standards and each is deemed to be a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act. The Compensation and Executive Development Committee may, in its discretion, delegate specific duties, responsibilities and authority to a subcommittee, one or more Committee members or one or more executive officers, to the extent permitted by applicable law, equity plan provisions and stock exchange rules and regulations.

Mr. Mason will retire as a Director at the end of his current term at the Annual Meeting.

32       LINCOLN ELECTRIC | 2026 PROXY STATEMENT

CORPORATE GOVERNANCE

6 meetings held in 2025

KEY RESPONSIBILITIES

•   Reviews our corporate governance framework, including compliance with stock exchange listing rules, other applicable legal or regulatory requirements and practices and external developments related to corporate governance matters

•   Reviews and recommends guidelines with respect to size, composition and practices of the Board, identifies Board candidates and recommends Director nominees

•   Reviews shareholder proposals and related shareholder engagement activities

•   Reviews non-employee Director compensation program in light of best practices and makes recommendations to the Board

•   Reviews Director independence and makes recommendations to the Board

•   Oversees the self-evaluation process of the Board and its Committees

Each member of our Nominating and Corporate Governance Committee meets the independence standards set forth in the Nasdaq listing standards.

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CORPORATE GOVERNANCE

5 meetings held in 2025

KEY RESPONSIBILITIES

•   Reviews financial performance, including comparing financial performance to budgets and goals

•   Reviews capital allocation, dividend and share repurchasing strategies

•   Reviews operating budgets

•   Reviews capital expenditures

•   Reviews M&A activity and integration performance

•    Oversees strategic planning and financial policy matters

Each member of our Finance Committee meets the independence standards set forth in the Nasdaq listing standards. All of our Board members typically attend the Finance Committee meetings, a practice that has been in place for the past several years.

Mr. Mason, the current Chair of the Finance Committee, will retire as a Director at the end of his term at the Annual Meeting. In connection with Mr. Mason’s retirement, the Board will appoint a new Chair of the Finance Committee at its April 2026 meeting.

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CORPORATE GOVERNANCE

SHAREHOLDER ENGAGEMENT

We seek constructive discussions with shareholders and maintain an active investor relations program to nurture long-term relationships with the investment community.

During 2025, we met with 190 investment firms (holders and non-holders) and engaged with shareholders who represent approximately 63% of our outstanding common shares. As part of our investor outreach, we invited stewardship teams from shareholders representing over 50% of outstanding common shares to discuss strategic, financial and sustainability-related matters.

Our Investor Relations program also includes:
• Participation at investor conferences
• 1:1 and group meetings and tours hosted at our facilities	63%	In 2025, we engaged with shareholders representing over 63% of LECO's outstanding shares.
• An accessible, “open door” IR program throughout the year
• Nondeal roadshows (equity and stewardship teams)
• Tradeshow tours
• Perception studies

As part of our shareholder engagement, we provide access to company representatives beyond our Chairman and CEO, CFO, and Investor Relations Office, including our Lead Independent Director, General Counsel and Secretary, members of our executive leadership team, our Vice President of Environmental, Health, Safety & Sustainability, as well as product development and application experts from various departments.

Our engagement covers a variety of topics including business performance, growth opportunities, risk management, strategic initiatives, innovation, corporate governance practices, corporate sustainability initiatives, executive compensation, and other matters of shareholder interest. Specific topics discussed in 2025 included:

Corporate Governance Topics	Environmental & Social Topics	Strategic Topics
- Board composition - Board risk oversight - Expanded sustainability governance

-    Human capital topics including safety performance and engagement

-    Reporting frameworks and disclosures

-    Incorporation of sustainability-related metrics into compensation programs

-    Double materiality assessment learnings

- Organic growth and M&A - Automation strategy - Managing inflation - Savings programs - Capital allocation strategy

The discussions yielded supportive feedback on the design and execution of our Higher Standard 2025 Strategy, our capital allocation strategy, our Board composition and practices, sustainability governance, and our disclosures. We also received positive feedback on the following sustainability matters:

•	the alignment of our strategic plan with our sustainability goals, compensation and risk management program
•	expanded Board oversight and corporate governance structure to advance sustainability initiatives and regulatory disclosures
•	the expansion of our reporting frameworks and disclosures, which include alignment to UN SDGs, SASB and TCFD indices, a materiality assessment, EEO-1 disclosure, and enhanced CDP submissions.

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CORPORATE GOVERNANCE

Additionally, at our 2025 Annual Meeting, our shareholders voted, on an advisory basis, on the compensation of our NEOs. We achieved 97% approval for our NEO’s compensation. This result helps guide our Compensation and Executive Development Committee during their ongoing review of compensation policies and decisions.

The Board values an active investor relations program as it believes that shareholder input strengthens its role as an informed and engaged fiduciary. Investment community feedback is shared regularly with the full Board of Directors and Lincoln Electric’s leadership team and is considered as we progress our disclosures and strategic initiatives.

ANNUAL BOARD AND COMMITTEE EVALUATION PROCESS

The Board recognizes that a robust and constructive performance evaluation process is an essential component of Board effectiveness. Our Governance Guidelines require annual evaluation of the performance of the Board. The Nominating and Corporate Governance Committee, with the assistance of the Lead Independent Director, oversees the annual evaluation process. As part of this process, each Board member completes an evaluation relative to Committee and Board matters. The Lead Independent Director holds one-on-one calls with each Board member. A summary of the results of this process is presented to the Nominating and Corporate Governance Committee. The results are then reported to the full Board by the Lead Independent Director, which considers the results and ways in which Board processes and effectiveness may be enhanced.

Majority Voting Policy

The Director Nominees receiving the greatest number of votes will be elected (plurality standard). However, our majority voting policy requires any Director who does not receive a majority of votes cast in an uncontested director election to submit a resignation to the Board. The Nominating and Corporate Governance Committee would then consider each resignation and determine whether to accept or reject it, with full Board approval of such decision. Abstentions and broker non-votes will have no effect on the election of a Director and are not counted under our majority voting policy. Holders of common stock do not have cumulative voting rights with respect to the election of a Director.

Annual Meeting Attendance

Directors are expected to attend each annual meeting. The Director Nominees plan to attend this year’s Annual Meeting. All of our then-current Directors attended our 2025 Annual Meeting.

No Special Arrangements

None of the Director Nominees has any special arrangement or understanding with any other person pursuant to which the Director Nominee was or is to be selected as a Director or Director Nominee. There are no family relationships, as defined by SEC rules, among any of our Directors or executive officers. SEC rules define the term “family relationship” to mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Oversight of Our Company

BOARD OVERSIGHT OF STRATEGY

One of the Board’s key responsibilities is overseeing the Company’s strategic planning process, including reviewing the steps taken to develop strategic plans and approving the final plans. In 2025, this included receiving periodic updates regarding the Company’s execution and performance against our 2025 Strategy, as well as the development of our RISE Strategy. Our Board regularly discusses the key priorities of our Company, taking into consideration global economic, consumer and other significant trends. The Company’s long-term strategic plan is reviewed regularly with the Board, along with its annual operating plan, capital structure and sustainability performance.

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CORPORATE GOVERNANCE

BOARD OVERSIGHT OF ENTERPRISE RISK MANAGEMENT

The Company uses an enterprise risk management (ERM) process to identify and address strategic, operating, compliance and financial risks that may arise in the ordinary course of business. Our ERM process is a company-wide initiative that seeks to prioritize significant risks to the organization and allocate appropriate resources to address such risks. ERM risks are reported to our internal corporate Risk Committee, comprised of business units and functional leaders (e.g., IT, Finance, Legal), led by our Chief Financial Officer, working with our Vice President, Internal Audit. Critical risks facing the organization are each assigned an executive as “Risk Owner” to lead action planning to mitigate and monitor risks, where possible, and scheduled for periodic reviews with either the full Board or various Board Committees for further evaluation of risk trends and mitigation plans.

Our Board provides oversight of the ERM process and systematically reviews critical risks. Our Lead Independent Director promotes our Board’s engagement in ERM. The Audit Committee reviews the Company’s risk assessment and ERM process annually, ensuring that management has instituted sufficient processes to identify critical risks and has developed plans to manage such risks.

BOARD OVERSIGHT OF INFORMATION SECURITY, CYBERSECURITY AND ARTIFICIAL INTELLIGENCE

Cybersecurity has been identified as a critical risk and the Audit Committee receives updates at each regularly scheduled meeting on both cybersecurity and information security matters. The Company maintains cybersecurity insurance coverage and has undergone several simulation, preparedness and response exercises. The Company has not experienced a reportable information security breach within the last three years and is tested externally on its information security environment at least annually. The Company’s Vice President, Global Cyber & Information Security manages our cybersecurity program, and the Company maintains an information security training program that requires all computer-based employees to complete periodic training through various modules related to information security matters, including phishing simulation exercises to enhance cybersecurity awareness. The Audit Committee receives regular updates about artificial intelligence (AI) governance, and AI is reviewed with the Board as an emerging ERM risk. The Company has an AI governance committee and has developed policies and procedures related to AI development, deployment and management of AI systems.

BOARD OVERSIGHT OF SUSTAINABILITY MATTERS

Our sustainability programs include a range of initiatives around corporate responsibility, safety and environmental performance, and human capital topics, which reflect our Board’s recognition of the importance of achieving our goals responsibly and aligning with our key stakeholders to drive long-term value creation. Issues that we focus on include workplace health and safety, reduction of the impact of our operational footprint through reduced emissions, lower energy intensity, and conservation of natural resources, human capital management, workplace culture, employee development and engagement, corporate governance, business ethics and compliance, cybersecurity, and strong community partnerships.

Our Company has clear responsibilities and a robust governance structure related to sustainability matters. The Board’s oversight responsibility for sustainability is reflected in our Governance Guidelines. The Board receives a formal annual update on corporate governance matters, including sustainability developments and pending considerations. Additionally, sustainability metrics are incorporated into the annual individual goals of our CEO and other executives. Our Executive Vice President, General Counsel (GC), oversees corporate environmental, health, safety & sustainability (EHS&S) initiatives and global reporting, as well as an Executive Sustainability Committee. The GC also works closely with our Vice President of EHS&S, business unit leadership and local facilities to implement, monitor and measure our EHS&S results. EHS&S also oversees an internal Product Sustainability Committee with a primary focus on enhancing product stewardship with sustainable solutions and now oversees a multi-disciplinary Sustainability Disclosure Committee. We encourage you to review our Sustainability Report on our website at sustainability.LincolnElectric.com for more information on our sustainability matters including the Board’s oversight responsibility, our global workforce, employee engagement and development, community engagement.

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CORPORATE GOVERNANCE

Compensation-Related Risk

We regularly assess risks related to our compensation and benefit programs, including our executive compensation program, and our Compensation and Executive Development Committee is actively involved in those assessments. In addition, our independent executive compensation consultant completed a risk assessment of our executive compensation program for 2025. Although we have a long history of pay for performance and incentive-based compensation, we believe our compensation programs contain many mitigating factors to ensure that our employees are not encouraged to take unnecessary risks.

As a result of all these efforts, we do not believe the risks arising from our executive compensation policies and practices are reasonably likely to have a material adverse effect on Lincoln Electric.

Related-Party Transactions

The Board has adopted a policy regarding the review and approval of transactions between the Company and its subsidiaries and certain related parties that are required to be disclosed in proxy statements, which are referred to as “related-party transactions.” Related parties include our Directors, Director Nominees, executive officers, persons controlling 5% or more of our common shares, and the immediate family members of these individuals. Pursuant to the policy, the Audit Committee is responsible for reviewing and approving related-party transactions and will consider information it deems appropriate, including, but not limited to, whether the terms of the transaction are no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, the approximate dollar value of the transaction, and the nature and extent of the related party’s interest in the transaction. No Director will participate in any discussion or approval of a related-party transaction for which he or she is a related party, other than to provide material information concerning the transaction.

We define “related-party transactions” generally as transactions collectively over $120,000 in any calendar year, in which any related party had, has or will have a direct or indirect material interest and the Company was or is to be a participant. We have a monitoring and reporting program, which includes requirements to report all actual or potential related-party transactions during the year and information regarding all relationships with entities involving a related party.

The Company did not have any related-party transactions that required Audit Committee approval in 2025.

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CORPORATE GOVERNANCE

Director Compensation

OUR BOARD COMPENSATION PROGRAM

Based upon the recommendations of the Nominating and Corporate Governance Committee, the Board determines our non-employee Director compensation. The Nominating and Corporate Governance Committee periodically reviews all elements of Board compensation in relation to our proxy peer group (as identified in the CD&A), trends in Board compensation and other factors it deems appropriate. In October 2025, the Nominating and Corporate Governance Committee reviewed the non-employee Director compensation program, with Meridian Compensation Partners as independent advisor, and determined the overall compensation of our Directors was positioned below the median of our proxy peer group. The objectives of our non-employee Director compensation program are to help attract highly qualified individuals to serve on our Board and to align their interests with those of our shareholders. As a result, the Nominating and Corporate Governance Committee recommended certain changes to the non-employee Director compensation program to the Board. The Board approved the following adjustments to our non-employee Director compensation program:

•	An increase in the value of the annual restricted stock unit award (and the initial equity award for any newly-elected director) from approximately $155,000 to $180,000 per year, effective with the December 2025 equity award.
•	Additionally, changing the timing of the annual equity award to align with the Directors’ election by shareholders at the annual meeting (April each year). As a result, the December 2025 equity grant would be prorated to cover service from December 2025 until the 2026 Annual Meeting, and starting with the 2026 Annual Meeting, and every year thereafter, the full value of the award will be granted.
•	An increase in the annual Board retainer from $95,000 to $110,000, effective January 2026.

An employee of Lincoln Electric who also serves as a Director does not receive any additional compensation for serving as a Director.

All non-employee Directors receive cash retainers and an annual stock-based award for serving on our Board. Stock-based compensation is provided under our 2023 Stock Plan for Non-Employee Directors.

GOOD CORPORATE GOVERNANCE PRACTICES

Lincoln Electric seeks to attract and retain highly qualified individuals to serve on the Board. To that end, Lincoln Electric maintains the philosophy of paying non-employee Directors fairly and reasonably, considering external market factors, consistent with good governance practices. With respect to our non-employee Director compensation program, our corporate governance practices include:

What We Do		What We Don’t Do
Reasonable limits on non-employee Directors’ annual equity awards included in 2023 Stock Plan for Non-Employee Directors	✔	No Hedging or Pledging of Lincoln Electric Common Shares	✘
Total compensation is generally positioned near the peer median	✔	No Perquisites	✘
Non-employee Director compensation approved by full Board	✔
Full-value equity award granted at a fixed-value	✔	No Excise Tax Gross-Ups or Tax Reimbursements	✘
Double Trigger Provisions for Change in Control	✔
Stock Ownership Guidelines	✔
Independent Advisor	✔

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CORPORATE GOVERNANCE

The following is a summary of our current non-employee Director compensation program:

DIRECTOR COMPENSATION PROGRAM
	Cash
Annual Retainer[1]	All Board Members	$110,000
	Audit Committee Chair	$30,000
	All Other Committee Chairs	$20,000
	Lead Independent Director	$35,000
	Meeting Fees[2]	—
	Equity
Equity	Annual Restricted Stock Unit (RSU) Award[3]	$180,000
	Initial RSU Award[3,4]	$180,000
	Other Arrangements
	Expense Reimbursement[5]
	Continuing Education[6]

1	Directors have the ability to defer annual cash compensation under the Non-Employee Directors’ Deferred Compensation Plan.
2	We do not have separate meeting fees, except if there are more than eight full Board or Committee meetings in any given year, Directors will receive $1,500 for each full Board meeting in excess of eight meetings and Committee members will receive $1,000 for each Committee meeting in excess of eight meetings in total.
3	Directors have the ability to defer RSUs under the Non-Employee Directors’ Deferred Compensation Plan.
4	The initial award will be pro-rated based on the Director’s length of service during the twelve-month period preceding the next regularly scheduled annual equity grant, which normally occurs when the Annual Meeting is held.
5	We reimburse Directors for reasonable out-of-pocket expenses incurred in connection with attendance at Board and Committee meetings, or when traveling in connection with the performance of their services for Lincoln Electric.
6	Directors are generally reimbursed up to $5,000 each year for continuing education expenses (inclusive of travel expenses) for programs each Director may elect to attend. We also incorporate continuing education topics for Directors into our Board meetings throughout the year.

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CORPORATE GOVERNANCE

2025 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)		Stock Awards[1] ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		Total ($)
Brian D. Chambers	95,000	[2]	63,520		19	[3]	158,539
Curtis E. Espeland	130,000		63,520		—		193,520
N. Joy Falotico	82,069		188,310		—		270,380
Bonnie J. Fetch	95,000		63,520		6	[3]	158,526
Patrick P. Goris	125,000	[2]	63,520		1,350	[3]	189,870
Michael F. Hilton	115,000		63,520		82	[3]	178,602
Marc A. Howze	105,000		63,520		—		168,520
Kathryn Jo Lincoln	95,000	[2]	63,520		86	[3]	158,606
Phillip J. Mason	115,000		63,520	[4]	—		178,520
Ben P. Patel	95,000		63,520		86	[3]	158,606
Kellye L. Walker (retired)[5]	40,014		—		8	[3]	40,022

1	On December 10, 2025, 257 RSUs were granted to each then-serving non-employee Director under our 2023 Stock Plan for Non-Employee Directors. The 257 RSUs granted is the prorated amount to cover service from December 2025 until the 2026 Annual Meeting. For Ms. Falotico, 578 RSUs were also granted to her in February 2025 upon her initial appointment to the Board. The Stock Awards column represents the grant date fair value under FASB Accounting Standards Codification (ASC) Topic No. 718 based on a closing price of $247.16 per share on December 10, 2025, and, with respect to the award granted to Ms. Falotico, a closing price of $215.90 per share on February 19, 2025. Assumptions used in the calculation of these amounts are included in footnote 10 to our audited financial statements for the fiscal year ended December 31, 2025 included in our Annual Report on Form 10-K filed with the SEC on February 25, 2026.

As of December 31, 2025, the number of RSUs held by each then-serving non-employee Director was 257, except for Ms. Falotico, who held 835. Each of Messrs. Goris, Hilton, and Patel and Mses. Falotico and Lincoln elected to defer receipt of the RSUs that were granted in 2025 under our Non-Employee Directors’ Deferred Compensation Plan.

2	All of Messrs. Chambers’ and Goris’, and Ms. Lincoln’s Board fees were deferred under our Non-Employee Directors’ Deferred Compensation Plan.
3	The amount shown for 2025 represents above-market non-qualified deferred compensation earnings calculated as the difference in earnings under the Moody’s Corporate Bond Index fund in our Non-Employee Directors’ Deferred Compensation Plan and a hypothetical rate.
4	Mr. Mason will not receive an RSU award at the 2026 Annual Meeting due to Mr. Mason’s retirement.
5	Ms. Walker retired from the Board on April 24, 2025, the date of our 2025 Annual Meeting.

STOCK OWNERSHIP GUIDELINES

In keeping with the philosophy that Directors’ interests should be aligned with the shareholders’ interest and as part of the Board’s continued focus on corporate governance, all of our non-employee Directors must adhere to our stock ownership guidelines. RSUs, including any RSUs that have been deferred under the Non-Employee Directors’ Deferred Compensation Plan, count toward the stock ownership amount; shares held in another person’s name (including a relative) do not.

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CORPORATE GOVERNANCE

With respect to 2025, the stock ownership guidelines can be met by satisfying one of the two thresholds noted in the chart below. Directors have five years from the date of election to the Board to satisfy the stock ownership guidelines. As of December 31, 2025 all of our non-employee Directors had satisfied the stock ownership guidelines, except for Ms. Fetch and Mr. Howze, who were appointed to the Board in 2023, and Ms. Falotico who was appointed to the Board in February 2025, who are each on track to meet the ownership guidelines within the 5 years.

Retainer Multiple		Number of Shares
Shares valued at 5x annual Board retainer (total of $475,000)	OR	2,185*

*	Represents shares equal to $475,000 based on the closing price of Lincoln Electric stock as of December 29, 2023 (the last trading day of that calendar year) of $217.46.

The Nominating and Corporate Governance Committee annually reviews the guidelines to help ensure that the components and values are appropriate. A review was conducted during 2025, with the assistance of Meridian Compensation Partners, and it was determined that no changes to the guidelines were necessary, other than the share floor amount being reset as of December 31, 2025 to reflect the increased Board retainer of $110,000, as the five times annual retainer guideline remains consistent with the peer group median. With respect to 2026, the revised stock ownership guidelines can be met by satisfying one of the two thresholds noted in the chart below.

Retainer Multiple		Number of Shares
Shares valued at 5x annual Board retainer (total of $550,000)	OR	2,296*

*	Represents shares equal to $550,000 based on the closing price of Lincoln Electric stock as of December 31, 2025 (the last trading day of 2025) of $239.64.

The next review is anticipated to occur in 2026.

EQUITY AWARDS

The non-employee Directors’ RSU awards are granted under the 2023 Stock Plan for Non-Employee Directors. Under the terms of the awards, RSUs generally vest in full one year after the date of grant. In addition, the awards vest in full in the event of a change in control of Lincoln Electric if the Director’s service is terminated or if the award is not assumed upon the change in control. The awards also vest in full upon the death or disability of the Director, or generally vest pro rata, based on length of service from the date of grant, upon the retirement of the Director. However, because of the change of the timing of annual RSU grants to align with the annual meeting, the December 2025 RSUs were already pro-rated to cover service from December 2025 until the 2026 Annual Meeting. As a result, the December 2025 RSUs granted to Mr. Mason will vest in full upon his retirement. Dividend equivalents are sequestered until the shares underlying the RSUs are distributed, at which time the dividend equivalents are paid in cash.

DEFERRED COMPENSATION PLAN

The Non-Employee Directors’ Deferred Compensation Plan allows the non-employee Directors to defer payment of all or a portion of their annual cash compensation and RSUs granted to them. This plan allows each participating non-employee Director to elect to begin payment of the deferred amounts as of the earlier of termination of service as a Director, death or a date not less than one full calendar year after the year the fees are initially deferred.

The investment elections available under the plan for cash compensation deferred are the same as those available to executives under our Top Hat Plan, which is discussed in the executive compensation narrative under 2025 Deferred Compensation Benefits. RSU deferrals are deemed invested solely in a Lincoln Electric Stock fund, and no other plan deferrals are eligible for investment into that fund.

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Executive Compensation

Our long-term strategy is focused on key actions and initiatives that generate long-term profitable growth within our targeted markets through value-added solutions and operational excellence. We believe this approach engages our business team to create a long-term value proposition for shareholders that generates above-market returns through an economic cycle while maintaining a short-term focus on improving profitability and driving operating excellence. More information on our business and strategy can be found in the “Business Overview” section at the beginning of this Proxy Statement.

The Compensation Discussion and Analysis (CD&A) describes our executive compensation programs and how they apply to our NEOs. The CD&A contains statements regarding future performance targets and goals. These targets and goals are disclosed in the context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We caution investors not to apply these statements in other contexts.

Executive Compensation Table of Contents

Executive Summary	44
Our Compensation Philosophy	50
Key Elements of Executive Compensation	55
Other Arrangements, Policies and Practices	65
Summary of 2025 Compensation Elements	71
2025 Summary Compensation Table	72
2025 Grants of Plan-Based Awards Table	74
Holdings of Equity-Related Interests	76
2025 Deferred Compensation Benefits	77
Termination and Change in Control Arrangements	79
CEO Pay Ratio	85
Pay Versus Performance	86

Steven B. Hedlund	Gabriel Bruno	Jennifer I. Ansberry	Michael J. Whitehead	Susan C. Edwards

Chairman and Chief Executive Officer	Executive Vice President, Chief Financial Officer and Treasurer	Executive Vice President, General Counsel and Secretary	Executive Vice President, President, Americas Welding	Executive Vice President, Chief Human Resources Officer

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

EXECUTIVE SUMMARY

Our approach to executive compensation is generally the same as our approach to employee-wide compensation, with a strong belief in pay for performance and a long-standing commitment to incentive-based compensation.

While maintaining our performance-driven culture, our executive compensation program is designed to achieve the following objectives:

Align Interests	Incentivize Management	Support Long-Term Strategy
Align the interests of management (and employees) with long-term interests of our shareholders and other stakeholders	Design compensation elements to incentivize management to deliver above-market financial results	Define performance drivers which support key financial and strategic business objectives
Good Corporate Governance Practices	Retention & Succession Planning	Pay for Performance
Help ensure we are following good corporate governance practices in the design and operation of our executive compensation program, including consideration of the risks associated with those practices	Reinforce executive retention to enable achievement of annual and long-term business goals through a stable management team	Link incentive-based compensation to the Company’s short-term and long-term financial and operational performance

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EXECUTIVE COMPENSATION

PERFORMANCE AND FINANCIAL HIGHLIGHTS

In 2025, the business continued to set new records as we successfully navigated dynamic operating conditions and soft demand in many of our end markets and geographies on lower industrial activity and capital spending. We continued to invest in long-term growth with the acquisition of Alloy Steel International and advanced the integration of three acquisitions completed in 2024, which expand our portfolio in automation, mobile power generation, and welding solutions. In addition, we expanded our standard equipment vitality index by 800 basis points to 58% of sales, which extends our competitive position in the market. While standard equipment sales were lower than target due to weak customer capital spending, our portfolio has advanced to better capitalize on demand once customers pivot to growth.

Our 2025 results demonstrated our business’ resilience, the advantage of our team’s customer-first approach, the agility of our operations, our financial discipline, and our commitment to developing innovative solutions through the cycle that drive productivity, quality, sustainability, and safety in their operations. We believe our initiatives and incentives are aligned with our stakeholders and have demonstrated a track record of superior value creation for our shareholders. We believe our short-term and long-term performance targets align with our executive compensation programs.

The following table highlights key 2025 financial performance highlights that are associated with executive compensation programs:

See Appendix A for definitions and/or reconciliation of these metrics to results reported in accordance with GAAP. Performance measures used in the design of the executive compensation program are presented within the CD&A section.

TOTAL SHAREHOLDER RETURN (TSR)

We believe that TSR is an important measure to demonstrate the Company’s value creation for shareholders and our executives over the long-term. For 2025, approximately 68% of our CEO’s and 48% of our other NEOs’ compensation was tied to equity-based compensation, which can be favorably impacted when the TSR rate increases. In this case, the value of the compensation paid to our NEOs increases in line with the appreciation received by our shareholders.

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EXECUTIVE COMPENSATION

The following 3-Year (2023–2025) TSR Performance Percentile Rank chart illustrates our TSR performance compared to our peer group, the S&P Composite 500 Stock Index (S&P 500), the S&P 400 Index, and the S&P 400 Industrials Index. The TSR percentile rankings show the position of our TSR performance compared to the particular group, with a 50th percentile ranking indicating median (or market) performance. Percentiles below 50 indicate below-market performance, while percentiles above 50 indicate above-market performance.

1   See Appendix A for definition of TSR

FINANCIAL AND STRATEGIC MEASURES USED FOR COMPENSATION PURPOSES

We consider various types of widely reported financial and strategic metrics to apply to our executive compensation program. Some of these financial metrics directly impact our executive compensation program, while in some cases we use the closest approximations for the metrics that we use in our compensation programs. We believe that all of these metrics are critical to the short-term and long-term growth and performance of our organization.

Financial metrics used to evaluate operational performance and used in our short-term annual bonus and our long-term incentive plan designs are:

* Total payout subject to maintaining top quartile ROIC performance.

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EXECUTIVE COMPENSATION

PAY FOR PERFORMANCE, OBJECTIVES AND PROCESS

In designing our executive compensation program, a core philosophy is that our executives should be rewarded when they deliver financial results that provide value to our shareholders. Therefore, we have established a program that ties executive compensation to superior financial performance. To assess pay for performance, we evaluate the relationship between CEO and NEO realizable pay and key financial metrics including those measured in our annual and long-term incentive program and TSR. This allows us to understand the relative degree of alignment between the pay delivered and the performance achieved for shareholders. In 2025, this analysis was performed by our external advisors and reviewed with the Compensation and Executive Development Committee (the “Committee”), with the conclusion that our compensation program is working as intended in aligning pay with Company performance and shareholder returns.

2025 EXECUTIVE COMPENSATION ACTIONS

The Committee annually considers the overall design of our executive compensation program, aiming to achieve alignment with shareholder interests and our pay for performance philosophy. The Committee also reviews prevailing best practices across our industry and the broader market. Significant consideration is also given to shareholder feedback, including the say-on-pay vote. At our 2025 Annual Meeting, approximately 97% of our shareholders approved, on an advisory basis, the compensation of our NEOs. The Committee believes the voting results demonstrate significant support for our executive compensation program and determined that it did not need to make any substantial changes to the existing program simply in response to the say-on-pay vote. As prospectively disclosed in last year’s proxy statement, in light of the recent CEO transition and the transition to a new independent compensation consultant in 2024, the Committee was separately motivated to undertake a holistic review of our executive compensation program. Based on this review, the following program design changes were made for 2025:

Compensation Element	2024 Design	2025 Design	Rationale for Change

Short-Term Incentive Plan

Financial Metrics	100% Overall Weighting	- 50% Adjusted EBITB - 25% AOWC/ Sales - 25% Revenue	80% Overall Weighting	- 60% Adjusted EBITB - 20% AOWC/ Sales

•   Continued focus on profitability and working capital efficiency to maximize cash flow generation remain priorities

•   Revenue, as a primary incentive plan metric, was moved to Long-term Incentive Plan.

Non-financial Metrics	Individual Performance Modifier		20% Team Oriented Strategic Goals Weighting		• The implementation of team-oriented strategic objectives encourages heightened focus on achieving the near-term building blocks of our long-term strategic priorities. For 2025, these included objectives tied to Safety, Growth, Productivity, Teamwork and Talent strategic initiatives, which are weighted equally for compensation purposes.
			Individual Performance Modifier		• Continued use of an individual performance modifier will allow for payout differentiation, when warranted.

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EXECUTIVE COMPENSATION

Compensation Element	2024 Design 2023-2025 Performance Cycle and 2024-2026 Performance Cycle	2025 Design 2025-2027 Performance Cycle	Rationale for Change

Long-Term Incentive Plan

Equity Vehicles	- 33.3% Performance Shares - 33.3% Stock Options - 33.3% RSUs	- 50% Performance Shares - 25% Stock Options - 25% RSUs

•   Additional emphasis on Performance Shares more closely aligns with predominant market practice and enhances line-of-sight and accountability on our leadership team to achieve our stated financial objectives

•   Continued use of stock options to help align our executives with shareholder interests (i.e., stock price appreciation)

•   Continued use of RSUs will aid in retention

Vesting Provisions	- 3-year ratable (annual) vesting for Stock Options - 3-year cliff vesting for RSUs - 3-year cliff vesting for Performance Shares	- 3-year ratable (annual) vesting for both Stock Options and RSUs - 3-year cliff vesting for performance shares	• With the change in RSU vesting to 3-year ratable (annual) vesting, our vesting provisions more closely align with peer and broader market practices, increasing our ability to attract and retain top talent
Performance Share Metrics	- 50% Adjusted Net Income Growth - 50% Relative ROIC	- 50% Net Sales Growth - 50% Adjusted Operating Income Margin Expansion - Total payout subject to maintaining top quartile ROIC performance

•    We believe revenue (“Net sales”) growth is a key driver to long-term growth and a more appropriate measure over a longer-term (i.e., 3-year)

•   The use of margin expansion aligns with our stated long-term strategy to enhance profitability through operational excellence and a focus on higher margin business

•   To complement growth and profit margin expansion targets, the executive team is expected to maintain top quartile 3-year average ROIC performance otherwise payout under the plan will be capped at target, which is designed to drive long-term shareholder value

In addition, in 2025 the Committee, with advisory support from Meridian, our independent compensation consultant, conducted a detailed evaluation of our severance and change in control and retirement benefits. This review resulted in the development and adoption of the new Lincoln Electric Holdings, Inc. Executive Severance Plan (the “Executive Severance Plan”) which was designed to align these benefits with current market practices and shareholder expectations. Additional information about the Executive Severance Plan is provided in the “Termination and Change in Control Arrangements” section.

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EXECUTIVE COMPENSATION

GOOD CORPORATE GOVERNANCE PRACTICES

In addition to our emphasis on above-market financial performance and pay for performance, we design our executive compensation program to be current with best practices and good corporate governance. We also consider the risks associated with any particular program, design or compensation decision. We believe these assessments result in sustained, long-term shareholder value. Some of those corporate governance practices are described in the “Compensation-Related Risk” section in this Proxy Statement.

The following table highlights certain of our good governance practices relative to our executive compensation program:

What We Do		What We Don’t Do

Pay for Performance Focus

(Compensation programs weighted heavily toward variable, “at risk,” compensation; perform annual reviews of market competitiveness and the relationship of compensation to financial performance)

	✔	No Guaranteed Pay Increases (No multi-year guarantees for compensation increases, including base pay, and no guaranteed bonuses)	✘

Balanced Compensation

(Compensation opportunities linked to both short-term and long-term periods of time with overlapping performance periods, while aligning compensation with several financial performance metrics that are critical to achievement of sustained growth and shareholder value creation)

	✔	No Repricing or Replacement of Underwater Stock Options without Prior Shareholder Approval	✘
Double-Trigger Provisions for Change in Control	✔	No Payment of Dividends on Unvested Equity	✘
Stock Ownership Guidelines for all Executive Officers	✔	No Excessive Perquisites	✘
Clawback Policy	✔	No Excise Tax Gross-Ups or Tax Reimbursements	✘
Independent Compensation Committee and Consultant	✔	No Hedging or Pledging of Lincoln Electric Stock	✘

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EXECUTIVE COMPENSATION

OUR COMPENSATION PHILOSOPHY

Our compensation program is designed to attract and retain exceptional employees, while maintaining our strong pay for performance culture. We design our compensation system to reflect current best practices and our performance-driven culture, including targeting all elements of compensation within a reasonable range of the market median. We believe these practices result in sustained, long-term shareholder value and promote quality corporate governance in compensation decisions.

The primary components of our executive compensation program, summarized below, help ensure that we maintain our performance-driven culture:

Type	Component and Competitive Target	Philosophy and Objective
Fixed Compensation	Base Salary	• Provide market-competitive fixed pay reflective of an officer’s role, responsibilities and individual performance to order to help attract and retain the best talent
Incentive-Based Compensation	Short-Term Incentive

•    Cash incentive plan intended to recognize results in a single performance year

•    Designed to link pay to annual financial and strategic results

•    Financial metrics include adjusted EBITB and average operating working capital to net sales ratio

•    Non-financial metrics include objectives focused on achieving near-term building blocks of our long-term strategic priorities in the areas of Safety, Growth, Productivity, Teamwork and Talent

Long-Term Incentives

•    Equity based incentive granted 50% Performance Shares, 25% Restricted Stock and 25% Stock Options

•    Designed to link pay to long-term performance, to align executive incentives with shareholder value creation, and to help facilitate stock ownership and retention

In addition to the primary components of our executive compensation program, we provide benefits and perquisites that we believe, taken as a whole, are at the market median.

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EXECUTIVE COMPENSATION

Average Mix of Key Compensation Components

Individual performance also plays a key role in determining the amount of compensation delivered to an individual, with our philosophy being that the best performers should receive the greatest rewards. The following charts present the mix of 2025 target direct compensation for our CEO and all of our other NEOs (on an average basis), as established in the beginning of 2025. As shown below, 87% of the CEO’s compensation mix was “at risk” and 73% of such other NEOs’ compensation mix, on average, was “at risk,” with the actual amounts realized based on annual and long-term performance as well as our stock price.

THE ROLES OF THE COMMITTEE, EXTERNAL ADVISORS AND MANAGEMENT

The Committee, which consists solely of non-employee Directors, has primary responsibility for reviewing, establishing and monitoring all elements of our executive compensation program. The Committee is advised by its independent executive compensation consultant, Meridian Compensation Partners, and independent legal counsel as it deems appropriate. Management provides recommendations and analysis to the Committee.

ROLE OF THE COMMITTEE

Compensation-Related Tasks	Organizational Tasks
Reviews, approves and administers all of our executive compensation plans, including our equity plans	Evaluates the performance of the CEO, including consideration of tone and embodiment of core values, with input from all non-employee Directors
Establishes performance objectives under our short-term and long-term incentive compensation programs[1]	Reviews the performance capabilities of the other executive officers, including consideration of tone and embodiment of core values, based on input from the CEO
Determines the attainment of performance objectives and the awards to be made to our executive officers under our short-term and long-term incentive compensation programs[1]	Reviews succession planning for officer positions, including the position of the CEO
Determines the compensation for our executive officers, including base pay and short-term and long-term incentive compensation opportunities[1]	Reviews proposed organization or responsibility changes at the officer level
Reviews compensation practices relating to key employees to confirm that these practices remain equitable and competitive	Reviews our practices for the recruitment and development of a broad talent pool
Reviews employee benefit plans that relate to executive officers and/or key employees	Retains the services of independent legal counsel from time to time to provide input on various matters

1    The independent members of the Board take such action with respect to the CEO.

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EXECUTIVE COMPENSATION

ROLE OF EXTERNAL ADVISORS

MERIDIAN COMPENSATION PARTNERS

•	Independent executive compensation consultant for the Committee
•	Advises on matters including competitive compensation analysis, executive compensation trends and plan design, peer group company configuration, competitive financial performance and financial target setting
•	Performs data analysis on competitive compensation, competitive financial performance and financial target setting
•	Reviews analysis and data collected by management (particularly the CEO, the CFO and the Chief Human Resources Officer)
•	Reports directly to the Chairperson of the Committee
•	Meets with the Committee in executive session without the participation of management
•	Discusses the CEO’s recommendations with the Committee to help ensure the compensation recommendations are in line with stated compensation philosophies and are reasonable when compared to the competitive market
•	In particular, with respect to 2025, Meridian provided peer analysis regarding severance, change in control and retirement benefits.
•	The Committee is not bound by Meridian’s recommendations
•	Considering all relevant factors (as required by compensation consultant independence standards set forth in applicable SEC rules and Nasdaq listing standards), we have assessed Meridian’s independence, and are not aware of any conflict of interest that has been raised by the work performed by Meridian

ROLE OF CEO AND MANAGEMENT

•	Provide compensation-related recommendations to the Committee
•	The CEO recommends the compensation for other executive management positions and provides the Committee with assessments of their individual performance (both of which are subject to Committee review)
•	Perform individual performance assessments based on achievement of various financial and leadership objectives set by the CEO
•	Receive suggestions from the Committee for modifications to financial and leadership objectives where warranted

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EXECUTIVE COMPENSATION

Our Methodologies

SELECTION OF COMPENSATION ELEMENTS

As part of its annual review, the Committee evaluates whether changes in philosophy or structure are warranted in light of emerging trends, business needs and/or financial performance. The Committee then uses competitive market data, performance assessments, and independent executive compensation consultants and management recommendations to set the pay components along the targets described above. Actual pay for executive management will generally fall within a reasonable range of these targets, pending individual qualifications. Absent significant increases due to promotion, increases for break-through individual performance or significant changes in the competitive market data, pay increases are considered generally in line with market trends.

MARKET COMPARISON DATA

We collect competitive market compensation data from multiple nationally published surveys and from proxy data for a peer group of companies. Nationally published survey market compensation data is statistically determined (through regression analysis) to approximate our revenue size and aged to approximate more current data. The Company did not select the companies that comprise any of these survey groups. For our CEO and CFO, the Company utilizes 100% peer data for benchmarking. For the remaining NEO’s, the Company generally blends 50% survey and 50% peer data, as appropriate.

PEER GROUP

We use a peer group of publicly traded industrial companies that are headquartered in the U.S. that serve a number of different market segments and that have significant foreign operations. These are companies with which Lincoln Electric competes for talent and shareholder investment. In addition, we only select companies with solid historical financial results (removing companies from the peer group when their financial performance has consistently fallen below a reasonable level). The Committee conducted an annual review of our peer group, with the assistance of our independent advisor.

In July 2024, the Committee, with the assistance of Meridian as an independent advisor, reviewed its peer group and determined to remove Terex Corporation and The Toro Company, which were considered less comparable to the Company, and to add Dover Corporation, Fortive Corporation and Ingersol Rand Inc. for the 2025 compensation planning cycle. The three additional peers are in adjacent markets with a focus on automation and industrial technology.

For 2025, our peer group consisted of the following 19 publicly traded industrial corporations:

Ametek Inc.	Dover Corporation	Ingersol Rand	Snap-On, Inc.
Carlisle Companies Inc.	Flowserve Corporation	ITT Inc.	The Timken Company
ESAB Corporation	Fortive Corporation	Kennametal Inc.	Woodward Inc.
Crane Co.	Graco Inc.	Nordson Corporation	Xylem Corporation
Donaldson Company, Inc.	IDEX Corporation	Regal Rexnord Corporation

In July 2025, the Committee, with the assistance of Meridian as an independent advisor, reviewed its peer group and determined no changes to the peer group were needed for the 2026 compensation planning cycle.

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EXECUTIVE COMPENSATION

TIMING OF COMPENSATION DECISIONS

The following chart highlights the process and timing of compensation determinations and payouts:

Prior Year Fourth Quarter		Current Year First Quarter		Throughout Current Year
•	Committee reviews our compensation program and philosophy, including determining if our compensation levels are competitive with our peer group and if any changes should be made to the program for the next year	•	Committee determines the individual performance goals of the CEO (with Board approval) and sets the performance goals for each corporate-based (financial) component for the current year	•	Committee meets regularly throughout the year, with management and in executive session
•	Committee determines the principal components of compensation for the NEOs for the next year	•	CEO sets individual performance goals for the current year for each of the other NEOs, which are reviewed by the Committee	•	Ongoing review of Company performance against performance goals
•	Compensation consultant (Meridian) provides a competitive market assessment of pay levels for the executive officers, including the NEOs	•	Individual performance goals of CEO and the other NEOs are designed to drive our corporate goals and our strategy
		•	Base pay, annual bonus targets and long-term incentive awards are set at a regularly scheduled Committee meeting
		•	Payout amounts for the annual bonus and Performance Shares earned as of the end of the prior year are determined at the first available Committee meeting (normally in February) or a subsequent special meeting (normally in March), once financial results are available

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EXECUTIVE COMPENSATION

Key Elements of Executive Compensation

Each compensation component for our NEOs is described below, with specific actions that were taken during 2025 noted. For 2025 compensation amounts, please refer to the Summary Compensation Table and other accompanying tables.

BASE PAY

Base salary is provided to our executives to compensate them for their time and proficiency in their positions, as well as the value of their job relative to other positions at Lincoln Electric. Base salaries are set based on a subjective evaluation of the executive’s experience, expertise, level of responsibility, leadership qualities, individual accomplishments and other factors.

Level of responsibility	2	Individual performance	Internal equity	4	Peer Data
and experience		and leadership qualities

We aim to set base salaries at approximately the 50th percentile of the market, with the ability to differentiate based on the factors noted above.

2025 BASE PAY

Ahead of 2025, the Committee reviewed officer pay, including all NEOs, as compared to the market. The Committee approved certain increases in NEO base salaries as detailed below.

NEO	Increase/(Decrease)%	2025 Base Salary[1]
Steven B. Hedlund	4.0%	$ 1,050,000
Gabriel Bruno	3.4%	$ 600,000
Jennifer I. Ansberry	5.0%	$ 530,000
Michael J. Whitehead	7.9%	$ 410,000
Susan C. Edwards	3.6%	$ 485,000

1  Base salaries effective as of January 1, 2025 for all NEOs.

In February 2025, in connection with the promotion of Mr. Whitehead to Senior Vice President, Americas Welding, the Committee approved an increase in Mr. Whitehead’s base salary, establishing his new base salary at $450,000 effective March 1, 2025. The base pay for the NEOs falls within the competitive benchmark.

ANNUAL BONUS

The annual bonus provides executive officers, including the NEOs, with an opportunity to receive an annual cash bonus. We believe that bonus compensation should be linked to superior performance. Therefore, we use a structure that provides payments of above-average bonuses only where the performance of both the Company and the individual warrant it.

ANNUAL BONUS PROGRAM STRUCTURE

The formula to determine each NEOs actual bonus payout relative to target includes a Company Performance Factor and an Individual Performance Factor. To determine the bonus payout, the NEO’s target bonus is multiplied by the Company Performance Factor and the Individual Performance Factor.

2025 ANNUAL BONUS CALCULATION

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EXECUTIVE COMPENSATION

Company Performance Factor

The Company Performance Factor reflects performance against both Financial and Non-financial metrics. The final Company Performance Factor is determined by applying the applicable weightings to the ratings achieved for each Financial and Non-financial metric.

Financial Targets

Financial targets are established for the consolidated Company and for specific business units. Based on their role, each NEO is measured either entirely by the consolidated Company results or a blend of the results of the consolidated Company and the applicable business unit results. Each Financial target is measured independently and scored relative to budget, subject to predefined thresholds and ceilings. Achieving financial performance at budget results in a rating of 100%; exceeding budget generates a higher rating, while falling short of budget results in a reduced rating.

Non-Financial Metrics

Non-financial metrics are measured on a consolidated Company basis and are tied to the execution of key strategic initiatives. For each metric a “stretch” goal is established that can only be achieved with superior performance. Given this design, it is expected that only a portion of these targets will be met in a typical year. At the end of the year, the Committee, in consultation with the CEO, reviews actual performance relative to the goal for each metric and considers any exogenous factors that helped or hindered the Company’s progress towards the goal. The Committee then establishes an overall performance rating that reflects the Company’s achievement across all of the metrics. Achieving a majority of the goals results in a rating of 100%; meeting more of the objectives results in a higher rating, while meeting fewer of the objectives results in a reduced rating.

Individual Performance Factor

Once the Company Performance Factor is calculated, an Individual Performance Factor is applied to determine the final Bonus Payout.

The maximum Bonus Payout, considering both Company and Individual performance, will not exceed 200% of an individual’s annual Target Bonus Amount.

The Committee has discretion to approve payments outside of the strict application of this calculation, although no discretion was used for calculation of the 2025 annual bonuses.

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EXECUTIVE COMPENSATION

2025 COMPANY PERFORMANCE FACTOR METRICS

In 2025, the Company Performance Factor was calculated using an 80% weighting of Financial targets and 20% weighting for Non-financial metrics.

For each of the NEOs, with the exception of Mr. Whitehead, Financial targets were based on the Company’s consolidated results. Mr. Whitehead’s Financial targets also reflected the results of the Global Automation portfolio and Americas Welding segment, prorated for the portions of the year that he supported those businesses.

2025 Financial Targets

The Financial targets for 2025 consisted of two metrics, weighted as follows:

•	Adjusted EBITB (60% of total Company Performance Factor)
•	AOWC/Sales for Compensation Purposes (20% of total Company Performance Factor)

For both metrics, actual results are measured against budget at budgeted exchange rates and adjusted for the results of businesses acquired during the year. Budgets are set aggressively (based on the local and global economic climate), at the beginning of the year, are reviewed by the Finance Committee and are approved by the full Board. Each metric is calculated and interpolated on a financial payout curve. The payout curves for each metric, considering threshold and maximum opportunities, are set at the beginning of the year and are approved by the Committee.

The following table summarizes the performance levels, weightings and payout percentages for the financial metrics used in the 2025 annual bonus. On a consolidated basis, the Company’s 2025 target Adjusted EBITB was $910.6 million, and the 2025 target AOWC/Sales for Compensation Purposes was 20.6%.

		Achievement of Actual Results vs. Budget
Financial Metric	Weighting	Threshold	Target (Budget)	Maximum
Adjusted EBITB	60%	85%*	100%	115%
AOWC/Sales for Compensation Purposes	20%	90%	100%	110%
Rating		50%	100%	200%

*   With respect to the Global Automation portfolio, the Threshold is 75%.

Non-Financial Metrics

The Non-financial metrics consisted of 5 metrics aligned to strategic initiatives around Safety, Growth, Productivity, Teamwork and Talent as summarized in the following table:

Non-financial Metrics (20%):	2025 Goal
Safety	Achieve a targeted reduction in Days Away, Restricted or Transferred (DART) rate
Growth	Achieve a targeted increase in sales of standard equipment
Productivity	Achieve a targeted reduction in the cost of purchased goods and services
Teamwork	Achieve a targeted improvement in the Collaboration component of the 2025 Employee survey
Talent	Achieve a targeted talent mobility rate for our high potential leaders

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EXECUTIVE COMPENSATION

The Non-financial metrics are weighted as 20% of the Company Performance Factor.

2025 INDIVIDUAL PERFORMANCE FACTOR METRICS

Individual performance goals are set annually. A significant portion of our NEOs’ individual performance goals is tied to one or more aspects of our 2025 Strategy.

The following table highlights the material 2025 individual performance goals for our CEO. The Committee chair, supported by the Lead Independent Director, leads the review and evaluation process to establish the CEO’s performance goals for each year, which were approved by the Board at the beginning of 2025. The CEO’s 2025 performance goals were cascaded throughout the organization, and many were also in the individual performance goals for our other NEOs.

Individual Performance Goals	CEO
Execution of the 2025 Strategy
Human capital management, including employee engagement and development initiatives
Sustainability, including environmental, health and safety metrics
Financial and operating targets
Operational optimization and expansion, and new business ventures
Development of new long-term strategy

In defining the individual performance goals, the Committee considered the goals to be strategically important to the Company and its 2025 Strategy. The goals for 2025 were particularly aimed at operational optimization, expansion and new business ventures, employee engagement, a connected culture, cybersecurity and achieving our EHS and Sustainability metrics. The CEO’s individual performance rating is determined based on an evaluation of performance against the underlying goals with the final rating being approved by the independent Directors of the Board. In assessing the individual performance of our NEOs, the Committee reviews the performance rating recommended by the CEO with respect to each of the other NEOs and recommends revisions, as needed, prior to the Committee approval of such rating.

2025 ANNUAL BONUS CALCULATION AND PAYMENT

The 2025 annual bonus targets for the NEOs were established and approved by the Committee in February 2025 according to the principles discussed above. Mr. Whitehead’s 2025 target bonus increased by 2.3% effective January 1, 2025 and then an additional 14.3% effective March 1, 2025 when he was promoted to Senior Vice President, Americas Welding. The remaining NEO’s target bonus amounts stayed flat for 2025. The bonus targets for all the NEOs remain within the competitive benchmark.

2025 COMPANY PERFORMANCE FACTOR

In February 2026, in approving the 2025 payouts, the Committee assessed our financial performance against budget with respect to consolidated and applicable business unit performance, as applicable. Additionally, the Committee also reviewed the achievement of each Non-financial metric. While the Company made meaningful progress against all five Non-financial metrics and narrowly missed the target for two of them, it met or exceeded the target for only one of the five. At the recommendation of the CEO, the Committee decided to assign a 0% rating for this portion of the bonus calculation. On average, 2025 bonus payments for the NEOs were 9.5% below their 2025 target amounts, driven primarily by the 0% payout on the Non-financial metrics.

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EXECUTIVE COMPENSATION

The following table illustrates actual results for the consolidated Company versus target and the interpolated Performance Factor (“Rating”) for each Financial target and Non-financial metric to arrive at the Weighted Company Performance Factor.

	EBITB (60% Weighting)		AOWC/Sales (20% Weighting)		Non-financial Metric (20% Weighting)		Weighted Company Performance Factor
	Actual vs. Target	Rating	Actual vs. Target	Rating	Actual vs. Target	Rating
Lincoln Electric Holdings	100.5%	103.3%	98.8%	94.0%	1/5	0%	80.8%

Note: The Adjusted EBITB performance results were adjusted for the same types of special items that impact Adjusted Operating Income and Adjusted Net Income as disclosed in Appendix A.

2025 INDIVIDUAL PERFORMANCE FACTOR

The actual bonus payout to the NEOs considers the impact of individual performance. The Committee assessed the performance of each NEO against their Individual Performance Factor metrics and assigned a rating that impacts the annual bonus calculation as illustrated above. For the 2025 performance period, Individual Performance Factor ratings for the annual bonus for our officers ranged from 100 to 110. Payout determinations for the Individual Performance Factor for the 2025 performance period were made in the first quarter of 2026.

The following chart illustrates the actual calculated bonus considering both Company Performance Factor and Individual Performance Factor. Each of the NEOs, other than Mr. Whitehead, was measured entirely by the consolidated Company results. Mr. Whitehead’s annual bonus payout was measured 50% based on the consolidated Company results and 50% based on applicable business unit results.

NEO	Target Award Opportunity	Target Award as a % of Base Salary	Maximum Award Opportunity	Actual Award	Actual Award as a % of Target
Steven B. Hedlund	$ 1,464,500	139%	$ 2,929,000	$1,301,615	89%
Gabriel Bruno	$ 580,000	97%	$ 1,160,000	$ 515,491	89%
Jennifer I. Ansberry	$ 454,500	86%	$ 909,000	$ 403,950	89%
Michael J. Whitehead	$ 391,918	89%	$ 783,836	$ 379,416*	97%
Susan C. Edwards	$ 430,560	89%	$ 861,120	$ 382,672	89%

*	Mr. Whitehead’s annual bonus payout was pro-rated to reflect the financial performance results of the Global Automation portfolio business through February 28, 2025 and Americas Welding segment beginning March 1, 2025 aligned with his promotion to SVP, Americas Welding.

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EXECUTIVE COMPENSATION

LONG-TERM INCENTIVE COMPENSATION

We believe that long-term incentive compensation should be provided to focus rewards on factors that deliver long-term sustainability and should be established within a reasonable range of the market median (or 50th percentile), with the ability to differentiate based on individual attributes. We have generally targeted the median of the market, in keeping with our pay for performance philosophy, because we believe that superior long-term financial growth itself should be the main driver of above-market long-term incentive compensation.

For 2025, our long-term incentive compensation program consists of three components: (1) stock options, (2) RSUs and (3) Performance Shares. Beginning with the 2025 grant, the value of each is weighted 25% stock options, 25% RSUs and 50% Performance Shares. This mix weighted towards Performance Shares provides a focus on the financial performance of the metrics tied to the Performance Share plan. Annual awards of all three components are made to eligible participants, including the NEOs.

In evaluating 2025 long-term incentive compensation (at the beginning of 2025) for our NEO’s, the Committee reviewed 2024 compensation versus the competitive benchmarks. The Committee concluded that the long-term incentive compensation program for the NEOs was within the competitive benchmark for most NEO’s, but it was generally low in the range. As such, the long-term incentive targets for the NEOs increased on average 13.3%, placing their long-term incentive targets closer to market. All of these awards are subject to our Recovery of Funds Policy, which is discussed below.

Valuation of Equity Awards. We use standard valuation methods to convert long-term incentive compensation values to shares upon the grant date. These methods consider a 7-day historical average of our stock price, up to and including the grant date, for RSUs and Performance Shares and the grant date Black-Scholes valuation for stock options.

Normal Cycle and Out-of-Cycle Equity Awards. The Committee has discretion in awarding grants to the CEO and all other executives (including our other NEOs) and does not delegate its authority to management, nor does management select or influence the award dates. Occasionally, the Committee may approve limited, out-of-cycle special awards for specific business purposes or in connection with executive promotions or the hiring of new executive employees. However, the date used for normal cycle awards to the CEO and our senior executive participants, including the NEOs, is the date of a regularly scheduled Committee meeting, which is fixed well in advance and generally occurs at the same time each year.

The Committee has approved delegated authority to the CEO to designate awards through 2026 to certain employees under our equity plan, subject to specific limits established. The CEO can only grant RSU awards and cannot grant awards to any executive officers, Section 16 officers or greater-than-10% beneficial owners of the Company, and such awards must be granted pursuant to the agreements and vesting terms already approved by the Committee.

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EXECUTIVE COMPENSATION

The following is a summary of the three components of our long-term incentive compensation program, in which all our NEOs participate, as in effect for 2025:

	Standard Vesting Provision	Accelerated Vesting Provisions
Stock Options 1/3	• Vest ratably over 3 years

•    Full vesting upon death or disability.

•    Full vesting upon retirement.

•    Full vesting in the event of a change in control, if

(i)  replacement awards are not provided or

(ii)  replacement awards are provided and there is a subsequent qualifying termination.

Restricted Stock Units (RSUs) 1/3	• Vest ratably over 3 years

•    Full vesting upon death or disability.

•    Full vesting upon retirement.

•    Full vesting in the event of a change in control, if

(i)  replacement awards are not provided or

(ii)  replacement awards are provided and there is a subsequent qualifying termination.

Performance Shares	• Vest based on performance during the applicable 3-year performance period

•    Vest at target upon death or disability.

•    Full vesting upon retirement, based on actual performance for the applicable 3-year performance period.

•    Vest at greater of target or actual in the event of a change in control, if

(i)  replacement awards are not provided or

(ii)  replacement awards are provided and there is a subsequent qualifying termination.

Following a review of market data, the Committee approved certain changes to the retirement vesting provisions of our equity awards. Commencing with grants made in February 2026, the NEOs must provide six months’ notice of retirement, and, in such cases, the awards will continue to vest, subject to compliance with applicable restrictive covenants. This change was made to allow sufficient time for succession planning and ability to enforce restrictive covenants.

For more information about the quantities of the 2025 stock option, RSU and Performance Share awards actually granted to the NEOs, see the 2025 Grants of Plan-Based Awards table and the Outstanding Equity Awards at 2025 Fiscal Year-End table (and their related narrative disclosure) below.

PERFORMANCE SHARES

Our long-term incentive compensation program includes grants of Performance Shares, which are designed to offer award opportunities aligned with the long-term performance of Lincoln Electric. Target share amounts are set each year at the beginning of a three-year performance cycle based on a 7-day historical average of the stock price, up to and including the grant date. Because awards are granted each year and because each award relates to a three-year performance cycle, three different cycles will be running at any point in time. The percentage of the target shares actually paid at the end of the applicable three-year cycle will be based upon achievement of Company performance during the three-year performance cycle as interpolated against pre-established performance thresholds. Each plan has performance thresholds with percentage payouts attributable to those thresholds ranging from 0% to 200% of target.

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EXECUTIVE COMPENSATION

PERFORMANCE SHARES FINANCIAL METRICS

The Committee annually reviews and approves the performance metrics that are tied to the Performance Shares. For the 2025-2027 performance cycle, the Performance Share financial metrics are as follows:

Weighting	Performance Metric*	Measurement
Net Sales Growth

•    Absolute metric based on the growth in Net Sales over the 3-year performance period.

•    Annual Net Sales % growth target, threshold and maximum are set at the start of 3-year period, including an overarching three-year performance objective.

Adjusted Operating Income Margin Expansion

•    Absolute metric based on the expansion of Adjusted Operating Income Margin over the 3-year performance period.

•    Annual Adjusted Operating Income Margin basis points growth target, threshold and maximum are set at the start of 3-year period, including an overarching three-year performance objective.

*	Total Payout subject to maintaining top quartile ROIC performance; otherwise, payout under the award will be capped at target.

For the 2024-2026 and 2023-2025 performance cycles, the Performance Shares’ two financial metrics and the goal targets for the financial metrics in the plan that concluded in 2025 are as follows:

Weighting	Performance Metric	Measurement
Adjusted Net Income

•    Absolute metric based on the growth in Adjusted Net Income for Compensation Purposes over the 3-year performance period versus goals set at the beginning of the performance cycle.

•    For the 2023 to 2025 performance cycle the target is based on growth above $472,239,000 (which was the Adjusted Net Income for Compensation Purposes for 2022, when the 2023 to 2025 performance cycle was set).

•    For the 2023 to 2025 performance cycle, to pay 100% of target, Adjusted Net Income for Compensation Purposes over the 3-year cycle must be at or above 140% of $472,239,000 (or $661,135,000).

Return on Invested Capital

•    Relative metric that is derived based on our 3-year average ROIC for Compensation Purposes relative to our proxy peer group.

•    For the 2023 to 2025 performance cycle the target is based on achieving the 65th percentile in 3-Year Average ROIC for Compensation Purposes relative to our peers.

From time to time, the Committee has considered and approved certain limited adjustments to reported net income (both positive and negative) in determining achievement of performance against the thresholds. Each adjustment is reviewed in detail before it is made. The types of adjustments the Committee has considered include: rationalization charges, certain asset impairment charges, the gains and losses on certain transactions including the disposal of certain assets and other special items, which generally align with the special items disclosed in the Adjusted Net Income table in Appendix A. To the extent an adjustment relates to restructuring or rationalization charges that are intended to improve organizational efficiency, a corresponding charge (equal to the adjustment) is amortized against future years’ adjusted net income until that adjustment is fully offset against the intended savings (generally this amortization occurs over a three-year period).

PERFORMANCE THRESHOLDS

In setting the performance ranges for a new three-year period (including the 2025 to 2027 performance cycle), the Committee considers various factors, including historical performance against established ranges, to try to achieve a 50% probability of attaining the target for any cycle. For the 2023 to 2025 cycle, the Committee did not make any adjustments to the three-year adjusted net income growth performance ranges or the three-year average ROIC relative to peer ranges.

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EXECUTIVE COMPENSATION

TIMING FOR SETTING PERFORMANCE METRIC GOALS

Performance targets are set at the beginning of the first fiscal year in the cycle. This timing allows the Committee to see our final financial results for the prior year and allows for more current macro-economic projections to be used.

2023 to 2025 Performance Shares. For the 2023 to 2025 Performance Shares cycle, the performance level for Adjusted Net Income for Compensation Purposes was slightly above threshold with a 30.0% payout calculation and the maximum level for ROIC for Compensation Purposes was exceeded resulting in a 200% payout calculation. As noted above, the 2023 to 2025 Performance Shares cycle has a 50% weighting on each financial metric, which resulted in a combined payout of 115.0% of the target award opportunity.

The following is a summary of each of the performance metric goals and results for the most recently completed Performance Shares cycle (2023 to 2025):

3-Year Growth in Adjusted Net Income for Compensation Purposes

The potential payout levels as a percentage of target based on actual performance are summarized below (results are interpolated between individual levels):

($ in thousands) Performance Level	3-Year Growth in Adjusted Net Income for Compensation Purposes		Payout as a % of Target
Threshold	10%		25%
	25%		50%
Target	40%		100%
	50%		150%
Maximum	60%		200%
2025 Actual	13.0%	$533,490	30.0%

Lincoln Electric’s Adjusted Net Income for Compensation Purposes over the three-year period increased 13.0% to $533 million, which generated a 15% of target payout for this metric after accounting for the weighting of the financial metric.

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EXECUTIVE COMPENSATION

3-Year Average ROIC for Compensation Purposes Relative to Peer Group

The potential payout levels as a percentage of target based on actual performance are summarized below (results are interpolated between individual levels):

	3-Year Average ROIC for Compensation Purposes Relative to LECO Peer Group
Performance Level	%ile Rank in Peer Group	ROIC Result	Payout as a % of Target
Threshold	40th %ile	10.3%	25%
	50th %ile	11.8%	50%
Target	65th %ile	12.6%	100%
	70th %ile	14.2%	150%
Maximum	80th %ile	15.1%	200%
2025 Actual	100th %ile	20.4%	200%

Lincoln Electric’s three-year average ROIC for Compensation Purposes, as compared to its peer group, was at the 100th percentile, which generated a 100% of target payout for this metric after accounting for the weighting of the financial metric.

The following chart shows the target and maximum number of shares of common stock that may be issued for the 2023 to 2025 Performance Shares based on actual performance. Combining the payouts for both metrics, the resulting final payout for the 2023 to 2025 Performance Shares was 115.0% of the target award opportunity.

NEO	Target Award Opportunity (# of shares)	Maximum Award Opportunity Based on Thresholds (# of shares)	Actual Performance Share Payout %	Actual Award (# of shares)
Steven B. Hedlund	2,767	5,534	115.0%	3,182
Gabriel Bruno	2,421	4,842	115.0%	2,784
Jennifer I. Ansberry	1,489	2,978	115.0%	1,712
Michael J. Whitehead	576	1,152	115.0%	662
Susan C. Edwards*	—	—	—	—

*   Ms. Edwards was hired in 2024 and did not receive a PSU grant for the 2023 to 2025 cycle.

2026 EXECUTIVE COMPENSATION ACTIONS

In evaluating 2026 compensation (at the beginning of 2026), the Committee reviewed 2025 compensation versus the competitive benchmarks in consultation with Meridian. For 2026, base salary for Mr. Whitehead increased 14.7%, target bonus increased 6.8% and long-term annual incentives increased 62.9%, which was to continue to progress compensation within the competitive benchmark for his recently promoted role. Excluding Mr. Whiteheads increase, our NEOs base salary increased on average 3.7%, annual bonus targets were unchanged and long-term annual incentives increased on average 8.5%.

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EXECUTIVE COMPENSATION

Other Arrangements, Policies and Practices

HEALTH & WELFARE BENEFITS

We intend to provide a competitive package of health and welfare benefits for all of our employees targeted at the 50th percentile of the market. NEOs receive the same benefits as other employees, with the exception that we provide annual executive physicals and related services as discussed in the “Perquisites” section below. Our benefits package for employees (including NEOs) and their eligible dependents, portions of which may be paid by the employee, include life, accidental death and dismemberment, health (including prescription drug), dental, vision, and disability insurance; dependent and healthcare reimbursement accounts; tuition reimbursement; paid time off; holidays; and a matching gifts program for charitable contributions.

PERQUISITES

Consistent with our pay for performance philosophy, we offer limited perquisites. We pay for an annual physical for officers and other senior management to preserve our investment in them by encouraging them to maintain healthy lifestyles and be proactive in preventative care. We also make available financial planning services to certain officers, enabling them to concentrate on business matters rather than on personal financial planning. However, the cost of these financial planning services is included in the income of the participants. We also pay the cost of certain club dues for some officers to encourage social interaction with peers from other companies, local leadership in the community and to provide the ability to hold business meetings at a convenient offsite location. All personal expenses are borne entirely by the executive, and the club dues are included in the income of the participants. Different perquisites are provided from time to time to non-U.S. based executives; however, they are customary and reasonable in nature and amount relative to local market practices (for example, a car lease). Company-paid travel expenses are primarily for business purposes, but occasionally spouses or other guests may accompany our executive officers on business trips. The aggregate incremental cost of such personal travel is attributed to the applicable NEO’s income.

RETIREMENT PROGRAMS

Retirement benefits are provided to our NEOs through the following programs:

The Lincoln Electric Company Employee Savings Plan (401(k) Plan)

•	Each eligible employee of The Lincoln Electric Company and certain affiliate companies is eligible to receive up to 6% of annual compensation in Company contributions through:
•	matching employer contributions equal to 100% of contributions made to the 401(k) Plan, but not in excess of 3% of annual compensation; and
•	automatic employer contributions equal to 3% of annual compensation;
•	Matching and automatic contributions are 100% vested when made;
•	Certain employees affected by the cessation of accruals under the defined benefit pension plan that we previously maintained are also eligible to receive employer contributions equal to 6% of annual compensation for a minimum period of five years, up to the end of the year in which they complete 30 years of service; and
•	All of the NEOs deferred amounts under the 401(k) Plan in 2025.

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EXECUTIVE COMPENSATION

Restoration Plan

•	This unfunded plan is maintained primarily for the purpose of providing deferred compensation for eligible employees whose annual compensation is expected to be in excess of the Internal Revenue Code limit on compensation (Code Limit) applicable to the 401(k) Plan;
•	Each participant’s account is credited each year with deferred amounts generally as follows:
•	matching employer contributions equal to 3% of annual compensation in excess of the Code Limit; and
•	non-elective employer contributions equal to 3% of annual compensation in excess of the Code Limit;
•	All amounts deferred are fully vested at all times;
•	Certain employees affected by the cessation of accruals under the defined benefit pension plan that we previously maintained are also eligible to receive employer contributions equal to 6% of annual compensation in excess of the Code Limit for a minimum period of five years, up to the end of the year in which they complete 30 years of service;
•	Upon a separation from service prior to age 55, distribution of the account will be made in a single lump sum on the first business day of the seventh month immediately following the separation from service;
•	Upon a separation from service on or after age 55, distribution of the account will be made or commence on the first business day of the seventh month immediately following the separation from service in the form of (1) a single lump sum payment; or (2) substantially equal annual installments over a period of at least two but not more than 15 years, as elected; and
•	All NEOs participated in the Restoration Plan in 2025.

Amended and Restated 2005 Deferred Compensation Plan for Executives (Top Hat Plan)

•	Participants can defer current income on a pre-tax basis, receiving tax-deferred returns on those deferrals
•	Up to 80% of base salary and/or annual bonus can be deferred; and
•	Up to 100% of RSUs or Performance Shares can be deferred;
•	For cash deferrals, 30 total investment options available, 29 of which mirror the funds available under the 401(k) Plan, plus the Moody’s Corporate Bond Average Index (which provides “above market” earnings as reported in the Summary Compensation Table);
•	RSUs and Performance Shares that are deferred are deemed invested in a Lincoln Electric Stock fund; these deferrals can be reallocated to other investment options on the later of 6 months after the date on which the amounts are allocated to the participant’s account or the date the participant has satisfied his or her stock ownership guidelines;
•	Plan includes a recovery of funds provision consistent with the requirements of Dodd-Frank;
•	Distributions are permitted in the event of a separation from service, disability, death, change in control or unforeseeable emergency;
•	Distributions can also be made at a specified time or under a fixed schedule; and
•	Distributions may be made in a lump-sum, or by payment in five, ten or fifteen annual installments.

More information on these programs, including information regarding our NEOs’ participation in the Top Hat Plan, can be found in the “2025 Deferred Compensation Benefits” section.

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EXECUTIVE COMPENSATION

EXECUTIVE SEVERANCE PLAN

In October 2025, the Committee adopted the Executive Severance Plan, effective November 1, 2025. Prior to November 2025, we were a party to change in control severance agreements with our NEOs, which provided certain severance payments and benefits if the NEO’s employment was terminated in connection with a change in control. The Executive Severance Plan superseded and replaced the individual severance agreements starting November 1, 2025. The Executive Severance Plan provides severance compensation and benefits for our senior executives (including our NEOs) in connection with certain involuntary terminations of employment, whether or not in connection with a “change in control” (as defined in the Executive Severance Plan) of the Company. The adoption of this plan was the culmination of a lengthy and thorough process to review and modernize the Company’s executive severance program. The Executive Severance Plan provides our NEOs with the potential for continued employment following a change in control, which helps to retain these executives and provide for management continuity in the event of an actual or threatened change in control of the Company. It also helps ensure that our executives’ interests remain aligned with shareholders’ interests during a time when their continued employment may be in jeopardy. For a more detailed discussion of the Executive Severance Plan, see “Termination and Change in Control Arrangements” below. Outside of the Executive Severance Plan, we do not maintain written employment or other severance agreements for U.S.-based employees.

RECOVERY OF FUNDS POLICIES

We maintain a Clawback Policy to comply with the requirements of new SEC regulations and Nasdaq listing standards. We also maintain a Supplemental Recovery of Funds Policy that works in tandem with and as a supplement to the Clawback Policy. Our Clawback Policy and the Supplemental Recovery of Funds Policy are applicable to all of our executive officers, including our NEOs.

The Clawback Policy provides for the reasonably prompt recovery (or clawback) of certain excess incentive-based compensation received during an applicable three-year recovery period by current or former executive officers in the event we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws. Triggering events include accounting restatements to correct an error in previously issued financial statements that is material to such previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Excess incentive-based compensation for these purposes generally means the amount of incentive-based compensation received (on or after October 2, 2023) by such executive officer that exceeds the amount of incentive-based compensation that would have been received by such executive officer had it been determined based on the restated amounts, without regard to any taxes paid. Incentive-based compensation potentially subject to recovery under the mandatory accounting restatement provisions of the Clawback Policy is generally limited to any compensation granted, earned or vested based wholly or in part on the attainment of one or more financial reporting measures.

In general, we may utilize a broad range of recoupment methods under the Clawback Policy for mandatory accounting restatement clawbacks. The Clawback Policy does not condition such clawback on the fault of the executive officer, but we are not required to clawback amounts in limited circumstances where the Compensation and Executive Development Committee has made a determination that recovery would be impracticable and (1) we have already attempted to recover such amounts but the direct expense paid to a third party in an effort to enforce the Clawback Policy would exceed the amount to be recovered, (2) the recovery of amounts would violate applicable home country law, or (3) the recovery would likely cause the non-compliance of a tax-qualified retirement plan under the Internal Revenue Code of 1986, as amended, and applicable regulations. Operation of the mandatory accounting restatement provisions of the Clawback Policy is subject to a brief phase-in process during the first few years after its effectiveness. We may not indemnify any such executive officer against the loss of such recovered compensation in the event of a mandatory accounting restatement.

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EXECUTIVE COMPENSATION

The Supplemental Recovery of Funds Policy in general provides for compensation recovery on terms substantially similar to the Clawback Policy, but specifically for compensation that is not covered by or subject to the Clawback Policy (for example, that pre-dates the scope or effectiveness of the Clawback Policy). The Supplemental Recovery of Funds Policy is also triggered if we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws, and applies to our current or former executive officers and their incentive-based compensation (as described above) received during an applicable three-year recovery period.

INSIDER TRADING POLICY AND ANTI-HEDGING/PLEDGING POLICY

We maintain an insider trading policy applicable to our Directors, executive officers and other employees, and have implemented processes for the Company, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, including Nasdaq rules, in connection with the purchase, sale, and/or other dispositions of Company securities or the securities of other companies with which we do business.

Consistent with our philosophy to encourage long-term investment in our common stock, our Directors, executive officers and certain other employees are prohibited from engaging in any speculative transactions involving our securities, including buying or selling puts or calls, or engaging in any derivative or hedging transaction that has the effect of limiting or hedging economic exposure with respect to such person’s position in our securities, short sales and margin purchases. In addition, our insider trading policy prohibits future pledging of Lincoln Electric securities by our Directors, executive officers and certain other employees. There are no pledges of our common stock in place for any of our Directors or executive officers.

STOCK OWNERSHIP GUIDELINES

In keeping with our philosophy that officers should maintain an equity interest in Lincoln Electric, we have stock ownership guidelines for officers. The guidelines were reviewed in 2024 and no changes were recommended based on a review of our peer group. Under the current guidelines, our officers are required to own and hold a certain number of our common shares, currently at the levels set forth in the table below:

Executive Group	Ownership Guideline
Chairman and Chief Executive Officer[1]	5 times base salary
Executive Vice Presidents[2]	3 times base salary

1	Mr. Hedlund.
2	Includes Messrs. Bruno and Whitehead and Mses. Ansberry and Edwards.

Each officer has five years to satisfy his or her applicable stock ownership guideline. An officer must satisfy the applicable stock ownership guideline before he or she is permitted to sell shares, including shares issued as a result of RSUs vesting or Performance Shares vesting (other than shares withheld to cover taxes) and shares obtained from the exercise of stock options (other than shares withheld to cover exercise cost and taxes). Unless an officer is promoted into a higher guideline level, the stock ownership guideline will reset every 5 years utilizing updated base pay and stock price information. RSU awards count towards an officer’s stock ownership amount; however, common shares underlying stock options, Performance Shares and shares held in another person’s name (including a relative) do not. As of December 31, 2025, all of our NEOs met the applicable stock ownership guidelines with the exception of Ms. Edwards, who was hired in 2024 and is currently considered on track to meet her ownership guideline within the 5 years.

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EXECUTIVE COMPENSATION

POLICIES AND PRACTICES REGARDING THE GRANT OF STOCK OPTIONS

Under the Company’s policies and practices, while the Committee does not have predetermined fixed dates upon which grants must be made, stock options (including those granted to our NEOs) are generally granted as part of annual award opportunities at a regularly scheduled Committee meeting or via a unanimous written consent executed by the Committee during January or February of each year. Such Committee meetings are generally scheduled at least one year in advance. Grants for any new hire or promoted employee who would otherwise receive a relevant grant of stock options after such February grant date in any year are generally made on an ad hoc basis, from time to time as determined by the Committee, as needed under the particular circumstances of such new hire or promotion, and at a special Committee meeting or via unanimous written consent of the Committee. All such stock options are granted under a shareholder-approved plan and with an exercise price equal to the closing market price of the Company’s common shares on the date of grant.

As a general matter, the Committee does not take material nonpublic information into account when determining the timing and terms of such stock option awards. Due to the grant timing described above, grants may be made both during or outside of open trading windows. This grant timing is used to provide for a routine and regular grant practice regarding all employees’ stock options, and in order to make sure that the existence (or lack thereof) of material nonpublic information is not a factor in decisions about the timing or size of stock option grants. In this sense, the Committee acts in a neutral manner with respect to the existence (or lack thereof) of material nonpublic information when making stock option grants. In 2025, stock option grants were made during a designated time period that triggered proxy statement disclosure of such grants under certain new disclosure requirements in Regulation S-K Item 402(x)(1), but the Company has not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. During 2025, the Company granted stock options to NEOs on February 19, 2025, which was during the period beginning four business days before and ending one business day after the filing a Form 8-K on February 24, 2025 that disclosed material nonpublic information. Pursuant to SEC rules, we are providing the following information relating to the stock options awarded to NEOs during the designated time period.

Name (a)	Grant Date (b)	Number of Securities Underlying the Award (c)	Exercise Price of the Award ($/Sh) (d)	Grant Date Fair Value of the Award ($)[1] (e)

Percentage change in the Closing Market
Price of the Securities Underlying the Award
between the Trading Day Ending Immediately
Prior to the Disclosure of Material Nonpublic
Information and the Trading Day beginning
Immediately Following the Disclosure of
Material Nonpublic Information

(%)

(f)

Steven B. Hedlund	2/19/2025	24,620	215.90	1,375,027	0.26
Gabriel Bruno	2/19/2025	7,162	215.90	399,998	0.26
Jennifer I. Ansberry	2/19/2025	3,760	215.90	209,996	0.26
Michael J. Whitehead	2/19/2025	3,021	215.90	168,723	0.26
Susan C. Edwards	2/19/2025	2,910	215.90	162,524	0.26

1	The amounts reported in this column reflect the grant date fair value under FASB ASC Topic 718 for the stock option awards. Assumptions used in the calculations of these amounts are included in footnote 10 to our audited financial statements for the fiscal year ended December 31, 2025 included in our Annual Report on Form 10-K filed with the SEC on February 25, 2026.

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EXECUTIVE COMPENSATION

DEDUCTIBILITY OF COMPENSATION

Our general philosophy has historically been to qualify future compensation for tax deductibility wherever applicable and appropriate. Although a portion of the amount we recorded as compensation to our NEOs in 2025 was non-deductible, this did not have a significant impact to our income tax position.

As part of the 2017 Tax Cuts and Jobs Act (the “Tax Reform Act”), the ability to rely on the performance-based compensation exception under Section 162(m) of the U.S. Internal Revenue Code (“Section 162(m)”) was generally eliminated, and the limitation on deductibility generally was expanded to include all NEOs (as well as certain former officers). As a result of the Tax Reform Act, after 2017 and subject to certain grandfathered provisions, we are no longer able to deduct any compensation paid to our NEOs in excess of $1 million.

COMPENSATION COMMITTEE REPORT

The Compensation and Executive Development Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with our management and, based on this review and discussion, recommended to the Board of Directors that it be included in our Annual Report on Form 10-K for the year ended December 31, 2025 and this Proxy Statement.

By the Compensation and Executive Development Committee:

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EXECUTIVE COMPENSATION

Executive Compensation Tables

SUMMARY OF 2025 COMPENSATION ELEMENTS

		Purpose	Financial Metrics Used	When the 2025 Amount Was Set	The Period to Which the Amount Relates	Where Reported in the SCT[1]
Short-Term	Base Pay	Rewards responsibility, experience and individual performance	—	Beginning of 2025	2025	Salary column
	Annual Bonus	Rewards strong annual financial results and individual performance	EBITB[2] and AOWC/Sales[2]	Beginning of 2025	2025 Performance	Non-Equity Incentive Plan Compensation column
Long-Term	Stock Options	Rewards the creation of shareholder value	—	Beginning of 2025	2025 Based Award	Option Awards column
	RSUs	Rewards the creation of shareholder value and strong long-term financial results	—	Beginning of 2025	2025 Based Award	Stock Awards column
	Performance Shares	Rewards the creation of long-term growth and the efficient use of capital	Net Sales Growth and Adjusted Operating Income Margin Expansion. Total payout subject to maintaining top quartile ROIC performance[2]	Beginning of 2025	2025 through 2027 Performance	Stock Awards column
Other	Employer- Provided Benefits	Includes 401(k) contributions, Restoration Plan contributions, insurance and standard expatriate benefits	—	Various	2025	All Other Compensation column
	Deferred Compensation Benefits	Includes above-market earnings in the Top Hat Plan	—	Various	For above-market earnings, shows 2025 amounts	Change in Pension Value and Nonqualified Deferred Compensation Earnings column
	Perquisites	Meets specific business needs—includes financial planning, annual physical and certain club dues	—	Various	2025	All Other Compensation column

1	Summary Compensation Table.
2	Financial metrics used for compensation purposes are defined in Appendix A.

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EXECUTIVE COMPENSATION

2025 SUMMARY COMPENSATION TABLE

This table details total compensation for our NEOs for 2025, 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)[1]	Option Awards ($)[1]	Non-Equity Incentive Plan Compensation ($)[2]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[3]	All Other Compensation ($)[4]	Total ($)
Steven B. Hedlund Chairman and Chief Executive Officer	2025	1,050,000	4,326,636	1,375,027	1,301,615	—	341,258	8,394,536
	2024	1,010,000	3,306,208	1,595,709	975,357	—	469,383	7,356,657
	2023	798,833	1,469,165	980,006	1,890,704	—	194,930	5,333,638
Gabriel Bruno Executive Vice President, Chief Financial Officer and Treasurer	2025	600,000	1,258,697	399,998	515,491	468	136,201	2,910,855
	2024	580,000	932,634	450,026	386,280	591	203,515	2,553,046
	2023	540,000	852,046	420,001	979,026	678	197,964	2,989,715
Jennifer I. Ansberry Executive Vice President, General Counsel and Secretary	2025	530,000	660,654	209,996	403,950	—	120,095	1,924,695
	2024	505,000	552,764	266,680	302,697	—	167,920	1,795,061
	2023	468,000	524,038	258,324	731,351	—	158,939	2,140,652
Michael J. Whitehead Executive Vice President, President, Americas Welding	2025	443,534	531,114	168,723	379,416	—	101,442	1,624,229

Susan C. Edwards Executive Vice President, Chief Human Resources Officer	2025	485,000	511,251	162,524	382,672	—	47,914	1,589,361

1	The amounts reported for 2025 reflect the grant date fair value under FASB ASC Topic 718 for the RSU, Performance Share and stock option awards in 2025. The grant date fair value disclosed for Performance Share awards is based on target performance. Assumptions used in the calculation of these amounts are included in footnote 10 to our audited financial statements for the fiscal year ended December 31, 2025 included in our Annual Report on Form 10-K filed with the SEC on February 25, 2026.

The amounts shown for stock awards for 2025 include RSU awards as follows: Mr. Hedlund $1,442,212, Mr. Bruno $419,494, Ms. Ansberry $220,218, Mr. Whitehead $177,038, and Ms. Edwards $170,345. The amounts shown also include Performance Shares at target as follows: Mr. Hedlund $2,884,424, Mr. Bruno $839,203, Ms. Ansberry $440,436, Mr. Whitehead $354,076, and Ms. Edwards $340,906.

The maximum Performance Share award amount with respect to each of the NEOs for 2025 is shown in the table below. The amounts reported reflect the grant date fair value under FASB ASC Topic 718 for the Performance Share awards based on maximum performance.

Name	Year	Maximum Payout (# of Performance Shares)	Maximum Grant Date Fair Value Payout
Steven B. Hedlund	2025	26,720	$5,768,848
Gabriel Bruno	2025	7,774	$1,678,406
Jennifer I. Ansberry	2025	4,080	$ 880,872
Michael J. Whitehead	2025	3,280	$ 708,152
Susan C. Edwards	2025	3,158	$ 681,812

2	The amounts shown for 2025 represent payments under our annual bonus.

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EXECUTIVE COMPENSATION

3	The amount shown for 2025 for Mr. Bruno represents the difference in 2025 earnings credited in the Top Hat Plan ($468), the Moody’s Corporate Bond Index fund earnings ($16,311), and the hypothetical market rate ($15,843). The hypothetical market rate is specified by the SEC rules for proxy disclosure purposes and is based on 120% of the applicable federal long-term rate, compounded monthly for 2025.
4	The amounts shown for 2025 are comprised of the following:

2025 ALL OTHER COMPENSATION
	Other Benefits and Perquisites*
Name	Company Retirement Contributions ($)[a]	Travel Insurance Premiums ($)	Financial Planning ($)	Physical Examination ($)	Club Dues ($)	Travel and Other Personal Benefits ($)[b]	Standard Expatriate Benefits ($)[c]	Total All Other Compensation ($)
Steven B. Hedlund	121,521	690	14,025	1,935	21,112	—	181,975	341,258
Gabriel Bruno	118,354	690	13,957	3,200	—	—	—	136,201
Jennifer I. Ansberry	99,924	690	17,295	2,186	—	—	—	120,095
Michael J. Whitehead	83,351	690	17,401	—	—	—	—	101,442
Susan C. Edwards	42,748	690	—	4,213	—	263	—	47,914

*	The methodology for computing the aggregate incremental cost for the amounts is below:
a	Includes amounts contributed to both the 401(k) Plan and the Restoration Plan.
b	Includes the aggregate incremental cost of personal travel expenses attributable to the NEOs.
c	The expatriate benefits shown relate to tax equalization benefits on trailing equity income associated with Mr. Hedlund’s previous international assignment. The amount paid in Pound Sterling was converted to U.S. dollars using the spot rate of £1.33 to $1.00 at the time the payment was made.

LINCOLN ELECTRIC | 2026 PROXY STATEMENT       73

EXECUTIVE COMPENSATION

2025 GRANTS OF PLAN-BASED AWARDS

The following table provides information relating to plan-based awards granted in 2025 to our NEOs.

Name	Grant Type	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)[3]	All Other Option Awards: Number of Securities Underlying Options (#)[4]	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)[5]
			Threshold [$]	Target [$]	Maximum [$]	Threshold [#]	Target [#]	Maximum [#]
Steven B. Hedlund	Annual Bonus	2/19/2025	0	1,464,500	2,929,000
	Options	2/19/2025								24,620	215.90	1,375,027
	RSUs	2/19/2025							6,680			1,442,212
	PSUs	2/19/2025				0	13,360	26,720				2,884,424
Gabriel Bruno	Annual Bonus	2/19/2025	0	580,000	1,160,000
	Options	2/19/2025								7,162	215.90	399,998
	RSUs	2/19/2025							1,943			419,494
	PSUs	2/19/2025				0	3,887	7,774				839,203
Jennifer I. Ansberry	Annual Bonus	2/19/2025	0	454,500	909,000
	Options	2/19/2025								3,760	215.90	209,996
	RSUs	2/19/2025							1,020			220,218
	PSUs	2/19/2025				0	2,040	4,080				440,436
Michael J. Whitehead	Annual Bonus	2/19/2025	0	391,918	783,836
	Options	2/19/2025								3,021	215.90	168,723
	RSUs	2/19/2025							820			177,038
	PSUs	2/19/2025				0	1,640	3,280				354,076
Susan C. Edwards	Annual Bonus	2/19/2025	0	430,560	861,120
	Options	2/19/2025								2,910	215.90	162,524
	RSUs	2/19/2025							789			170,345
	PSUs	2/19/2025				0	1,579	3,158				340,906

[1]	The performance-based amounts shown represent the range of cash payouts (from zero to the maximum amount listed) for 2025 under the Annual Bonus. Payments are based on the achievement of financial and non-financial metrics and the NEO’s individual performance. Target awards are set by the Committee in the first quarter each year. Actual payment amounts are determined by the Committee in the first quarter of the following year. The targets shown above are pursuant to the Annual Bonus Formula described in the CD&A (which allows for potential payouts of up to 200% of target).
[2]	These columns show the potential number of shares of our common stock to be paid out to our NEOs under our Performance Shares (PSUs) at threshold, target and maximum performance. The measures and potential payouts are described in more detail in the CD&A. The grant date fair value, based on target performance for PSUs, is included in the “Stock Awards” column of the Summary Compensation Table. The PSUs generally vest based on performance during the applicable performance period. Dividend equivalents are sequestered by us until the shares underlying the PSUs are distributed, at which time the dividend equivalents are paid in cash. The dividend rate for dividend equivalents paid on the PSUs to the NEOs is the same as for all other shareholders (in other words, it is not preferential). Recipients of PSUs who participate in our Annual Bonus program (which includes all of the NEOs) are eligible to elect to defer all or a portion of their PSUs under our Top Hat Plan—see the “2025 Nonqualified Deferred Compensation” section for a description of this plan.

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EXECUTIVE COMPENSATION

[3]	The RSUs generally vest ratably over 3 years, subject to the recipient remaining in continuous employment from the date of grant and are paid out in our common stock. Dividend equivalents are sequestered by us until the shares underlying the RSUs are distributed, at which time the dividend equivalents are paid in cash. The dividend rate for dividend equivalents paid on the RSUs to the NEOs is the same as for all other shareholders (in other words, it is not preferential). Recipients of RSUs who participate in our Annual Bonus program (which includes all of the NEOs) are eligible to elect to defer all or a portion of their RSUs under our Top Hat Plan—see the “2025 Nonqualified Deferred Compensation” section for a description of this plan.
[4]	The stock options were granted at the closing price of our common shares on the date of the grant. All stock options are non-qualified for tax purposes. We value stock options using the Black-Scholes valuation method. The stock options generally vest over a three-year period (in equal annual increments). All stock options have 10-year terms.
[5]	The amounts shown represent the fair value of the RSU awards, the stock option grants and the PSU awards (at target) calculated in accordance with FASB ASC Topic 718 as of the date of the grant. The actual amount, if any, realized upon the exercise of stock options will depend upon the market price of our common shares relative to the exercise price per share of the stock option at the time of exercise. The actual amount realized upon vesting of RSUs will depend upon the market price of our common shares at the time of vesting. The actual number and value of PSUs earned will be based upon our actual performance during the three-year long-term incentive plan cycle and the market price at time of vesting. There is no assurance that the hypothetical full values of the awards reflected in this table will actually be realized.

NARRATIVE DISCLOSURE REGARDING 2025 SUMMARY COMPENSATION TABLE AND 2025 GRANTS OF PLAN-BASED AWARD TABLE

The following highlights the salary and annual bonus percentages of total compensation reported in the 2025 Summary Compensation Table, based on the value of 2025 base salary and 2025 actual annual bonus for each of our NEOs:

Name	% of Base Salary and Annual Bonus To Total Compensation
Steven B. Hedlund	28.0%
Gabriel Bruno	38.3%
Jennifer I. Ansberry	48.5%
Michael J. Whitehead	50.7%
Susan C. Edwards	54.6%

The above percentages were based, in each case, on the value of the executive’s 2025 base salary and 2025 actual annual bonus. For information regarding the amount of salary and annual bonus compensation in proportion to total compensation, see the “Our Compensation Philosophy” section of the CD&A. Further, the grants made in 2025 to the NEOs are described more fully in the CD&A, and information about the Executive Severance Plan and the amounts payable to the NEOs pursuant to that plan is provided under the section titled “Termination and Change in Control Arrangements” in this Proxy Statement.

LINCOLN ELECTRIC | 2026 PROXY STATEMENT       75

EXECUTIVE COMPENSATION

Holdings of Equity-Related Interests

The following provides information relating to exercisable and unexercisable stock options, RSUs and Performance Shares at December 31, 2025.

OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR-END

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable[1]	Number of Securities Underlying Unexercised Options (#) Unexercisable[1]	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[2]	Market Value of Shares or Units of Stock That Have Not Vested ($)[3]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)[4]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)[3]
Steven B. Hedlund	4/24/2013	—	—	—	—	1,832	439,020	—	—
	2/19/2020	450	—	89.63	2/19/2030	—	—	—	—
	2/17/2021	13,921	—	114.27	2/17/2031	—	—	—	—
	2/16/2022	12,436	—	128.03	2/16/2032	—	—	—	—
	2/15/2023	6,922	3,463	175.97	2/15/2033	2,767	663,084	—	—
	8/1/2023	6,150	3,077	200.14	8/1/2033	2,475	593,109	—	—
	2/20/2024	8,036	16,072	246.99	2/20/2034	6,693	1,603,911	13,386	3,207,821
	2/19/2025	—	24,620	215.90	2/19/2035	6,680	1,600,795	26,720	6,403,181
Gabriel Bruno	4/24/2013	—	—	—	—	1,728	414,098	—	—
	2/17/2021	17,473	—	114.27	2/17/2031	—	—	—	—
	2/16/2022	13,869	—	128.03	2/16/2032	—	—	—	—
	2/15/2023	6,058	3,029	175.97	2/15/2033	2,421	580,168	—	—
	2/20/2024	2,266	4,533	246.99	2/20/2034	1,888	452,440	3,776	904,881
	2/19/2025	—	7,162	215.90	2/19/2035	1,943	465,621	7,774	1,862,961
Jennifer I. Ansberry	2/17/2021	10,657	—	114.27	2/17/2031	—	—	—	—
	2/16/2022	8,458	—	128.03	2/16/2032	—	—	—	—
	2/15/2023	3,726	1,863	175.97	2/15/2033	1,489	356,824	—	—
	2/20/2024	1,343	2,686	246.99	2/20/2034	1,119	268,157	2,238	536,314
	2/19/2025	—	3,760	215.90	2/19/2035	1,020	244,433	4,080	977,731
Michael J. Whitehead	2/19/2020	1,914	—	89.63	2/19/2030	—	—	—	—
	2/17/2021	3,520	—	114.27	2/17/2031	—	—	—	—
	2/16/2022	3,353	—	128.03	2/16/2032	—	—	—	—
	2/15/2023	1,442	722	175.97	2/15/2033	576	138,033	—	—
	2/20/2024	839	1,679	246.99	2/20/2034	699	167,508	1,398	335,017
	2/19/2025	—	3,021	215.90	2/19/2035	820	196,505	3,280	786,019
Susan C. Edwards	4/8/2024	717	1,434	246.54	4/8/2034	574	137,553	1,148	275,107
	2/19/2025	—	2,910	215.90	2/19/2035	789	189,076	3,158	756,783

1	Stock options generally vest in three equal annual installments, commencing on the first anniversary of the date of the grant.

2	Amounts shown in this column represent RSU awards. The RSU granted prior to 2025 awards generally vest in full three years from the date of grant. The RSU awards granted to Mr. Bruno and Mr. Hedlund in 2013 vests over seven years following each of their attainment of age 55. The RSU awards granted in 2025 general vest in three equal installments, commencing on the first anniversary of the date of grant.

3	The amounts shown in these columns represent the value of RSU and Performance Share awards granted pursuant to our 2006 Equity and Performance Incentive Plan, and our 2015 and 2023 Equity and Incentive Compensation Plans. Value is calculated using the close price of our common stock as of December 31, 2025 (the last trading day of 2025) of $239.64.

4	The 2024 and 2025 Performance Shares are shown at maximum payout (200% of the target award). The payout can range from 0 to 200% of the target and is based upon performance during the three-year cycle ending on December 31 of the second year following the year in which the Performance Shares were granted, as determined by the Committee. Earned Performance Shares are generally settled in shares in the early part of the following year. See the CD&A on how Performance Share payouts are determined.

76       LINCOLN ELECTRIC | 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

2025 OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides information on stock options exercised, as well as RSUs and Performance Shares that vested during 2025.

Name	Option Awards[1]		Stock Awards[2]
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Steven B. Hedlund	33,441	4,557,638	8,819	2,175,193
Gabriel Bruno	13,987	1,885,226	6,325	1,628,975
Jennifer I. Ansberry	11,124	1,285,726	3,521	907,101
Michael J. Whitehead			3,614	869,111
Susan C. Edwards

1	The number of shares acquired on exercise reflects the gross number of shares acquired, without considering any shares that were withheld to pay the option exercise price and/or to satisfy tax withholding requirements. The value realized on exercise represents the gross number of shares acquired on exercise multiplied by the market price of our common stock on the exercise date, less the per share exercise price.

2	The number of shares acquired on vesting reflects the gross number of shares acquired, without considering any shares that were withheld to satisfy tax withholding requirements. The value realized on vesting for RSUs represents the gross number of shares acquired, multiplied by the closing price of our common stock on each applicable vesting date, plus the value of dividend equivalents. The value realized on vesting for Performance Shares represents the gross number of shares acquired, relative to the 2023-2025 performance cycle that was considered earned as of December 31, 2025 but paid out in March 2026, multiplied by the closing price of our common stock on such date, plus the value of dividend equivalents. Amounts are not reduced to reflect any elections by our NEOs to defer receipt of Performance Shares award payouts into our Top Hat Plan: Mr. Hedlund, 3,182 Performance Shares and $27,206 in dividend equivalents deferred and for Mr. Bruno, 2,784 Performance Shares and $23,803 in dividend equivalents deferred. For more information about this deferral program, see the CD&A in the “Overview of Benefits” section.

2025 DEFERRED COMPENSATION BENEFITS

We maintain two nonqualified deferred compensation plans in which our NEOs are eligible to participate.

Deferred Compensation Plan (Top Hat Plan)

Our Amended and Restated 2005 Deferred Compensation Plan for Executives (Top Hat Plan) is designed to be a “top-hat” plan that complies with Section 409A of the Internal Revenue Code. Participation is limited to management and highly compensated employees as approved by the Committee. A summary of the Top Hat Plan is provided in the CD&A in the “Other Arrangements, Policies and Practices” section.

Restoration Plan

Our Restoration Plan is designed to provide deferred compensation for eligible employees whose annual compensation is expected to be in excess of the Internal Revenue Code limit on compensation (Code Limit) applicable to the 401(k) Plan. A summary of the Restoration Plan is provided in the CD&A in the “Other Arrangements, Policies and Practices” section.

LINCOLN ELECTRIC | 2026 PROXY STATEMENT       77

EXECUTIVE COMPENSATION

2025 NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table reflects any NEO contributions and Company contributions for 2025 to our nonqualified deferred compensation plans.

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)[1]	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)[2]
Steven B. Hedlund	Top Hat Plan	—	—	12,308	—	81,190
	Restoration Plan	—	100,521	133,986	—	900,532
Gabriel Bruno	Top Hat Plan	—	1,044,447[3]	1,094,549[4]	—	5,308,940[5]
	Restoration Plan	—	76,354	133,924	—	1,069,333
Jennifer I. Ansberry	Top Hat Plan	—	—	—	—	—
	Restoration Plan	—	57,924	158,661	—	1,037,198
Michael J. Whitehead	Top Hat Plan	—	—	—	—	—
	Restoration Plan	—	41,350	72,242	—	519,961
Susan C. Edwards	Top Hat Plan	—	—	—	—	—
	Restoration Plan	—	21,748	1,292	—	23,040

1	Amounts reported with respect to the Restoration Plan are included in compensation for 2025 in the “All Other Compensation” column of the Summary Compensation Table above and are described in its footnotes.

2	The portions of the amount reported that relate to deferral contributions in prior years have all been reported in the Summary Compensation Table in those years to the extent the individual was a NEO for those years.

3	Represents 5,018 Performance Shares and $39,291 in cash attributable to dividend equivalents that vested during 2025 and were deferred into the Top Hat Plan.

4	Of the amount reported, $468 is included as compensation for 2025 in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table and is described in its footnotes.

5	Includes 20,780 Performance Shares that vested historically and were deferred into the Top Hat Plan.

78       LINCOLN ELECTRIC | 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Termination and Change in Control Arrangements

The Key Compensation Programs table below highlights the standard benefits and payments available to NEOs in the event of a termination of employment and/or a change in control. The Termination and Change in Control Table below reflects the estimated additional amounts of compensation each NEO would receive in the event of a termination of employment and/or a change in control. Termination events include: a voluntary termination by the executive without “good reason”; normal (qualifying) retirement of the executive; an involuntary, not-for-cause termination by Lincoln Electric; a for-cause termination by Lincoln Electric; a termination in connection with a change in control; and a termination due to death or disability. In addition, estimated additional compensation amounts are shown in the event of a change in control without termination of employment. The amounts shown assume that each event occurred on December 31, 2025, the last business day of the calendar year.

TERMINATION OF EMPLOYMENT PRIOR TO ADOPTION OF EXECUTIVE SEVERANCE PLAN

Historically (including for most of 2025), we have not maintained any written agreements or arrangements that provide additional payments to an NEO in the event of a voluntary termination of employment with Lincoln Electric or a termination of employment initiated by Lincoln Electric (whether for cause or not), where such terminations occur outside of the context of a change in control of Lincoln Electric. We do not have employment agreements with our NEOs. Further, during 2025, we had only change in control severance agreements with our NEOs. As a result, prior to November 2025, pursuant to our standard employment policies, and upon termination of employment (not in connection with a change in control of Lincoln Electric), an NEO would have been entitled to receive the same benefits and payments that are generally available to salaried employees:

•	Earned but unpaid base pay, up to the date of termination;
•	Earned and unused paid time off, up to the date of termination;
•	Vested amounts held in the executive’s account under our 401(k) Plan;
•	Amounts held in the executive’s account under our Top Hat Plan (based on the executive’s election); and
•	Amounts held in the executive’s account under our Restoration Plan.

EXECUTIVE SEVERANCE PLAN TERMINATION OF EMPLOYMENT

In October 2025, our Compensation and Executive Development Committee adopted the Executive Severance Plan effective as of November 1, 2025. The Executive Severance Plan provides severance compensation and benefits for our senior executives (including our NEOs) in connection with certain involuntary terminations of employment, whether or not in connection with a “change in control” (as defined in the Executive Severance Plan) of the Company.

Pursuant to the Executive Severance Plan, if an NEO’s employment is terminated by us without “cause” (as defined in the Executive Severance Plan) or by the NEO for “good reason” (as defined in the Executive Severance Plan) prior to a change in control (a “Pre-CIC Termination”), we will make severance payments and provide certain benefits as indicated in the “Involuntary Termination/Termination without Cause or for Good Reason” column of the Key Compensation Programs table below.

The following events in general would constitute a change in control under the Executive Severance Plan:

•	Any individual, entity or group is or becomes the beneficial owner of 30% or more of the combined voting power of the then-outstanding voting stock of Lincoln Electric;
•	A majority of the Board ceases to be comprised of incumbent Directors;
•	Certain reorganizations, mergers or consolidations, or the sale or other disposition of all or substantially all of the assets of Lincoln Electric, or certain other corporate transactions are consummated; or
•	Approval by the shareholders of a complete liquidation or dissolution of Lincoln Electric.

LINCOLN ELECTRIC | 2026 PROXY STATEMENT       79

EXECUTIVE COMPENSATION

Prior to November 2025, we were a party to change in control severance agreements with our NEOs, which provided certain severance payments and benefits if the NEO’s employment was terminated in connection with a change in control. The Executive Severance Plan superseded and replaced the individual severance agreements starting November 1, 2025.

Pursuant to the Executive Severance Plan, if the NEO’s employment is terminated by us without cause or by the NEO for good reason within 24 months after a change in control (a “Post-CIC Termination”), we will make severance payments and provide certain benefits as indicated in the “Change in Control (with Termination)” column of the Key Compensation Programs table below. In addition, if a NEO’s employment is terminated by us without cause, after the commencement of any discussion with any third party that results in a change in control within 12 months after such termination (an “Anticipatory Termination”), then the payments or benefits provided to the NEO for the Pre-CIC Termination (as described in the Key Compensation Programs table below) will cease and in general, the Company will provide additional severance payments and benefits to the NEO generally up to the amounts payable for a Post-CIC Termination (as described in the Key Compensation Programs table below).

In addition, pursuant to the Executive Severance Plan, if the NEO is employed by us or our subsidiary as of immediately prior to the change in control, we will make the payments indicated in the “Change in Control (No Termination)” column of the Key Compensation Programs table below.

If the payments or benefits payable under the Executive Severance Plan would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, then those payments or benefits may be reduced in a manner to provide the best “net after-tax” result for the affected NEO.

Our NEOs are required to execute a restrictive covenants agreement and an effective release of claims in order to receive such benefits for a Pre-CIC Termination, Post-CIC Termination or Anticipatory Termination.

80       LINCOLN ELECTRIC | 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

KEY COMPENSATION PROGRAMS AS OF DECEMBER 31, 2025

	Voluntary Termination/ Termination with Cause	Involuntary Termination/ Termination without Cause or for Good Reason[1]	Normal Retirement[2]	Change in Control (with Termination)[3]	Change in Control (No Termination)	Death or Disability
Severance	None	Cash severance equal to base pay times (i) two for the CEO and (ii) one for the other NEOs, paid over (a) 24 months for the CEO and (b) 12 months for the other NEOs	None	Lump-sum payment equal to the sum of base pay and bonus as described in the Executive Severance Plan times (i) three for the CEO and (ii) two for other NEOs, paid in a lump sum	None	None
Annual Bonus	Forfeited

Any unearned but unpaid annual bonus payment for the year prior to the termination date year, calculated based on actual performance

Pro-rata portion of annual bonus payment for termination date year, calculated based on actual performance for the full year

Pro-rata portion of annual bonus payment for retirement year, calculated based on actual performance for the full year

Any unearned but unpaid annual bonus payment for the year prior to the termination date year, calculated based on actual performance

Pro-rata portion of annual bonus payment for termination date year, calculated based on greater of target or actual performance for the full year

Any unearned but unpaid annual bonus payment for the year prior to the termination date year, calculated based on actual performance

Pro-rata portion of annual bonus payment for termination date year, calculated based on greater of target or actual performance through the date the change in control occurred

Pro-rata portion of annual bonus payment for the termination date year, calculated based on actual performance for the full year
Long-Term Incentive Plan (Performance Shares)	Forfeited	Forfeited	Full vesting of Performance Shares, based on actual performance	Accelerated vesting of Performance Shares at target (or the greater of target or actual for awards granted since 2024), if replacement award provided and subsequent qualifying termination

No accelerated vesting if replacement award provided and continued employment

Accelerated vesting of Performance Shares granted prior to the change in control at target (or the greater of target or actual for awards granted since 2024), if no replacement award provided

Accelerated vesting of Performance Shares at target

LINCOLN ELECTRIC | 2026 PROXY STATEMENT       81

EXECUTIVE COMPENSATION

	Voluntary Termination/ Termination with Cause	Involuntary Termination/ Termination without Cause or for Good Reason[1]	Normal Retirement[2]	Change in Control (with Termination)[3]	Change in Control (No Termination)	Death or Disability
Stock Options	Unvested stock options forfeited Entitled to exercise vested stock options for a period of three months after termination[4,5]	Unvested stock options forfeited Entitled to exercise vested stock options for a period of three months after termination[4,5]	Accelerated vesting of any unvested stock options with right to exercise such vested options for the remaining period of the original 10-year term[5]

Accelerated vesting of unvested stock options, if replacement award provided and subsequent qualifying termination

Entitled to exercise vested stock options for the remaining period of the original 10-year term[5]

					No accelerated vesting if replacement award provided and continued employment Accelerated vesting of unvested stock options granted prior to change in control, if no replacement award provided	Accelerated vesting of unvested stock options Entitled to exercise stock options for a period of three years after death or disability[4,5]
RSUs	Forfeited	Forfeited	Accelerated vesting of RSU awards	Accelerated vesting of RSU awards, if replacement award provided and subsequent qualifying termination	No accelerated vesting if replacement award provided and continued employment Accelerated vesting of RSU awards granted prior to change in control, if no replacement award provided	Accelerated vesting of RSU awards
Outplacement	None	None	None	Outplacement services up to the end of the second year after the termination date, capped at $30,000	None	None
280G Treatment	N/A	N/A	N/A	[6]	N/A	N/A
Other	Continuing medical and/ or dental coverage under COBRA, for which the executive would pay 102% of the applicable premium	Lump sum payment equal to the cost of continuing medical coverage under COBRA for NEO and covered family members, for a period of (i) 18 months for CEO and (ii) 12 months for other NEOs	Continuing medical and/or dental coverage under COBRA, for which the executive would pay 102% of the applicable premium	Lump sum payment equal to cost of continuing medical coverage under COBRA for NEO and covered family members, for a period of 18 months	[7]	Continuing medical and/ or dental coverage with 102% of the premium paid by the executive (or his or her surviving dependents)

82       LINCOLN ELECTRIC | 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

1	Provisions applicable in the event of a Pre-CIC Termination under the Executive Severance Plan.

2	Subject to any 409A deferred payment requirements. For purposes of the Annual Bonus, Normal Retirement is defined as termination at or after age 60 and 5 years of service or at or after age 55 and 25 years of service. For purposes of Performance Shares, stock options and RSUs, commencing with awards granted in 2021, Normal Retirement is defined as termination at or after age 60 and 5 years of service or at or after age 55 and 15 years of service.

3	Provision applicable in the event of a Post-CIC Termination or Anticipatory Termination under the Executive Severance Plan.

4	After which time the vested stock options would expire.

5	Vested stock options canceled if the executive is terminated for cause or the executive engaged in competitive conduct within six months of termination.

6	Severance payments reduced to the 280G (excess parachute payment) safe harbor limit, unless the executive would achieve a better after-tax result paying the excise tax imposed on excess parachute payments. No payment, net of taxes, to compensate for any excise tax imposed.

7	Amounts and/or shares (from vested RSUs or Performance Shares) held in executives’ accounts under the Top Hat Plan automatically paid out.

TERMINATION AND CHANGE IN CONTROL TABLE

The following table sets forth estimates of the potential incremental payments to each of our NEOs upon the specified termination events and upon a change in control, both with and without a qualified termination, assuming that each such event took place on the last business day of 2025.

The table does not quantify benefits under plans that are generally available to salaried employees that do not discriminate in favor of NEOs, including the 401(k) Plan, the health care plan and the life insurance plan.

The LTIP (Performance Shares) amounts include amounts for the 2024-2026 and 2025-2027 cycles, represented by the target amounts for the two cycles that were open as of the last business day of 2025. There is no amount included for either the 2025 Annual Bonus or the 2023-2025 cycle because both such awards were deemed to have been earned as of the last business day of the year.

The following table assumes, in the event of a change in control, replacement awards are provided pursuant to the 2015 and 2023 Equity and Incentive Compensation Plan’s respective Stock Option Agreement, Restricted Stock Unit Agreement, and Performance Share Agreement (“Agreements”). Pursuant to the Agreements, if the respective equity awards are not replaced, all outstanding equity awards will accelerate as of the closing date of the change in control. In the event of a change in control where no replacement awards are provided, the accelerated equity values are consistent with the accelerated equity values under Change in Control (Replacement Awards; Qualified Termination).

In addition, the table includes all equity that is accelerated as a result of termination but does not include the value of outstanding equity awards that have previously vested, such as stock options, which awards are set forth above in the Outstanding Equity Awards at December 31, 2025 table. For descriptions of the compensation plans and agreements that provide for the payments set forth in the following table, including our change in control agreements, see the “Elements of Executive Compensation” discussion contained in the CD&A.

Under the normal retirement scenario, the retirement definition is either at or after age 60 and 5 years of service or at or after age 55 and 15 years of service, and, as of December 31, 2025, two NEOs were eligible for normal retirement under the equity awards. The Annual Bonus has a retirement definition of either at or after age 55 and 25 years of service or at or after age 60 and 5 years of service, under which two NEOs were eligible for normal retirement as of December 31, 2025. There are no amounts included in the retirement scenario below for the Annual Bonus as (due to calculation on the last business day of the year) it was deemed and assumed to have been fully earned. The amounts shown for the Performance Shares assumes performance at target, although actual payout upon retirement would be based on actual performance determined in the normal course.

LINCOLN ELECTRIC | 2026 PROXY STATEMENT       83

EXECUTIVE COMPENSATION

	Steven B. Hedlund	Gabriel Bruno	Jennifer I. Ansberry	Michael J. Whitehead	Susan C. Edwards
Involuntary Termination/Termination without Cause or for Good Reason before Normal Retirement:	$2,100,000	$600,000	$530,000	$450,000	$485,000
Severance	$2,100,000	$600,000	$530,000	$450,000	$485,000
Annual Bonus	$0	$0	$0	$0	$0
Normal Retirement:	$10,631,655	$3,658,923	Not Eligible	Not Eligible	Not Eligible
Performance Shares–Accelerated Vesting	$4,805,501	$1,383,921	N/A	N/A	N/A
Stock Options–Accelerated Vesting	$926,371	$362,881	N/A	N/A	N/A
RSUs–Accelerated Vesting	$4,899,783	$1,912,121	N/A	N/A	N/A

	Steven B. Hedlund	Gabriel Bruno	Jennifer I. Ansberry	Michael J. Whitehead	Susan C. Edwards
Change in Control (Replacement Awards; Qualified Termination):	$15,599,471	$6,254,229	$3,958,364	$2,910,209	$2,772,778
Severance	$7,543,500	$2,565,306	$2,094,048	$1,700,000	$1,831,120
Annual Bonus	$0	$0	$0	$0	$0
Performance Shares–Accelerated Vesting	$4,805,501	$1,383,921	$757,023	$560,518	$515,945
Stock Options–Accelerated Vesting	$926,371	$362,881	$207,879	$117,645	$69,084
RSUs–Accelerated Vesting	$4,899,783	$1,912,121	$869,414	$502,046	$326,629
Outplacement Estimate	$30,000	$30,000	$30,000	$30,000	$30,000
280G Cutback	$(2,605,684)	$0	$0	$0	$0
Change in Control (Replacement Awards; No Termination):	$0	$0	$0	$0	$0
Annual Bonus	$0	$0	$0	$0	$0
Performance Shares–Accelerated Vesting	$0	$0	$0	$0	$0
Stock Options–Accelerated Vesting	$0	$0	$0	$0	$0
RSUs–Accelerated Vesting	$0	$0	$0	$0	$0
Death or Disability:	$10,631,655	$3,658,923	$1,834,316	$1,180,209	$911,658
Performance Shares–Accelerated Vesting	$4,805,501	$1,383,921	$757,023	$560,518	$515,945
Stock Options–Accelerated Vesting	$926,371	$362,881	$207,879	$117,645	$69,084
RSUs–Accelerated Vesting	$4,899,783	$1,912,121	$869,414	$502,046	$326,629

84       LINCOLN ELECTRIC | 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

CEO Pay Ratio

For 2025, we estimate that the ratio of the annual total compensation of our CEO $8,394,536 (which is the same amount reported for Mr. Hedlund in the 2025 Summary Compensation Table) to the annual total compensation of our median employee $56,679 is 148:1. We note that, due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described below.

In accordance with Item 402(u) of Regulation S-K, in calculating our CEO pay ratio for 2025, we believe there has been no change in our employee population or employee compensation arrangements that would result in a significant change to our pay ratio disclosure. As a result, we have used the same median employee for determining the 2025 CEO pay ratio as we used to calculate the CEO pay ratio for 2024 and 2023.

In 2023, we determined our median employee based on total cash and equity compensation paid to our active employees as of October 1, 2023 for the period beginning on January 1, 2023. We included all full time, part time, seasonal and temporary employees, whether employed domestically or overseas and whether employed directly or by a consolidated subsidiary. Compensation for employees hired during 2023 was annualized for all employees other than temporary or seasonal employees (and full-time equivalencies were not created).

Annual total compensation for the median employee for 2025 was calculated using the same methodology used for our NEOs as set forth in the 2025 Summary Compensation Table. Of the employees that were identified as potential median employees, we selected an employee based in the U.S. that was representative of the largest portion of our workforce. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

LINCOLN ELECTRIC | 2026 PROXY STATEMENT       85

EXECUTIVE COMPENSATION

Pay Versus Performance

In accordance with Securities and Exchange Commission rules, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and non-PEO named executive officers (“non-PEO NEOs”) and certain measures of Company performance for the fiscal years listed below. The Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

PAY VERSUS PERFORMANCE DISCLOSURE TABLE

Year	Summary Compensation Table (SCT) Total for PEO 1[1] ($)	SCT Total for PEO 2[1] ($)	Compensation Actually Paid to PEO 1[1,2,3] ($)	Compensation Actually Paid to PEO 2[1,2,3] ($)	Average SCT Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3] ($)	Value of Initial Fixed $100 Investment Based on:[4]		Net Income ($ Millions)	ROIC for Compensation Purposes[5]
							Company TSR ($)	Peer Group TSR ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
2025	—	8,394,536	—	10,726,993	2,012,285	2,590,847	222	155	521	20.3%
2024	—	7,356,657	—	4,980,729	3,236,767	1,923,445	171	144	466	18.8%
2023	10,609,670	—	27,971,976	—	3,085,776	5,933,007	196	126	545	22.6%
2022	10,096,478	—	14,415,143	—	2,496,792	3,176,483	128	108	472	28.1%
2021	9,213,820	—	17,818,888	—	1,978,086	3,241,658	122	125	276	21.5%

1	Steven Hedlund was our PEO for 2024 through 2025 (“PEO 2”). Christopher Mapes was our PEO for 2021 through 2023 (“PEO 1”). The individuals comprising the non-PEO NEOs for each year presented are listed below.

2025	2024	2023	2022	2021
Gabriel Bruno	Gabriel Bruno	Gabriel Bruno	Gabriel Bruno	Gabriel Bruno
Jennifer Ansberry	Christopher L. Mapes	Steven Hedlund	Steven Hedlund	Steven Hedlund
Michael Whitehead	Jennifer Ansberry	Jennifer Ansberry	Jennifer Ansberry	Jennifer Ansberry
Susan Edwards	Michele Kuhrt	Michele Kuhrt	Michele Kuhrt	Michele Kuhrt

2	The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and may not necessarily reflect compensation actually earned, realized, or received by the Company’s PEOs and non-PEO NEOs. These amounts reflect the Summary Compensation Table Total column with certain adjustments. For 2025, these adjustments are as described in footnote 3 below. Please note that, while similar adjustment information was provided in previous proxy statements for previous years, under applicable SEC guidance, repeating such adjustment information is not required in this Proxy Statement because in our view it is not material to our shareholders’ understanding of the information reported in the table above for 2025 or the related disclosures provided below.

3	Compensation Actually Paid for 2025 (the most recent year included in the table above) reflects the exclusions and inclusions of certain amounts for the PEO and the non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table. Amounts in the Exclusion of Change in Pension Value column reflect the amounts attributable to the Change in Pension Value reported in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO 2 ($)	Exclusion of Change in Pension Value ($)	Exclusion of Stock Awards and Option Awards ($)	Inclusion of Pension Service Cost ($)	Inclusion of Equity Values ($)	Compensation Actually Paid to PEO 2($)
2025	8,394,536	—	(5,701,663)	—	8,034,120	10,726,993

86       LINCOLN ELECTRIC | 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Exclusion of Change in Pension Value ($)	Exclusion of Stock Awards and Option Awards ($)	Inclusion of Pension Service Cost ($)	Inclusion of Equity Values ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	2,012,285	—	(975,739)	—	1,554,301	2,590,847

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO 2 ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards Granted in Prior Years for PEO 2 ($)	Vesting Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO 2 ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards Granted in Prior Years that Vested During Year for PEO 2 ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO 2 ($)	Total—Inclusion of Equity Values for PEO 2 ($)
2025	5,732,297	1,787,230	—	514,593	—	8,034,120

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards Granted in Prior Years for Non-PEO NEOs ($)	Average Vesting Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards Granted in Prior Years that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total—Average Inclusion of Equity Values for Non-PEO NEOs ($)
2025	980,972	374,004	—	199,325	—	1,554,301

4	The Peer Group Total Shareholder Return (“TSR”) set forth in this table utilizes the S&P 400 Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2025. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in the Company and in the S&P 400 Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

5	We determined Return on Invested Capital (“ROIC”) for Compensation Purposes to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and non-PEO NEOs in 2025. More information on ROIC for Compensation Purposes can be found in Appendix A.

LINCOLN ELECTRIC | 2026 PROXY STATEMENT       87

EXECUTIVE COMPENSATION

RELATIONSHIP BETWEEN PEO AND NON-PEO NEO COMPENSATION ACTUALLY PAID AND COMPANY AND PEER GROUP TOTAL SHAREHOLDER RETURN (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our non-PEO NEOs, the Company’s cumulative TSR over the five most recently completed fiscal years, and the cumulative TSR of the S&P 400 Index over the same period assuming initial investment of $100 on December 31, 2020.

RELATIONSHIP BETWEEN PEO AND NON-PEO NEO COMPENSATION ACTUALLY PAID AND COMPANY NET INCOME

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our non-PEO NEOs, and our GAAP Net income during the five most recently completed fiscal years.

88       LINCOLN ELECTRIC | 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

RELATIONSHIP BETWEEN PEO AND NON-PEO NEO COMPENSATION ACTUALLY PAID AND COMPANY ROIC FOR COMPENSATION PURPOSES

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our non-PEO NEOs, and Company ROIC for Compensation Purposes (annual results) during the five most recently completed fiscal years.

TABULAR LIST OF MOST IMPORTANT FINANCIAL PERFORMANCE MEASURES

The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and our Non-PEO NEOs for 2025 to Company performance. The measures in this table are not ranked.

Return on Invested Capital (ROIC) for Compensation Purposes
Adjusted earnings before interest, taxes and bonus (EBITB)
Net Sales
Average operating working capital to net sales ratio (AOWC/Sales) for Compensation Purposes
Adjusted Operating Income Margin
Adjusted Net Income for Compensation Purposes

LINCOLN ELECTRIC | 2026 PROXY STATEMENT       89

Security Ownership of Management

The following table sets forth certain information regarding ownership of shares of common stock of Lincoln Electric as of December 31, 2025 (except as otherwise indicated) by each of our Directors and NEOs, as well as our Directors and executive officers as a group. Except as otherwise indicated, voting and investment power with respect to shares reported in this table are not shared with others.

RSUs and Performance Shares are generally not reflected in the table as there is no ability to acquire the shares attributable to them within 60 days of December 31, 2025. In addition, any vested RSUs and Performance Shares that are deferred into the Top Hat Plan or the Non-Employee Directors’ Deferred Compensation Plan are generally not reflected in the table as there is no ability to acquire the shares attributable to them within 60 days of December 31, 2025. The table includes shares that would be received upon the vesting of RSUs within 60 days of December 31, 2025.

BENEFICIAL OWNERSHIP TABLE

	Number of Shares of Lincoln Electric Common Stock Beneficially Owned[1]		Percent of Class
Directors
Brian D. Chambers	1,498	[2]	*
Curtis E. Espeland	18,165		*
N. Joy Falotico	—	[3]	*
Bonnie J. Fetch	741	[2]	*
Patrick P. Goris	609	[2]	*
Michael F. Hilton	6,294	[2]	*
Marc A. Howze	741	[2]	*
Kathryn Jo Lincoln	641,367	[2,4]	1.17%
Phillip J. Mason	8,545	[5]	*
Ben P. Patel	—	[2]	*
NEOs
Steven B. Hedlund	107,508	[6]	*
Gabriel Bruno	51,007	[7]	*
Jennifer I. Ansberry	46,017	[8]	*
Michael J. Whitehead	21,567	[9]	*
Susan C. Edwards	1,950	[10]	*
All Directors and Executive Officers as a group 17 persons	923,515	[11]	1.678%
*	Indicates less than 1%

90       LINCOLN ELECTRIC | 2026 PROXY STATEMENT

SECURITY OWNERSHIP OF MANAGEMENT

1	Reported in compliance with the beneficial ownership rules of the SEC, under which a person is deemed to be the beneficial owner of a security, for these purposes, if he or she has, or shares, voting power or investment power over the security or has the right to acquire the security within 60 days of December 31, 2025. With respect to the NEOs and executive officers, the amounts reported do not include any Performance Shares that vested and paid out in March 2026, as the number of Performance Shares to be received by each executive officer was unknown within 60 days of December 31, 2025.

2	The following Directors had amounts deferred under the Non-Employee Directors’ Deferred Compensation Plan which is not reflected in the table above: Mr. Chambers 1,908 shares; Ms. Fetch 1,021 shares; Mr. Goris 7,622 shares; Mr. Hilton 6,641 shares; Mr. Howze 864 shares; Ms. Lincoln 7,622 shares; Dr. Patel 7,622 shares.

3	Ms. Falotico was elected to the Board on February 19, 2025. In connection with Ms. Falotico’s election, she received an initial grant of 578 RSUs that will vest on the first anniversary of the date of grant.

4	Of the shares reported, 26,203 shares were held of record by a trust established by Ms. Lincoln, under which she has sole investment and voting power. The remaining 615,164 shares were held of record by The Lincoln Institute of Land Policy, of which Ms. Lincoln is the Chair. Ms. Lincoln has shared voting and shared investment power on these 615,614 shares and she disclaims beneficial ownership.

5	The amount reported does not include 12,005 shares which were held of record by Mr. Mason’s spouse in the Paula J. Mason Trust, as to which shares Mr. Mason disclaims beneficial ownership.

6	Of the shares reported, Mr. Hedlund held 37,884 shares of record, 2,465 shares of which are held in the 401(k) Plan. Mr. Hedlund has or had the right to acquire 2,003 shares upon the vesting of RSUs within 60 days of December 31, 2025. Mr. Hedlund has or had the right to acquire 67,621 shares upon the exercise of stock options within 60 days of December 31, 2025.

7	Of the shares reported, Mr. Bruno held of record 591 shares, of which 277 shares are held jointly with spouse. Mr. Bruno has or had the right to acquire 3,068 shares upon the vesting of RSUs within 60 days of December 31, 2025. Mr. Bruno has or had the right to acquire 47,348 shares upon the exercise of stock options within 60 days of December 31, 2025. Mr. Bruno had 20,780 Performance Shares deferred under the Top Hat Plan which are not reflected in the above table.

8	Of the shares reported, Ms. Ansberry held of record 15,545 shares, 20 shares of which are held jointly with her spouse. Ms. Ansberry has the right to acquire 1,829 shares upon the vesting of RSUs within 60 days of December 31, 2025. Ms. Ansberry has or had the right to acquire 28,643 shares upon the exercise of stock options within 60 days of December 31, 2025.

9	Of the shares reported, Mr. Whitehead held 7,082 shares of record. Mr. Whitehead has the right to acquire 849 shares upon the vesting of RSUs within 60 days of December 31, 2025. Mr. Whitehead has or had the right to acquire 13,636 shares upon the exercise of stock options within 60 days of December 31, 2025.

10	Of the shares reported, Ms. Edwards has the right to acquire 263 shares upon the vesting of RSUs within 60 days of December 31, 2025. Ms. Edwards has or had the right to acquire 1,687 shares upon the exercise of stock options within 60 days of December 31, 2025.

11	Includes 9,296 shares that are RSUs held by all executive officers, as a group, that vest within 60 days of December 31, 2025 and 170,891 shares which all executive officers, as a group, have or had the right to acquire upon the exercise of stock options within 60 days of December 31, 2025.

In addition to the above management holdings, as of December 31, 2025, the 401(k) Plan held 702,603 shares of our common stock, or approximately 1.28% of the shares of our common stock outstanding.

LINCOLN ELECTRIC | 2026 PROXY STATEMENT       91

SECURITY OWNERSHIP OF MANAGEMENT

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding outstanding Stock Options, RSUs and Performance Shares and shares reserved for issuance under our equity compensation plans as of December 31, 2025:

Plan category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)[1]	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)[2]	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a)) (c)[3]
Equity compensation plans approved by security holders	1,048,112	$150.63	1,825,205
Equity compensation plans not approved by security holders[4]	—	—	—
Total	1,048,112	—	1,825,205

1	The amount shown in column (a) includes the following: 621,683 Nonqualified Stock Options; 111,088 deferred RSUs and deferred Performance Shares; 147,132 Performance Shares (assuming payout levels at maximum-as a result, this aggregate reported number may overstate actual dilution); and 168,209 RSUs.

2	The weighted average exercise price in column (b) includes nonqualified stock options only.

3	The amount shown in column (c) represents common shares remaining available under the 2023 Equity and Incentive Compensation Plan (“Employee Plan”) and the 2023 Stock Plan for Non-Employee Directors (“Director Plan”). The Employee Plan provides for the granting of options, appreciation rights, restricted shares, RSUs and performance-based awards. The Director Plan provides for the granting of options, restricted shares and RSUs. Under the Employee Plan, one common share is subtracted from the maximum number of common shares available under the Employee Plan for every common share granted. The amount in the table assumes payout levels at maximum for Performance Shares. Under the Director Plan only one common share is subtracted from the maximum number of common shares available for every common share granted.

4	The Company does not maintain equity compensation plans that have not been approved by its shareholders.

92       LINCOLN ELECTRIC | 2026 PROXY STATEMENT

Security Ownership of Certain Beneficial Owners

Set forth below is information about the number of shares held by any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known to us to be an owner of more than 5% of the shares of our common stock as of December 31, 2025.

Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	5,723,843[1]	10.44%
BlackRock, Inc. 50 Hudson Yards New York, New York 10001	5,334,191[2]	9.73%

1	According to its Schedule 13G/A filed on March 11, 2024, The Vanguard Group has sole voting power over 0 shares, shared voting power over 24,319 shares, sole dispositive power over 5,645,484 shares and shared dispositive power over 78,359 shares as of February 29, 2024. In its Schedule 13G/A filing, The Vanguard Group states that the shares of our common stock reported in the filing were acquired and are held in the ordinary course of business and were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of the issuer of the securities and were not acquired in connection with or as a participant in any transaction having that purpose or effect, other than activities solely in connection with a nomination under §240.14a-11.

2	According to its Schedule 13G/A filed on January 24, 2024, BlackRock, Inc. has sole voting power over 5,223,316 shares and sole dispositive power over 5,334,191 shares, as of December 31, 2023. In its Schedule 13G/A filing, BlackRock states that the securities referred to in the filing were acquired and are held in the ordinary course of business and were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of the issuer of the securities and were not acquired and are not held in connection with or as a participant in any transaction having that purpose or effect.

LINCOLN ELECTRIC | 2026 PROXY STATEMENT       93

Compensation Committee Interlocks and Insider Participation

During 2025, each of Messrs. Hilton, Howze and Mason and Mses. Fetch, Lincoln, and Ms. Walker (prior to her retirement) served on the Compensation and Executive Development Committee. No Compensation and Executive Development Committee member was an employee of Lincoln Electric or any of its subsidiaries, and there were no reportable business relationships between Lincoln Electric and the Compensation and Executive Development Committee members. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Compensation and Executive Development Committee. In addition, none of our executive officers serves as a member of the compensation committee of any entity that has one or more of its executive officers serving as a member of our Board.

94       LINCOLN ELECTRIC | 2026 PROXY STATEMENT

Annual Meeting Proposals

See “Proposal 1—Election of Director Nominees” beginning on page 18 of this Proxy Statement for additional information.

LINCOLN ELECTRIC | 2026 PROXY STATEMENT       95

ANNUAL MEETING PROPOSALS

PROPOSAL 02	Ratification of the Appointment of the Independent Registered Public Accounting Firm

Fees for professional services provided by Ernst & Young LLP as our independent auditors in each of the last two fiscal years, in each of the following categories are:

	2025	2024
Audit Fees	$3,072,000	$2,872,000
Audit-Related Fees	—	—
Tax Fees	—	7,000
All Other Fees	—	—
Total Fees	$3,072,000	$2,879,000

Audit Fees include fees associated with the annual integrated audit of the financial statements and internal control over financial reporting in 2025 and 2024, the reviews of our quarterly reports on Form 10-Q, certain statutory audits required for our international subsidiaries and services provided in connection with regulatory filings with the SEC. Tax Fees for 2024 include tax compliance, transfer pricing and tax advisory services.

96       LINCOLN ELECTRIC | 2026 PROXY STATEMENT

ANNUAL MEETING PROPOSALS

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services performed by our independent auditors, including the scope of and fees for such services. Generally, requests for audit, audit-related and tax services, each as defined in the policy, must be presented for approval prior to the performance of such services, to the extent known at that time. For 2025, the Audit Committee has resolved that four specific categories of services, namely audit services, audit-related services, tax advisory services, and tax compliance services, are permissible without itemized pre-approval in an amount not to exceed for each service:

Pre-Approval Amount	Services
$3,100,000	Audit, and Audit-Related services for acquisitions, new accounting pronouncements and other international statutory requirements
$100,000	Tax Advisory and Tax Compliance services

Itemized detail of all such services performed is subsequently provided to the Audit Committee. In addition, our independent auditors are prohibited from providing certain services described in the policy as prohibited services. All of the fees included in Audit Fees, Audit-Related Fees and Tax Fees shown above were pre-approved by the Audit Committee (or included in the pre-approved fee limits, as applicable, for certain services as detailed above).

Generally, requests for independent auditor services are submitted to the Audit Committee by our Executive Vice President, CFO and Treasurer (or other member of our senior financial management) and our independent auditors for consideration at the Audit Committee’s regularly scheduled meetings. Requests for additional services in the categories mentioned above may be approved at subsequent Audit Committee meetings to the extent that none of such services is performed prior to its approval (unless such services are included in the categories of services that fall within the dollar limits detailed above). The Chair of the Audit Committee is also delegated the authority to approve independent auditor services requests under certain dollar thresholds provided that the pre-approval is reported at the next meeting of the Audit Committee. All requests for independent auditor services must include a description of the services to be provided and the fees for such services.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate shareholder questions. Although ratification of the appointment of the independent auditors is not required by law, the Audit Committee and the Board believe that shareholders should be given the opportunity to express their views on the subject. While not binding on the Audit Committee or the Board, the failure of the shareholders to ratify the appointment of Ernst & Young LLP as our independent auditors would be considered by the Board in determining whether or not to continue the engagement of Ernst & Young LLP. Ultimately, the Audit Committee retains full discretion and will make all determinations with respect to the appointment of independent auditors, whether or not our shareholders ratify the appointment.

MAJORITY VOTE NEEDED

Ratification requires the affirmative vote of the majority of the shares of our common stock present or represented and entitled to vote on the matter at the Annual Meeting. Unless otherwise directed, shares represented by proxy will be voted FOR ratification of the appointment of Ernst & Young LLP. Abstentions will have the same effect as a vote “against” the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

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ANNUAL MEETING PROPOSALS

The Compensation and Executive Development Committee believes that the historically positive say-on-pay shareholder votes reinforce the philosophy and objectives of our executive compensation program. We conduct annual say-on-pay votes. Our next say-on-pay vote will be held at the 2027 Annual Meeting.

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ANNUAL MEETING PROPOSALS

Our compensation philosophy is to pay for performance, a philosophy that has been rooted in our history and tradition for over 130 years. Our compensation program consists of elements designed to complement one another and focus on both short-term and long-term performance. The Compensation and Executive Development Committee regularly reviews peer group data and best practices and trends related to executive compensation to help ensure that our programs are properly aligned with our business strategy and philosophy, as well as promote shareholder value. The Committee receives advice from independent consultants. In addition to the information provided earlier in the CD&A section, we believe shareholders should consider the following in determining whether to approve this proposal:

OUR CULTURE AND PERFORMANCE

To maintain a performance-driven culture, we:

•	Expect our executives to deliver above-market financial results;

•	Take action when needed to address specific business challenges; and

•	We have a long track record of delivering increased value to our shareholders.

PAY FOR PERFORMANCE

In designing our executive compensation programs, a core philosophy is that our executives should be rewarded when they deliver financial results that provide value to our shareholders. Therefore, we have established a program that ties executive compensation to superior financial performance.

LINCOLN ELECTRIC | 2026 PROXY STATEMENT       99

ANNUAL MEETING PROPOSALS

We have a balanced pay mix between short-term and long-term incentives:

•	Base Salaries. Base salaries for our NEOs are generally targeted at the 50th percentile of benchmark data (at market median). For 2025, the average base salary increase for the NEOs, excluding Mr. Whitehead, was 4.0%. Mr. Whitehead’s increase was 7.9%, which included the progression of pay within the competitive benchmark, and an additional 9.8% for his promotion into the role of SVP, Americas Welding.
•	Annual Bonus Awards Are Aligned with Our Performance and Contain a Balanced Mix of Metrics. The total cash compensation for our NEOs, which includes base pay and the annual bonus, is targeted at the 50th percentile of benchmark data (at market median). The annual bonus is based on a balance of metrics—both financial, Non-financial and personal— with the financial components based on EBITB and AOWC/ Sales for Compensation Purposes and with a mix of consolidated and, if applicable, business unit performance. For 2025, annual bonus payments for the NEOs, increased 45%.
•	Performance Share Payouts Were Above Target. For the 2023-2025 performance cycle, the Performance Shares paid out above target, as a result of the maximum performance level for ROIC for Compensation Purposes and the above target performance level for Adjusted Net Income for Compensation Purposes.
•	Long-Term Incentives Are Aligned with the Interests of Our Shareholders. We believe that incentives should be based on factors that deliver long-term sustainability for Lincoln Electric. Therefore, the NEOs receive three types of long-term incentives. The three components are: (1) stock options, (2) RSUs and (3) Performance Shares. Total awards are targeted at the 50th percentile of benchmark data (at market median).

GOOD GOVERNANCE PRACTICES

In addition to our emphasis on pay for performance, we design our programs to be current with best practices and good corporate governance. We also consider the risks associated with any particular program, design or compensation decision. We believe these assessments result in sustained, long-term shareholder value. Some of the governance practices include:

•	Officers Are Subject to Stock Ownership Guidelines

•	Compensation and Executive Development Committee Receives Regular Updates
•	Compensation and Executive Development Committee Retains Independent Advisors
•	No Compensation Consultant Conflicts of Interest

•	No Multi-Year Guarantees on Compensation

•	No Dividends Paid on Unvested RSUs or Performance Shares
•	Compliant Clawback Policy

•	Double-Trigger Provisions for Change in Control

•	No Tax Gross-Ups

•	No Hedging or Pledging of Lincoln Electric Stock by Officers
•	Limited Perquisites

As illustrated above, the Compensation and Executive Development Committee has and will continue to take action to structure our executive compensation program in a manner that is performance-based, current with best practices and good corporate governance and aimed at sustaining long-term shareholder value. The Board believes that the executive compensation disclosed in the CD&A section, tabular disclosures (including the 2025 Summary Compensation Table) and other narrative disclosures in this Proxy Statement aligns with our peer group pay practices and compensation philosophy.

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, we are asking you to cast an advisory (non-binding) vote to approve the following resolution at the Annual Meeting:

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ANNUAL MEETING PROPOSALS

RESOLVED, that the compensation awarded to our NEOs, as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis and the tabular disclosure (together with the accompanying narrative disclosure) in this Proxy Statement, as required by the rules of the Securities and Exchange Commission, is hereby approved on an advisory basis.

YOUR VOTE MATTERS TO US

As an advisory vote, this proposal is not binding on us. However, the Compensation and Executive Development Committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by shareholders in their vote on this proposal and expects to consider the outcome of the vote when making future compensation decisions for NEOs.

MAJORITY VOTE NEEDED

A favorable vote of a majority of the shares of our common stock present or represented by proxy and entitled to vote on the matter is necessary for approval of the proposal. Abstentions will have the same effect as a vote “against” the proposal and broker non-votes will not be counted for determining whether the proposal is approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE, “FOR” APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

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Audit Committee Report

The Audit Committee consists solely of independent Directors within the meaning of the Nasdaq listing standards. The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee has received the written disclosures and letter from the independent auditors required by the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence and has discussed with the independent auditors their independence as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence.

The Audit Committee discussed with our internal and independent auditors the overall scope and plan for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC. The Audit Committee and the Board have also recommended the selection of Ernst & Young LLP as our independent auditors for the year ending December 31, 2026 and the ratification thereof by the shareholders.

By the Audit Committee:

Patrick P. Goris	Brian D. Chambers	Curtis E. Espeland	N. Joy Falotico	Ben P. Patel
CHAIR

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FAQS

WHO IS SOLICITING PROXIES AND WHY? WHO IS PAYING FOR THE COST OF THIS PROXY SOLICITATION?

The Board solicits the proxy, and the Company pays the solicitation cost. Certain officers and employees may also solicit proxies, but do not receive compensation for these activities. We also reimburse custodians, nominees and fiduciaries for reasonable expenses incurred to forward and obtain proxy materials from beneficial holders.

HOW DO WE DISTRIBUTE PROXY MATERIALS TO SHAREHOLDERS SHARING THE SAME ADDRESS?

We use “householding” rules to deliver only one set of voting materials (Annual Report and Proxy Statement) to shareholders who share the same address, unless we receive contrary instructions from one or more shareholders at that address. Each shareholder receives a separate proxy card. We will promptly deliver a separate set of proxy materials upon request.

HOW DO I REVOKE MY CONSENT TO THE HOUSEHOLDING PROGRAM?

To revoke your consent to householding, please contact Broadridge Investor Communications Solutions, Inc. either by calling (866) 540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

HOW DO I OBTAIN A SEPARATE OR SINGLE SET OF PROXY MATERIALS AT NO COST?

Send a written notice to the Corporate Secretary at Lincoln Electric Holdings, Inc., 22801 St. Clair Avenue, Cleveland, Ohio 44117-1199, or call +1 (216) 481-8100.

WHO MAY VOTE AT THE ANNUAL MEETING?

Record holders as of the close of business on February 27, 2026 (the record date) are entitled to vote at the Annual Meeting. As of the record date, 54,823,762 shares of our common stock were outstanding and each share is entitled to one vote per proposal brought before the Annual Meeting.

WHAT IS REQUIRED FOR THERE TO BE A QUORUM AT THE ANNUAL MEETING?

Holders of at least a majority of the shares of our common stock issued and outstanding on the record date (February 27, 2026) must be present, in person or by proxy, to constitute a quorum.

HOW DO I ATTEND AND PARTICIPATE IN THE ANNUAL MEETING?

Any shareholder of record as of the record date (February 27, 2026) can attend the Annual Meeting online at www.virtualshareholdermeeting.com/LECO2026. The webcast will start at 11:00 a.m. ET on April 17, 2026. Shareholders may submit pre-meeting questions online by visiting www.proxyvote.com. Questions must be submitted by Friday, April 10, 2025 at 5:00 p.m. ET. You will need your 16-digit control number that is printed on your proxy card or on the instructions that accompanied your proxy materials to access the meeting. Instructions on how to attend the Annual Meeting are posted at www.virtualshareholdermeeting.com/LECO2026. We encourage you to access the meeting prior to the start time to allow ample time to complete the online check-in process.

If you encounter any technical difficulties accessing the virtual meeting during check-in or throughout the meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

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FAQS

WHY IS THE ANNUAL MEETING A VIRTUAL, ONLINE MEETING?

We believe that hosting a virtual meeting will facilitate shareholder attendance and participation by enabling shareholders to participate from any location around the world and improves our ability to communicate more effectively with our shareholders. We have designed the virtual meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting. We are providing opportunities for shareholders to submit questions prior to the meeting to enable us to address appropriate questions at the Annual Meeting.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A REGISTERED SHAREHOLDER OR AS A BENEFICIAL HOLDER?

•	Registered Shareholders: If your shares are directly registered in your name with our transfer agent/registrar, you are considered the registered shareholder, or shareholder of record. Proxy materials will be sent directly to you and you may vote during the Annual Meeting at www.virtualshareholdermeeting.com/LECO2026, or by telephone, by internet or by mail in the envelope provided.

•	Beneficial Holders: You are a beneficial holder if your shares are held indirectly in a brokerage account, by a trustee, or by another nominee. These entities are considered the shareholder of record and the shares are considered held in “street name.” Proxy materials are sent to the entity, and they forward a voting instruction card to you, the beneficial holder. As a beneficial holder, you have the right to direct the entity on how to vote your shares and you may also attend the Annual Meeting. Since you are not the shareholder of record, you may not vote during the Annual Meeting unless you obtain a legal proxy from the entity that holds your shares. Please refer to the information your broker, trustee or nominee provided to see what voting options are available to you. If you have not heard from your broker, trustee or nominee, please contact them.

WHAT SHARES ARE INCLUDED ON THE PROXY CARD?

Shareholder type:	Registered Shareholder & participant in The Lincoln Electric Company Employee Savings Plan (401(k) Plan)	Beneficial Holder with shares held by a broker, trustee or nominee	Both a Registered Shareholder and a Beneficial Holder of shares
Shares included on the proxy card:	All shares registered in your name will be represented (including 401(k) plan shares). Note: If you do not have identical names on your accounts, we cannot consolidate your share information.	You will receive a voting instruction card from your broker, trustee or nominee instructing you on how to cast your vote.	You will receive a proxy card from us and a voting instruction card from your broker, trustee or nominee instructing you on how to cast your vote.

WHAT IS A BROKER NON-VOTE, AND WHAT EFFECT DOES IT HAVE?

A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial holder and is then unable to vote the shares. If you hold your shares beneficially through a broker, trustee or nominee, you must communicate your voting instructions to them to have your shares voted. Please note that your nominee cannot vote on your behalf on the election of Directors (Proposal 1), or the approval, on an advisory basis, of NEO compensation (Proposal 3), unless you provide specific voting instructions to them by following the instructions provided to you. Certain brokers may require your voting instructions for all proposals, including Proposal 2, and will not vote on your behalf unless you provide specific voting instructions.

Broker non-votes, as well as abstentions, will be counted to determine whether a quorum is present at the Annual Meeting. Broker non-votes will not be counted when determining votes for a particular proposal (i.e., it will not be considered a vote “cast”).

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FAQS

HOW DO I VOTE AT THE ANNUAL MEETING?

REGISTERED SHAREHOLDERS

Vote during the Annual Meeting at www.virtualshareholdermeeting.com/LECO2026 or by proxy in any one of four ways outlined in the Proxy Summary section of this Proxy Statement.

PARTICIPANTS IN THE 401(K) PLAN

The 401(k) Plan’s independent Trustee, Fidelity Management Trust Company, will vote your 401(k) Plan shares according to your voting directions, which you can provide by internet, telephone or mail. As 401(k) Plan shares are held in a qualified plan, you are not able to vote 401(k) Plan shares during the Annual Meeting. If you do not vote, the Trustee will not vote your plan shares.

BENEFICIAL HOLDERS

If your shares are held by a bank, broker, trustee or some other nominee (in street name), that entity will give you separate voting instructions.

WHAT HAPPENS IF I SIGN, DATE AND RETURN MY PROXY BUT DO NOT SPECIFY HOW I WANT MY SHARES VOTED ON THE PROPOSALS?

Registered Shareholders: Your shares will be voted FOR Proposal 1 (the election of all of the Director nominees), FOR Proposal 2 (the ratification of the appointment of our independent registered public accounting firm), and FOR Proposal 3 (the approval, on an advisory basis, of the compensation of our NEOs).

Beneficial Holders: Your nominee cannot vote your uninstructed shares on non-routine matters such as Proposal 1 (election of Directors), or Proposal 3 (approval, on an advisory basis, of NEO compensation). Your nominee can vote your uninstructed shares on routine matters such as Proposal 2 (ratification of the appointment of our independent registered public accounting firm). Notwithstanding the foregoing, certain brokers may require your voting instructions for all proposals, including Proposal 2, and will not vote on your behalf unless you provide specific voting instructions.

MAY I REVOKE MY PROXY OR CHANGE MY VOTE?

Registered Shareholders: Yes, you may change or revoke your proxy prior to the closing of the polls in any one of the following FOUR ways:

1.	Send a written notice to our Corporate Secretary stating that you want to revoke your proxy prior to the voting cut-off dates;

2.	Mail a completed and signed proxy card with a later date, but prior to the cut-off dates prior to the Annual Meeting (which will automatically revoke the earlier proxy);

3.	Vote by telephone or internet at a later date, but prior to the cut-off dates prior to the Annual Meeting (which will automatically revoke the earlier proxy); or

4.	Vote during the Annual Meeting at www.virtualshareholdermeeting.com/LECO2026. Because 401(k) plan shares are held in a qualified plan, you are not able to revoke or change your vote on 401(k) plan shares at the Annual Meeting.

Beneficial Holders: Check with your broker, trustee or nominee to determine how to change your vote.

WHO COUNTS THE VOTES?

Broadridge Financial Solutions, Inc. is the independent agent who receives and tabulates the votes. They are also our inspector of elections at the Annual Meeting.

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FAQS

MAY I RECEIVE FUTURE SHAREHOLDER COMMUNICATIONS OVER THE INTERNET?

Registered Shareholders: Yes. Please mark the appropriate box on your proxy card, or follow the prompts if voting by telephone or internet.

Beneficial Holders: Refer to the information provided by your broker, trustee or nominee on how to select future shareholder communications by internet.

WHEN ARE SHAREHOLDER PROPOSALS DUE TO BE CONSIDERED FOR INCLUSION IN NEXT YEAR’S ANNUAL MEETING IN 2027?

In order to have a shareholder proposal included in our proxy materials for the 2027 Annual Meeting, a shareholder proposal must be received in writing by the Corporate Secretary at Lincoln Electric Holdings, Inc., 22801 St. Clair Avenue, Cleveland, Ohio 44117-1199 on or before November 19, 2026.

If shareholders want to present proposals at our 2027 Annual Meeting that are not included in Lincoln Electric’s proxy materials, they must comply with the requirements in our Amended and Restated Code of Regulations. These include providing a written notice containing certain information, and such notice must be received no earlier than December 18, 2026 and no later than January 17, 2027. If the Board of Directors chooses to present any information submitted after the applicable deadlines at the 2027 Annual Meeting, then the persons named in proxies solicited by the Board for the 2027 Annual Meeting may exercise discretionary voting power with respect to such information.

MAY I SUBMIT A NOMINATION FOR DIRECTOR?

Yes. To submit a Director nomination, a shareholder must send a written notice to the Corporate Secretary at Lincoln Electric Holdings, Inc., 22801 St. Clair Avenue, Cleveland, Ohio 44117-1199. The notice must include information required by our Amended and Restated Code of Regulations, including, among other things, information about the shareholder and the person he or she intends to nominate, as well as a representation that the shareholder intends to solicit proxies in support of nominees other than the nominees of the Board. For the 2027 Annual Meeting, nominations must be received in the Corporate Secretary’s Office no earlier than December 18, 2026 and no later than January 17, 2027.

For the 2026 Annual Meeting, Director nominations must have been received by the Corporate Secretary’s Office no earlier than December 25, 2025 and no later than the close of business on January 24, 2026.

HOW DO I CONTACT LINCOLN ELECTRIC?

FOR GENERAL INFORMATION:	TO CONTACT THE DIRECTORS:
Lincoln Electric Holdings, Inc. 22801 St. Clair Avenue Cleveland, Ohio 44117-1199 Attention: Amanda Butler, Vice President, Investor Relations & Communications

Lincoln Electric Holdings, Inc.
22801 St. Clair Avenue
Cleveland, Ohio 44117-1199
Attention: Corporate Secretary

Please name any specific intended Board recipient(s) in the communication. Prior to forwarding any correspondence, the Corporate Secretary will review the correspondence and, at his or her discretion, may not forward certain items if they are deemed of a frivolous nature or otherwise inappropriate for the Board’s consideration. In such cases, some of that correspondence may be forwarded elsewhere within Lincoln Electric for review and possible response.

PLEASE VISIT OUR WEBSITE AT WWW.LINCOLNELECTRIC.COM FOR CURRENT DEVELOPMENTS AT LINCOLN ELECTRIC. THE INFORMATION ON OUR WEBSITE IS NOT INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT OR ANY OF OUR PERIODIC REPORTS.

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Appendix A—Definitions and
Non-GAAP Financial Measures

The discussion of our results in the CD&A and other sections of this Proxy Statement includes reference to our EBIT, EBITB, Adjusted net income, Adjusted diluted earnings per share, Adjusted EBIT, Adjusted operating income, Adjusted operating income margin, Adjusted operating income margin expansion, Net sales growth, Adjusted effective tax rate, Adjusted Return on Invested Capital (Adjusted ROIC), Average Operating Working Capital to Sales (AOWC/ Sales), Total Shareholder Return (TSR), Organic Sales, Cash Conversion and Free Cash Flow (FCF) performance. Some of these metrics are considered Non-GAAP financial measures, as management uses various GAAP and non-GAAP financial measures in assessing and evaluating our underlying operating performance. Non-GAAP financial measures exclude the impact of special items on our reported financial results. Non-GAAP financial measures should be read in conjunction with the generally accepted accounting principles in the United States (“GAAP”), as non-GAAP measures are a supplement to, and not a replacement for, GAAP financial measures. The following defines the financial and non-GAAP financial measures discussed in the CD&A and other sections of this Proxy Statement. Certain reclassifications have been made to prior year financial statements and financial measures to conform to current year classifications.

ADJUSTED DILUTED EARNINGS PER SHARE

Adjusted Diluted Earnings Per Share is defined as reported Diluted Earnings Per Share excluding certain disclosed special items.

ADJUSTED EBIT

Adjusted EBIT is defined as reported EBIT excluding certain disclosed special items.

ADJUSTED EFFECTIVE TAX RATE

Adjusted Effective Tax Rate is defined as reported Effective Tax Rate excluding the tax effect of certain disclosed special items.

ADJUSTED NET INCOME

Adjusted Net Income is defined as reported Net Income excluding certain disclosed special items.

ADJUSTED NET INCOME FOR COMPENSATION PURPOSES

Adjusted Net Income for Compensation Purposes is defined as reported Net Income excluding certain disclosed special items and other adjustments as approved by the Compensation and Executive Development Committee.

ADJUSTED OPERATING INCOME

Adjusted Operating Income is defined as reported Operating Income excluding certain disclosed special items.

ADJUSTED OPERATING INCOME MARGIN

Adjusted Operating Income Margin is defined as Adjusted Operating Income divided by Net sales.

ADJUSTED OPERATING INCOME MARGIN EXPANSION

Adjusted Operating Income Margin Expansion is defined as the change in Adjusted Operating Income between two periods divided by the change in Net sales between the same two periods.

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APPENDIX A

ADJUSTED RETURN ON INVESTED CAPITAL (ADJUSTED ROIC)

Adjusted ROIC is defined as rolling 12 months of Adjusted net income excluding tax-effected interest income and expense divided by invested capital.

AVERAGE OPERATING WORKING CAPITAL TO SALES (AOWC/SALES)

Average operating working capital to Net Sales (AOWC/Sales) is defined as the sum of Accounts receivable, Inventories and contract assets less Trade accounts payable and contract liabilities as of a period end divided by annualized rolling three months of Net sales.

AVERAGE OPERATING WORKING CAPITAL TO SALES FOR COMPENSATION PURPOSES (AOWC/SALES FOR COMPENSATION PURPOSES)

Average operating working capital to Net Sales for Compensation Purposes (AOWC/Sales for Compensation Purposes) is defined as the sum of Accounts receivable, Inventories (excluding LIFO inventory reserves) and contract assets less Trade accounts payable and contract liabilities as of a period end divided by annualized rolling three months of Net sales.

CASH CONVERSION

Cash Conversion is defined as Free Cash Flow divided by Adjusted Net Income.

EBIT

EBIT is an amount equal to earnings before interest and tax defined as operating income plus Other income (expense).

EBITB

EBITB is an amount equal to earnings before interest, tax and bonus, calculated at budgeted exchange rates and adjusted for special items as determined by management. The adjustments for special items include such items as rationalization charges, certain asset impairment charges, the gains and losses on certain transactions including the disposal of assets and the results of businesses acquired during the year. Adjusted Operating Income is a representative measure of EBITB.

FREE CASH FLOW (FCF)

Free Cash Flow is defined as Net cash provided by operating activities less Capital expenditures.

NET SALES GROWTH

Net Sales Growth is defined as a year over year increase in Net Sales, which is revenue net of returns, discounts and allowances.

ORGANIC SALES

Organic Sales is defined as sales excluding the effects of foreign currency and acquisitions.

RETURN ON INVESTED CAPITAL (ROIC)

Return on invested capital (ROIC) is defined as rolling 12 months of Net income excluding tax-effected interest income and expense divided by invested capital.

RETURN ON INVESTED CAPITAL (ROIC) FOR COMPENSATION PURPOSES

ROIC for Compensation Purposes is calculated by an independent third-party and is adjusted for certain transactions as approved by the Compensation and Executive Development Committee.

A-2       LINCOLN ELECTRIC | 2026 PROXY STATEMENT

APPENDIX A

TOTAL SHAREHOLDER RETURN (TSR)

TSR is an amount equal to the net stock price change for our common stock plus the reinvestment of dividends paid over the prescribed period of time.

ADJUSTED OPERATING INCOME

The following table presents a reconciliation of Operating income as reported to Adjusted operating income for the years ended December 31, 2023 to 2025:

($ in thousands)	Year Ended December 31,
	2025	2024	2023
Operating income (as reported)	$718,059	$636,462	$717,849
Special items (pre-tax):
Rationalization and asset impairment net charges	18,199	55,860	(11,314)
Acquisition transaction costs	2,739	7,042	0
Amortization of step up in value of acquired inventories	3,964	5,026	12,252
Adjusted operating income	$742,961	$704,390	$718,787
Adjusted operating income margin	17.6%	17.6%	17.1%

ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE

The following table presents reconciliations of Net income and Diluted earnings per share as reported to Adjusted net income and Adjusted diluted earnings per share for the years ended December 31, 2023 to 2025:

($ in thousands except per share amounts)	Year Ended December 31,
	2025	2024	2023
Net income (as reported)	$520,533	$466,108	$545,248
Special items:
Rationalization and asset impairment net charges	18,199	55,860	(11,314)
Pension settlement net charges	719	3,792	845
Acquisition transaction costs	2,739	7,042	0
Amortization of step up in value of acquired inventories	3,964	5,026	12,252
Loss (gain) on asset disposal	—	4,950	(1,646)
Tax effect of Special items	5,177	(11,513)	2,537
Adjusted net income	$551,331	$531,265	$547,922
Diluted earnings per share (as reported)	$ 9.32	$ 8.15	$ 9.37
Special items per share	0.55	1.14	0.04
Adjusted diluted earnings per share	$ 9.87	$ 9.29	$ 9.41

LINCOLN ELECTRIC | 2026 PROXY STATEMENT       A-3

APPENDIX A

RETURN ON INVESTED CAPITAL (ROIC)

The following table presents calculations of Reported and Adjusted ROIC for the years ended December 31, 2023 to 2025:

($ in thousands)	Year Ended December 31,
	2025	2024	2023
Net income [as reported]	$ 520,533	$ 466,108	$ 545,248
Plus: Interest expense (after-tax)	43,762	39,665	38,050
Less: Interest income (after-tax)	5,118	7,593	5,033
Net operating profit after taxes	$ 559,177	$ 498,180	$ 578,265
Special Items:
Rationalization and asset impairment net charges	18,199	55,860	(11,314)
Acquisition transaction costs	2,739	7,042	0
Pension settlement net charges	719	3,792	845
Amortization of step up in value of acquired inventories	3,964	5,026	12,252
Loss (gain) on asset disposal	—	4,950	(1,646)
Tax effect of Special Items	5,177	(11,513)	2,537
Adjusted net operating profit after taxes	$ 589,975	$ 563,337	$ 580,939

Invested Capital	December 31, 2025	December 31, 2024	December 31, 2023
Short-term debt	$ 143,780	$ 110,524	$ 2,439
Long-term debt, less current portion	1,150,228	1,150,551	1,102,771
Total debt	1,294,008	1,261,075	1,105,210
Total equity	1,469,794	1,327,433	1,308,852
Invested capital	$ 2,763,802	$2,588,508	$2,414,062
ROIC as reported	20.2%	19.2%	24.0%
Adjusted ROIC	21.3%	21.8%	24.1%

CASH CONVERSION

The following table presents calculations of Cash Conversion for the years ended December 31, 2023 to 2025:

($ in thousands)	Year Ended December 31,
	2025	2024	2023
Net cash provided by operating activities	$ 661,173	$ 598,977	$ 667,542
Less: Capital expenditures	126,974	116,603	90,987
Free Cash Flow	$ 534,199	$ 482,374	$ 576,555
Adjusted net income	$ 551,331	$ 531,265	$ 547,922
Cash Conversion	97%	91%	105%

A-4       LINCOLN ELECTRIC | 2026 PROXY STATEMENT

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V83442-P41642 ! ! ! For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 22801 ST. CLAIR AVE. c/o JENNIFER ANSBERRY CLEVELAND, OH 44117 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 16, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/LECO2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 16, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by mail, your proxy card must be received no later than 11:59 P.M. Eastern Time the day before the cut-off date. 01) Brian D. Chambers 02) Curtis E. Espeland 03) N. Joy Falotico 04) Bonnie J. Fetch 05) Patrick P. Goris 06) Steven B. Hedlund 07) Michael F. Hilton 08) Marc A. Howze 09) Kathryn Jo Lincoln 10) Ben P. Patel LINCOLN ELECTRIC HOLDINGS, INC. 1. Election of directors: Nominees: The Board of Directors Recommends a Vote FOR the nominees listed in Proposal 1, FOR Proposal 2 and FOR Proposal 3. The shares represented by your proxy will be voted in accordance with the voting instructions you specify below. Please sign exactly as your name(s) appear(s) on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. If you sign, date and return your proxy but do not give specific voting instructions, your votes will be cast FOR all nominees in Proposal 1, FOR Proposal 2 and FOR Proposal 3. For Against Abstain 3. To approve, on an advisory basis, the compensation of our named executive officers (NEOs). 2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2026. In their discretion, the proxies named herein are also authorized to take any action upon any other business that may properly come before the Annual Meeting, or any adjournment(s) or postponement(s) to the Annual Meeting. ! ! ! ! ! ! SCAN TO VIEW MATERIALS & VOTE w

V83443-P41642 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report with Form 10-K are available at www.proxyvote.com. LINCOLN ELECTRIC HOLDINGS, INC. ANNUAL MEETING OF SHAREHOLDERS Friday, April 17, 2026 11:00 a.m. (ET) LINCOLN ELECTRIC HOLDINGS, INC. PROXY AND VOTING INSTRUCTION THIS PROXY AND THESE VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 17, 2026. The shareholder signing this card appoints Steven B. Hedlund, Gabriel Bruno and Jennifer I. Ansberry, together or separately, as proxies, each with the power to appoint a substitute. They are directed to vote, as indicated on the reverse side of this card, all the Lincoln Electric common shares held by the signing shareholder on the record date, at the Annual Meeting of Shareholders to be held at 11:00 a.m., Eastern Time, on April 17, 2026, via live webcast at www.virtualshareholdermeeting.com/LECO2026 or at any postponement(s) or adjournment(s) of the meeting, and, in their discretion, on all other business properly brought before the meeting or at any postponement(s) or adjournment(s) of the meeting. As described more fully in the proxy statement and below, this card also provides voting instructions to Fidelity Management Trust Company, as Trustee under The Lincoln Electric Company Employee Savings Plan ("401(k) Plan" or "Plan"). The signing Plan participant directs the Trustee to vote, as indicated on the reverse side of this card, all the Lincoln Electric common shares credited to the account of the signing Plan participant as of the record date, at the Annual Meeting of Shareholders, and in the Trustee's discretion, on all other business properly brought before the meeting. NOTE TO PARTICIPANTS IN THE 401 (K) PLAN. As a participant in the 401(k) Plan, you have the right to direct Fidelity Management Trust Company, as Trustee for the Plan, to vote the shares allocated to your Plan account. Participant voting directions will remain confidential. To direct the Trustee by mail to vote the shares allocated to your Plan account, please mark the voting instruction form and sign and date it on the reverse side. A postage-paid envelope for mailing has been included with your materials. To direct the Trustee by telephone or over the Internet to vote the shares allocated to your Plan account, please follow the instructions and use the Control Number given on the reverse side. Each participant who gives the Trustee voting directions acts as a named fiduciary for the 401(k) Plan under the provisions of the Employee Retirement Income Security Act of 1974, as amended. If you do not give specific voting directions on the voting instruction form or when you vote by phone or over the Internet, the Trustee will vote the Plan shares as recommended by the Board of Directors. If you do not return the voting instruction form or do not vote by phone or over the Internet by 11:59 p.m. Eastern Time on April 14, 2026, the Trustee shall not vote the Plan shares. Plan shares representing forfeited account values that have not been reallocated at the time of the proxy solicitation will be voted by the Trustee in proportion to the way other 401(k) Plan participants directed their Plan shares to be voted. See reverse for voting instructions.